Exhibit 2.1

                                                                  EXECUTION COPY


                                 STOCK AND ASSET
                               PURCHASE AGREEMENT

                                       BY

                                       AND

                                      AMONG

                              TARRANT APPAREL GROUP
                              4366883 CANADA INC.,

                               3681441 CANADA INC.
                                  BUFFALO INC.
                               3163946 CANADA INC.
                              BUFFALO CORPORATION,

                                       AND

                           BUFFALO INTERNATIONAL INC.
                               4183517 CANADA INC.
                               3979512 CANADA INC.
                                THE BUFFALO TRUST


                             DATED: DECEMBER 6, 2006

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS ....................................................................................1

ARTICLE 2. DEPOSIT  ......................................................................................17
           2.1      Deposit...............................................................................17

ARTICLE 3. PURCHASE AND SALE OF SHARES................................................................... 17
           3.1      Purchase and Sale of Shares...........................................................17
           3.2      Purchase Price for Shares.............................................................18
           3.3      The Closing...........................................................................18
           3.4      Delivery of Purchase Price for Shares at the Closing..................................18
           3.5      Other Deliveries at the Closing.......................................................19
           3.6      Tax Election..........................................................................20
           3.7      Allocation of the Buffalo Inc. Purchase Price.........................................20
           3.8      Contingent Payment....................................................................20

ARTICLE 4. PURCHASE AND SALE OF ASSETS....................................................................22
           4.1      Purchase and Sale of Purchased Assets.................................................22
           4.2      Assumed Liabilities...................................................................22
           4.3      Purchase Price for Purchased Assets...................................................22
           4.4      Asset Purchase Price Allocation.......................................................24
           4.5      The Closing...........................................................................24
           4.6      Delivery of Asset Purchase Price at the Closing.......................................24
           4.7      Other Deliveries at the Closing.......................................................24
           4.8      Certain Tax Treatment.................................................................25

ARTICLE 5. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION......................................26
           5.1      Representations and Warranties of Sellers.............................................26
           5.2      Representations and Warranties of Buyer Parties.......................................28
           5.3      Representations and Warranties of Trust...............................................32

ARTICLE 6. REPRESENTATIONS AND WARRANTIES CONCERNING ACQUIRED ENTITIES AND PURCHASED ASSETS...............33
           6.1      Entity Status.........................................................................33
           6.2      Power and Authority; Enforceability...................................................33
           6.3      No Violation..........................................................................33
           6.4      Brokers' Fees.........................................................................34
           6.5      Capitalization........................................................................34
           6.6      Records...............................................................................34
           6.7      Acquired Subsidiaries.................................................................34
           6.8      Financial Statements..................................................................35
           6.9      Subsequent Events.....................................................................35
           6.10     Liabilities...........................................................................37
           6.11     Legal Compliance......................................................................38


                                        i


           6.12     Tax Matters...........................................................................38
           6.13     Title to and Condition of Assets; Retail Stores.......................................41
           6.14     Real Property.........................................................................41
           6.15     Intellectual Property.................................................................42
           6.16     Inventory.............................................................................44
           6.17     Acquired Entity Contracts.............................................................45
           6.18     Trust Contracts.......................................................................46
           6.19     Receivables...........................................................................47
           6.20     Powers of Attorney....................................................................47
           6.21     Insurance.............................................................................48
           6.22     Litigation............................................................................49
           6.23     Product Warranty......................................................................49
           6.24     Product Liability.....................................................................49
           6.25     Labor and Employees...................................................................49
           6.26     Employee Benefits.....................................................................50
           6.27     Environmental, Health, and Safety Matters.............................................52
           6.28     Customers and Suppliers...............................................................52
           6.29     Permits...............................................................................53
           6.30     Certain Business Relationships with Acquired Entities.................................53
           6.31     Proxy Statement.......................................................................53

ARTICLE 7. PRE-CLOSING COVENANTS..........................................................................53
           7.1      General...............................................................................54
           7.2      Notices and Consents..................................................................54
           7.3      Operation of Business.................................................................54
           7.4      Preservation of Business..............................................................56
           7.5      Access to Business Information........................................................56
           7.6      Notice of Developments................................................................56
           7.7      Exclusivity...........................................................................56
           7.8      Affiliated Transactions...............................................................57
           7.9      Repayment of Certain Liabilities of Sellers and Trust.................................57
           7.10     Discharge of Certain Liabilities Payable to Sellers and Trust.........................57
           7.11     Shareholders Meeting; Proxy Statement.................................................57
           7.12     Publicity.............................................................................58
           7.13     Trademark Purchase....................................................................59
           7.14     Rights to Name........................................................................59
           7.15     Security Agreement and Intercreditor Agreement........................................59
           7.16     Discharge of Certain Security Interests of Acquired Entities..........................61
           7.17     Ancillary Agreements..................................................................61
           7.18     Tax Returns; Affidavit................................................................61

ARTICLE 8. POST-CLOSING COVENANTS.........................................................................62
           8.1      General...............................................................................62
           8.2      Litigation Support....................................................................62
           8.3      Transition............................................................................62
           8.4      Confidentiality.......................................................................62
           8.5      Release...............................................................................63


                                       ii


           8.6      Stock Certificates....................................................................64
           8.7      Board Representation..................................................................65
           8.8      Treatment of Certain Tax Matters Post-Closing.........................................65
           8.9      Restrictive Covenant..................................................................68
           8.10     Option Awards.........................................................................69

ARTICLE 9. CLOSING CONDITIONS.............................................................................69
           9.1      Conditions Precedent to Obligation of Buyer Parties...................................69
           9.2      Conditions Precedent to Obligation of Sellers and Trust...............................71

ARTICLE 10. TERMINATION...................................................................................73
           10.1     Termination of Agreement..............................................................73
           10.2     Effect of Termination.................................................................74

ARTICLE 11. INDEMNIFICATION...............................................................................75
           11.1     Survival of Representations and Warranties............................................75
           11.2     Indemnification Provisions for Parent's Benefit.......................................76
           11.3     Indemnification Provisions for Trust's and Sellers' Benefit...........................76
           11.4     Indemnification Claim Procedures......................................................77
           11.5     Limitations on Indemnification Liability..............................................78
           11.6     Set-Off Rights; Limitation on Cash Recovery; Other Matters............................79

ARTICLE 12. EARN-OUT......................................................................................80
           12.1     Earn-Out..............................................................................80
           12.2     Retirement of Earn Out................................................................81
           12.3     Certain Definitions...................................................................82
           12.4     Accounting and Other General Principles...............................................84
           12.5     Resolution of Conflicts...............................................................85
           12.6     Management of Acquired Business.......................................................86
           12.7     Contributions to Buyer................................................................88

ARTICLE 13. MISCELLANEOUS.................................................................................88
           13.1     Schedules.............................................................................88
           13.2     Entire Agreement......................................................................89
           13.3     Successors............................................................................89
           13.4     Assignments...........................................................................89
           13.5     Notices...............................................................................90
           13.6     Specific Performance..................................................................91
           13.7     Submission to Jurisdiction; Service of Process........................................91
           13.8     Time..................................................................................92
           13.9     Counterparts..........................................................................92
           13.10    Headings..............................................................................92
           13.11    Governing Law.........................................................................92
           13.12    Amendments and Waivers................................................................92
           13.13    Severability..........................................................................92
           13.14    Expenses..............................................................................93


                                       iii


           13.15    Construction..........................................................................93
           13.16    Incorporation of Exhibits, Annexes, and Schedules.....................................93
           13.17    Joint and Several Obligations.........................................................93
           13.18    Remedies..............................................................................94
           13.19    Electronic Signatures.................................................................94

NOTE REGARDING ATTACHMENTS: ALL OF THE FOLLOWING SCHEDULES, EXHIBITS AND OTHER ATTACHMENTS HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. THE REGISTRANT HEREBY AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED ATTACHMENT TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.


                                   ATTACHMENTS

                                    EXHIBITS

Exhibit A         --       Stockholders of each Target Companies

Exhibit B         --       Assignment and Assumption Agreement

Exhibit C         --       Bill of Sale and Assignment of Contract Rights

Exhibit D         --       Rights,   Privileges,   Restrictions  and  Conditions
                           related to the Non-Voting Exchangeable Shares

Exhibit E         --       Non-Negotiable Secured Promissory Note

Exhibit F-1       --       Employment Agreement for Gabriel Bitton

Exhibit F-2       --       Form  of   Employment   Agreement  for  other  Bitton
                           Brothers

Exhibit G         --       Term of Employment Agreements

Exhibit H         --       Exchange Right Agreement

Exhibit I         --       Form of Non-Competition Agreement

Exhibit J         --       Registration Rights Agreement

Exhibit K         --       Standstill Agreement

Exhibit L         --       Support Agreement

Exhibit M         --       Form of Trademark Purchase Agreement

Exhibit N         --       Voting Trust Agreement


                                    SCHEDULES

Schedule 4.3(b)   --       Trust Adjusted Net Revenue

Schedule 4.4      --       Asset Purchase Price Allocation

Schedule 5.1(c)   --       Notices and Consents (of Seller)

Schedule 5.1(i)   --       Assets and Liabilities

Schedule 5.2(c)   --       Notices and Consents (of Buyer)

Schedule 5.2(e)   --       Commitment with respect to Parent Common Stock

Schedule 5.2(l)   --       Litigation

Schedule 5.3 (c)  --       Notices and Consents (of Trust)

Schedule 6.1      --       Acquired Entities' Directors and Officers

Schedule 6.3      --       Notices and Consents (of Acquired Entities)

Schedule 6.5      --       Capitalization of Target Companies

Schedule 6.7      --       Acquired Subsidiaries

Schedule 6.8      --       Financial Statements

Schedule 6.9      --       Events  Out  of  the  Ordinary   Course  of  Business
                           (threshold $15,000)

                                    SCHEDULES

Schedule 6.10     --       Liabilities

Schedule 6.12(a)  --       No Waiver of Limitation for Collection of Tax

Schedule 6.12(b)  --       Tax Returns Reassessment

Schedule 6.12(e)  --       Tax Returns outside Canada

Schedule 6.12(f)  --       Tax Returns and Audits

Schedule 6.13(a)  --       Security Interest (of Acquired Entities)

Schedule 6.13(b)  --       Security Interest (of Trust)

Schedule 6.13(c)  --       Capital Expenditure since December 31, 2005)

Schedule 6.14(b)  --       Real Property (List of lease or sublease contracts
                                 of each Acquired Entity)
Schedule 6.15(b)  --       Acquired Entities' Listed Marks & Jurisdictions

Schedule 6.15(c)  --       Trust Trade Marks (Owned or Licensed)

Schedule  6.15(e) --       Acquired Entities Intellectual Property

Schedule 6.15(f)  --       Marks Restriction of Use & Infringement

Schedule 6.17     --       Acquired Entities' Contracts

Schedule 6.18     --       Assumed Liabilities of Trust

Schedule 6.20     --       Powers of Attorney

Schedule 6.21     --       Insurance

Schedule 6.22     --       Litigation

Schedule 6.23     --       Product Warranty

Schedule 6.25(a)  --       Employees

Schedule 6.25(e)  --       Bargaining Certificate

Schedule 6.26     --       Employee Benefits

Schedule 6.27     --       Environmental, Health & Safety

Schedule 6.28     --       Customers and Suppliers

Schedule 6.29     --       Permits

Schedule 6.30     --       Business Relationship

Schedule 7.8      --       Affiliated Transactions

Schedule 7.9      --       Liabilities (of Sellers and Trust)

Schedule 7.10     --       Liabilities  (payable by Acquired Entities to Sellers
                           or Trust)

Schedule 7.16     --       Securities  Interests  of  Acquired  Entities  to  be
                           Discharged

                       STOCK AND ASSET PURCHASE AGREEMENT

         This Stock and Asset Purchase Agreement (this "AGREEMENT"), dated December 6, 2006, is by and among (i) Tarrant Apparel Group, a California corporation ("PARENT"), (ii) 4366883 Canada Inc., a corporation incorporated under the CANADA BUSINESS CORPORATIONS ACT ("CBCA") ("BUYER" and, together with Parent, each a "BUYER PARTY" and collectively the "BUYER PARTIES"), (iii) 3681441 Canada Inc., a corporation incorporated under the CBCA ("368 CANADA"),
(iv) Buffalo Inc., a corporation  incorporated  under the CBCA ("BUFFALO INC."),
(v) 3163946 Canada Inc., a corporation incorporated under the CBCA ("316 CANADA"), (vi) Buffalo Corporation, a Delaware corporation ("BUFFALO US" and, together with 368 Canada, Buffalo Inc., and 316 Canada, each a "TARGET COMPANY" and collectively the "TARGET COMPANIES"), (vii) BFL Management Inc. in its capacity as the sole trustee of The Buffalo Trust ("TRUST"), and (viii) each stockholder of Target Companies set forth in EXHIBIT A (individually, "SELLER" and, collectively, "SELLERS" and, together with Target Companies and Trust, each a "SELLER PARTY" and collectively the "SELLER PARTIES").

                                    RECITALS:

         A. Sellers own all of the outstanding shares in the share capital of Target Companies, and Trust owns certain assets that are used by Target Companies in the operation of their respective businesses.

         B. Buyer Parties desire to purchase from Sellers all of the outstanding shares in the share capital of Target Companies, and Sellers desire to sell to Buyer Parties all of the outstanding shares in the share capital of Target Companies, in accordance with this Agreement's terms and conditions.

         C. Buyer Parties desire to purchase from Trust, and Trust desires to sell to Buyer Parties, certain of Trust's assets in accordance with this Agreement's terms and conditions.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, each Buyer Party and each Seller Party agree as follows:

                                    ARTICLE 1.
                                   DEFINITIONS

         "316 CANADA" is defined in the preamble to this Agreement.

         "316 CANADA SHARES" means the issued and outstanding 100 Class "A" shares in the share capital of 316 Canada.

         "316 PURCHASE PRICE" is defined in SECTION 3.2(C).

         "368 CANADA" is defined in the preamble to this Agreement.

         "368 CANADA SHARES" means the issued and outstanding 100 Class "A" shares in the share capital of 368 Canada.

         "368 PURCHASE PRICE" is defined in SECTION 3.2(A).

         "397 CANADA" means 3979512 Canada Inc., a corporation incorporated under the CBCA and the sole stockholder of Buffalo US, and a Seller under this Agreement.

         "418 CANADA" means 4183517 Canada Inc., a corporation incorporated under the CBCA and the sole stockholder of 368 Canada and Buffalo International, and a Seller under this Agreement.

         "ACCELERATED EARN-OUT AMOUNT" is defined in SECTION 12.3.

         "ACCELERATION EVENT" is defined in SECTION 12.3.

         "ACQUIRED BUSINESS" is defined in SECTION 12.3.

         "ACQUIRED ENTITIES" means, collectively, Target Companies and Acquired Subsidiaries.

         "ACQUIRED SUBSIDIARY" means any Subsidiary listed on SCHEDULE 6.7.

         "ACTION" means any action, appeal, petition,  plea, charge,  complaint,
claim,  suit,  audit,  request,  demand,  litigation,   arbitration,  mediation,
hearing, inquiry, investigation or similar event, occurrence, or proceeding.

         "ADJUSTED EARNINGS" is defined in SECTION 12.3.

         "AFFILIATE" or "AFFILIATED" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For this definition, "control" (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by contract or credit arrangements or otherwise. In furtherance, and not in limitation, of the foregoing, each of the Bitton Brothers shall be deemed to be an Affiliate of Seller Parties and Acquired Entities.

         "AFFILIATED GROUP" means any affiliated group under Code Section 1504(a) or any similar group defined under provisions of applicable Law.

         "AGREEMENT" is defined in the preamble to this Agreement.

         "ANCILLARY AGREEMENTS" means the Buyer Notes, Security Agreement, Intercreditor Agreement, Exchange Right Agreement, Support Agreement, Standstill Agreement, Employment Agreements, Non-Competition Agreements, and Registration Rights Agreement.

         "ASSET PURCHASE PRICE" is defined in SECTION 4.3.

         "ASSET PURCHASE PRICE ADJUSTMENT" is defined in SECTION 4.3(B)(I).

         "ASSIGNMENT  AND  ASSUMPTION   AGREEMENT"   means  the  Assignment  and
Assumption Agreement in the form of EXHIBIT B.

         "ASSUMED LIABILITIES" means all unperformed or unfulfilled Liabilities of Trust under those Contracts set forth on SCHEDULE 6.18, excluding, however, any Liabilities of Trust under any such Contract arising or accruing on or before the Closing Date and, for greater certainty, excluding all and any past, present and future Tax Liability that is or may be attributable to Trust, its settlor, trustee or beneficiary.

         "BALANCE SHEET DATE" is defined in SECTION 6.8.

         "BEST EFFORTS" means the efforts, time, and costs that a prudent Person desirous of achieving a result would use, expend, or incur in similar circumstances to ensure that such result is achieved as expeditiously as possible; PROVIDED, HOWEVER, that no such use, expenditure, or incurrence will be required if it would be manifestly unreasonable from a commercial perspective to incur them.

         "BILL OF SALE" means the Bill of Sale and Assignment of Contract Rights in the form of EXHIBIT C.

         "BITTON BROTHERS" means Charles Bitton, David Bitton, Gabriel Bitton, Gilbert Bitton and Michael Bitton.

         "BREACH" means any breach, inaccuracy, failure to perform, failure to comply, failure to notify, default, or violation which would (i) permit any Person to accelerate any obligation or terminate, cancel, or modify any right or obligation, or (ii) require the payment of money or other consideration.

         "BUDGETS" is defined in SECTION 12.6(D).

         "BUFFALO INC." is defined in the preamble to this Agreement.

         "BUFFALO INC. PURCHASE PRICE" is defined in SECTION 3.2(B).

         "BUFFALO INC. SHARES" means, collectively, the issued and outstanding 100 Class "A" Common shares in the share capital of Buffalo Inc., the issued and outstanding 4,731,301 Class "E" preferred shares in the share capital of Buffalo Inc., and the issued and outstanding 1,117,184 Class "F" preferred shares in the share capital of Buffalo Inc.

         "BUFFALO INTERNATIONAL" means Buffalo International Inc., a corporation incorporated under the CBCA and the sole stockholder of Buffalo Inc., 316 Canada, and 397 Canada, and a Seller under this Agreement.

         "BUFFALO US" is defined in the preamble to this Agreement.

         "BUFFALO US PURCHASE PRICE" is defined in SECTION 3.2(D).

         "BUFFALO US SHARES" means the issued and outstanding 120 Common shares in the share capital of Buffalo US.

         "BUYER" is defined in the preamble to this Agreement.

         "BUYER COMMON SHARES" means the common shares in the share capital of Buyer.

         "BUYER EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the share capital of Buyer, having substantially the rights, privileges, restrictions and conditions set forth in EXHIBIT D.

         "BUYER NOTES" means the promissory notes of Buyer in substantially the form of EXHIBIT E.

         "BUYER PARTIES" is defined in the preamble to this Agreement.

         "CALCULATION PERIOD" is defined in SECTION 12.3.

         "CANADIAN  GAAP"  means,  at any time,  generally  accepted  accounting
principles  in  Canada,   approved  by  the  Canadian   Institute  of  Chartered
Accountants and in force at such time.

         "CANADIAN PENSION PLAN" means any agreement other than a registered retirement savings plan, whether written or oral, providing for retirement benefits to any current or former employer, consultant, independent contractor or any other individual residing or located in Canada and having provided services to any Acquired Entity whether or not such agreement is formal or informal, funded or unfunded, and registered or not.

         "CBCA" is defined in the preamble to this Agreement.

         "CHANGE OF CONTROL" means any of the following: (a) Parent and Buyer (or any of their Affiliates) shall sell or transfer to any Person who is not an Affiliate of Parent all or substantially all of the assets of the Acquired
Business; (b) Buyer shall sell or transfer all or substantially all of the voting securities of the Acquired Entities to any Person who is not an Affiliate of Parent; (c) Parent (or any of its Affiliates) shall sell or transfer all or substantially all of the voting securities of Buyer to any Person who is not an Affiliate of Parent; (d) Parent shall sell or otherwise transfer all or substantially all of its assets (on a consolidated basis) or merge, consolidate or reorganize with any other corporation or entity, as a result of which less than 50% of the total voting power represented by the capital stock or other equity interests of the corporation or entity to which Parent's assets are sold or transferred or surviving such merger, consolidation or reorganization shall be held by the Persons who were holders of voting securities of Parent immediately prior to such transaction; (e) Buyer shall sell or otherwise transfer all or substantially all of its assets (on a consolidated basis) or merge, consolidate or reorganize with any other corporation or entity, as a result of which less than 50% of the total voting power represented by the capital stock or other equity interests of the corporation or entity to which Buyer's assets are sold or transferred or surviving such merger, consolidation or reorganization shall be held by the Persons who were holders of voting securities of Buyer immediately prior to such transaction; or (f) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Bitton Brothers and any of their Affiliates and any

Affiliate of Parent as of the Closing Date, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of more than 35% of the total voting power of the capital stock of Parent then outstanding and (ii) such "person" or "group" become, or obtain rights to become, the beneficial owners of a greater percentage of the total voting power of all the outstanding capital stock of Parent than any other person or group, including the Bitton Brothers and their Affiliates or any Affiliate of Parent as of the Closing Date.

         "CGCL" means the California General Corporation Law, as amended from time to time.

         "CLOSING" is defined in SECTION 3.3.

         "CLOSING DATE" is defined in SECTION 3.3.

         "CLOSING DATE ADJUSTED ASSET PURCHASE PRICE" is defined in SECTION 4.3(B)(II).

         "CLOSING DATE ADJUSTMENT AMOUNT" is defined in SECTION 4.3(B)(II).

         "CLOSING  TAX  RETURNS"  shall  have the  meaning  set forth in SECTION
8.8(B).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLATERAL" is defined in SECTION 7.15.

         "COMMERCIALLY REASONABLE EFFORTS" means efforts that are designed to enable a Party, directly or indirectly, to satisfy a condition to, or otherwise assist in the consummation of, the Transactions and that do not require the performing Party to expend any funds or assume Liabilities other than expenditures and Liabilities that are customary and reasonable in nature and amount in the context of the Transactions.

         "COMMITMENT" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that require a Person to issue any of its Equity Interests; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person's Organizational Documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

         "CONCLUSIVE ADJUSTMENT AMOUNT" is defined in SECTION 4.3(B)(III)(B).

         "CONFIDENTIAL   INFORMATION"  means  any  information   concerning  the
businesses and affairs of any Buyer Party or any Acquired Entity.

         "CONSENT" means any consent, approval, notification, waiver, or other similar action.

         "CONSOLIDATED BUDGET" as defined in SECTION 12.6(D).

         "CONTINGENT PAYMENT" is defined in SECTION 3.8(A).

         "CONTINGENT RIGHTHOLDER" is defined in SECTION 3.8(D).

         "CONTRACT" means any contract, agreement or commitment, whether written or oral.

         "COPYRIGHTS" means all copyrights, whether registered or unregistered, in both published works and unpublished works, and pending applications to register the same.

         "DAMAGES" means all damages, losses (including any diminution in value but excluding incidental consequential lost profits, indirect punitive or exemplary damages), Liabilities, payments, Taxes, amounts paid in settlement, obligations, fines, penalties, interest, expenses, costs associated with obtaining injunctive relief, and other costs, including reasonable fees and expenses of attorneys, accountants and other professional advisors, and of expert witnesses and other costs of investigation, preparation, and litigation in connection with any Action or threatened Action.

         "DEFERRED INTERCOMPANY TRANSACTIONS" is defined in Treas. Reg. Section 1.1502-13.

         "DEPOSIT" is defined in SECTION 2.1.

         "DISPUTED AMOUNT" as defined in SECTION 12.5.

         "DRAFT LEGISLATION" as defined in SECTION 8.9.

         "EARN-OUT AMOUNT" is defined in SECTION 12.3.

         "EARN-OUT SHARE" is defined in SECTION 12.3.

         "EMPLOYEE AGREEMENT" means each management, employment, severance, change of control, consulting, or similar Contract between any Acquired Entity and any employee, consultant, independent contractor, or other individuals providing services thereto pursuant to which any Acquired Entity has or may have any Liability.

         "EMPLOYEE BENEFIT PLAN" means each plan, program, policy, payroll practice, contract, agreement (including Employee Agreements), or other arrangement providing for compensation, notice, severance, termination pay, change of control awards, performance awards, stock or stock related awards, insurance coverage, fringe benefits, registered retirement savings plan, or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "Multiemployer Plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

         "EMPLOYEE PENSION BENEFIT PLAN" is defined in ERISA Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" is defined in ERISA Section 3(1).

         "EMPLOYMENT AGREEMENTS" means the employment agreements together with non-qualified stock option agreements to be entered into as of the Closing Date between Buyer, on the one hand, and each of the Bitton Brothers, on the other hand, substantially in the form of

EXHIBIT F-1 with respect to Gabriel Bitton and EXHIBIT F-2 with respect to each other Bitton Brother, and completed for each other Bitton Brother with the terms on EXHIBIT G, setting forth the terms of employment of such Person by Buyer following the Closing.

         "ENCUMBRANCE" means any Order, Security Interest, easement, servitude, right of first refusal, or restriction on voting, transfer, or receipt of income, other than restrictions under federal and state securities laws and regulations.

         "ENFORCEABLE" - a Contract is "Enforceable" if it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to
(i) the effects of bankruptcy, winding-up, insolvency, arrangement, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, (ii) the discretion that a court may exercise in the granting of extraordinary remedies such as specific performance and injunction, (iii) general principles of equity, (iv) general principles of public policy with respect to specific provisions that violate such public policy, and (v) the legal capacity of natural persons or the corporate or other power of each Person not a natural person, or lack thereof, other than the parties to this Agreement and their respective Affiliates.

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" means all Orders and Laws concerning or relating to public health and safety, worker/occupational health and safety, and pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control, or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances, or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, each as amended and as now or hereafter in effect and in effect at Closing.

         "EQUITY INTEREST" means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests, or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with any Acquired Entity within the meaning of Sections 414(b),
(c) or (m) of the Code, or required to be aggregated with any Acquired Entity under Section 414(o) of the Code, or is under "common control" with any Acquired Entity, within the meaning of Section 4001(a)(14) of ERISA.

         "EXCESS LOSS ACCOUNT" is defined in Treas. Reg. Section 1.1502-19.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE RATE" means, for the purpose of translating an amount denominated in a currency other than United States Dollars into United States Dollars as of a specified date, the closing mid-range rate for exchanges between the relevant currency and United States Dollars on the Business Day for which that rate is so quoted in the Wall Street Journal immediately prior to such specified date (and, if relevant, the 1-month forward rate shall be used).

         "EXCHANGE RIGHT AGREEMENT" means the agreement to be entered into as of the Closing Date among Parent, Buyer and Sellers, substantially in the form of EXHIBIT H.

         "EXPIRATION DATE" means March 31, 2007.

         "FIDUCIARY" is defined in ERISA Section 3(21).

         "FINAL ASSET PURCHASE PRICE" is defined in SECTION 4.3(B)(III)(C).

         "FINANCIAL STATEMENTS" is defined in SECTION 6.8.

         "FUTURE PAYMENTS" means any amounts payable in respect of the Buyer Notes, the Earn-Out Payments and the Contingent Payment.

         "GMAC CF" means GMAC Commercial Finance LLC.

         "GOVERNMENTAL BODY" means any legislature, government, agency, board, bureau, branch, department, division, subdivision of any kind whatsoever, commission, court, tribunal, magistrate, judicial, regulatory, administrative, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, provincial, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising, or purporting to exercise, similar powers or authority.

         "GUGGENHEIM" means Guggenheim Corporate Funding, LLC.

         "INDEMNIFICATION CLAIM" is defined in SECTION 11.4(A).

         "INDEMNIFIED PARTIES" means, individually and as a group, the Parent Indemnified Parties and the Seller Indemnified Parties.

         "INDEMNITOR" means any Party having any Liability to any Indemnified Party under this Agreement.

         "INTELLECTUAL PROPERTY" means any rights, licenses, and other claims that any Person may have to claim ownership, authorship, or invention, or the right to use, to object to or prevent the modification of, to withdraw from circulation, or to control the publication or distribution of, any Marks, Patents, Copyrights, Trade Secrets, Software or other intellectual property or proprietary rights.

         "INTERCREDITOR AGREEMENT" is defined in SECTION 7.15.

         "INTERIM FINANCIAL STATEMENTS" is defined in SECTION 6.8.

         "JURISDICTIONS" is defined in SECTION 6.15(B).

         "KEY EMPLOYEES" is defined in SECTION 6.25(C).

         "KNOWLEDGE" means the knowledge of a Person's officers and directors as of the date hereof and the Closing Date after due investigation. With respect to particular areas of interest, "Knowledge" includes the knowledge of such Person's employees or of an employee of an Affiliate of such Person, charged with responsibility for a particular functional or regional area of such Person's operations (E.G., an employee directing the environmental section with respect to knowledge of environmental matters or a regional manager). In furtherance, and not in limitation, of the forgoing, each Seller Party shall be deemed to have Knowledge of all matters of which any Acquired Subsidiary has Knowledge.

         "LAW" means any law (statutory, common, or otherwise), statute, constitution, treaty, convention, ordinance, code, rule, regulation, executive order, by-law, or other similar authority enacted, adopted or promulgated by any Governmental Body and having the force of law, each as amended and now and hereinafter in effect.

         "LIABILITY" or "LIABLE" means any liability or obligation, whether absolute or contingent, matured or unmatured, conditional or unconditional, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

         "LISTED MARK" is defined in SECTION 6.15(B).

         "MARKS" means all fictitious business names, trademarks, service marks, brand names, trade dress, logos, domain names, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof throughout the world, and all rights therein provided by international treaties or conventions.

         "MATERIAL ADVERSE CHANGE (OR EFFECT)" means any change (or effect) that is materially adverse to the business, operations, condition (financial or otherwise), assets, or liabilities of Acquired Entities taken as a whole; PROVIDED, HOWEVER, that a Material Adverse Change (or Effect) shall not include any adverse change or effect (i) resulting from any change in general economic or market conditions, including, without limitation, any change in general economic or market conditions due to any act of war, terrorism or threat, (ii) which negatively affects the wholesale or retail apparel industries generally, unless the change or effect with respect to either clause (i) or (ii) disproportionately affects Acquired Entities, (iii) resulting from the execution and performance of or compliance with this Agreement, (iv) resulting from the announcement of this Agreement and the transactions contemplated hereby (including, without limitation, any (x) actions by customers or competitors or (y) loss of personnel or customers, or (v) resulting from any outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or the occurrence of any acts of terrorism; PROVIDED, HOWEVER, that, with respect to ARTICLE 9 and ARTICLE 10 only, "MATERIAL ADVERSE CHANGE (OR EFFECT)" means any materially adverse event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, (a) if capable of being reduced to a dollar amount, would be valued at an amount at least equal to $1,500,000, or (b) if not capable of being reduced to a dollar amount, would be expected to cause a third-party purchaser, acting reasonably, to refuse to complete the Transactions on the terms set forth in this Agreement.

         "MINIMUM SHARE PRICE" is defined in SECTION 3.8(D).

         "MOST RECENT YEAR END" is defined in SECTION 6.8.

         "MULTIEMPLOYER PLAN" is defined in ERISA Section 3(37).

         "NON-COMPETITION AGREEMENTS" means the agreements to be entered into as of the Closing Date between Parent, on the one hand, and each of the Bitton Brothers, on the other hand, substantially in the form of EXHIBIT I, whereby each of the Bitton Brothers will agree, for a term ending on the later of three years from the Closing Date and one year from termination of employment with Parent or any of its Affiliates, not to engage in any business related to the sale of apparel products in Canada or the United States in competition with Parent or its Affiliates.

         "ORDER" means any order, ruling, decision, verdict, decree, writ, subpoena, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Body or arbitrator.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality, and frequency) of the relevant Person and its Subsidiaries.

         "ORGANIZATIONAL   DOCUMENTS"  means  the  articles  of   incorporation,
certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, declaration of trust, and all other similar documents, instruments, Contracts, or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

         "PARENT" is defined in the preamble to this Agreement.

         "PARENT BOARD" as defined in SECTION 12.6(A).

         "PARENT COMMON STOCK" means the common stock, no par value, of Parent.

         "PARENT CONTRIBUTION" is defined in SECTION 12.7.

         "PARENT CONTRIBUTION AMOUNT" is defined in SECTION 12.7.

         "PARENT FINANCIAL STATEMENTS" is defined in SECTION 5.2(F).

         "PARENT INDEMNIFIED PARTIES" means each Seller and Trust, and its officers, directors, managers, employees, agents, representatives, controlling Persons, stockholders, trustees, beneficiaries, and their Affiliates.

         "PARENT MATERIAL ADVERSE CHANGE (OR EFFECT)" means any change (or effect) that is materially adverse to the business, operations, condition (financial or otherwise), assets, or liabilities of Parent taken as a whole; PROVIDED, HOWEVER, that a Parent Material Adverse Change (or Effect) shall not include any adverse change or effect (i) resulting from any change in general economic or market conditions, including, without limitation, any change in general economic or market conditions due to any act of war, terrorism or threat, or (ii) which negatively affects the wholesale or retail apparel industries generally, unless the change or effect with respect to either clause (i) or (ii) disproportionately affects Parent, (iii) resulting from the execution and performance of or compliance with this Agreement, (iv) resulting from the announcement of this Agreement and the transactions contemplated hereby (including, without limitation, any (x) actions by customers or competitors or (y) loss of personnel or customers or, (v) resulting from any outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or the occurrence of any acts of terrorism; PROVIDED, HOWEVER, that, with respect to ARTICLE 9 and ARTICLE 10 only, "PARENT MATERIAL ADVERSE CHANGE (OR EFFECT)" means any materially adverse event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, (a) if capable of being reduced to a dollar amount, would be valued at an amount at least equal to $1,500,000, or (b) if not capable of being reduced to a dollar amount, would be expected to cause a third-party purchaser, acting reasonably, to refuse to complete the Transactions on the terms set forth in this Agreement.

         "PARENT SEC DOCUMENTS" is defined in SECTION 5.2(F).

         "PARENT SHARE VALUE" is defined in SECTION 3.8(D).

         "PARENT SHARES" is defined in SECTION 3.5(C).

         "PARENT SPECIAL VOTING SHARES" means 130,000 shares of Series A Special Voting Preferred Stock of Parent issued in its own series which entitles the holder of record to 100 votes per share at meetings of holders of Parent Common Stock, which shares are to be issued to, deposited with, and voted by, the Voting Trustee in accordance with the Voting Trust Agreement.

         "PARTIES" means, collectively, Buyer Parties and Seller Parties, and each permitted assignee, if any, of any Buyer Party that becomes a party to this Agreement in accordance with the terms hereof.

         "PATENTS" means all patents and patent applications.

         "PAYMENT DEFAULT" is defined in SECTION 7.15.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERFORMANCE SUMMARY" is defined in SECTION 12.6(E).

         "PERMIT" means any permit, license, certificate, approval, consent, waiver, accreditation, or other similar authorization required by any Law or Governmental Body.

         "PERSON" means any individual, partnership, limited liability company, unlimited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, Governmental Body, or other business entity.

         "PERSONAL INDICIA" is defined in SECTION 7.14.

         "POST-CLOSING ESTIMATED ADJUSTMENT AMOUNT" is defined in SECTION 4.3(B)(III)(A).

         "PRIVATE ISSUER" means a Person:

         (a) that is not a "reporting issuer" within the meaning of the SECURITIES ACT (Quebec) as of the date of this Agreement or an "investment fund" within the meaning of Regulation 45-106 as of the date of this Agreement;

         (b) the securities (other than non-convertible debt securities) of which:

                  (i) are subject to restrictions on transfer contained in that Person's constating documents or in agreements to which its security holders are parties; and

                  (ii) are beneficially owned, directly or indirectly, by not more than 50 holders (not including employees and former employees of the Person or any Affiliate of the Person), provided that each holder is counted as one beneficial owner unless the holder is created or used solely to purchase or hold securities of that Person in which case each beneficial owner or each beneficiary of the holder, as the case may be, shall be counted as a separate beneficial owner; and

         (c) that has distributed, within the meaning of Law, securities only to persons described in section 2.4(2) of Regulation 45-106.

         "PROHIBITED  TRANSACTIONS"  is  defined in ERISA  Section  406 and Code
Section 4975.

         "PRIORITY COLLATERAL" is defined in SECTION 7.15.

         "PROPOSED EARN-OUT AMOUNT" as defined in SECTION 12.1(B).

         "PROXY STATEMENT" is defined in SECTION 7.11(B).

         "PURCHASED  ASSETS" means (i) all cash and cash  equivalents  of Trust,
(ii) the Related Party Receivables, and (iii) all of the right, title and interest that Trust possesses and has the right to transfer in and to Intellectual Property, including, without limitation, Trust Marks set forth on
SCHEDULE 6.15(C), the Contracts set forth on SCHEDULE 6.18, all Contracts with respect to the Trust Marks entered into after the date of this Agreement and before the Closing, and in respect of all such Intellectual Property: (a) goodwill associated therewith, Contracts (including licenses and sublicenses granted and obtained) with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; (b) claims, deposits, prepayments, advances (including payments of royalties or other obligations to Trust prior to, and not recouped or earned as of, the Closing), refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment; and (c) books, records, ledgers, files, documents, correspondence, lists, drawings, creative materials, advertising and promotional materials, and other printed or written materials.

         "REALLOCATION" as defined in SECTION 8.9.

         "RECEIVABLES" means all receivables of Acquired Entities, including all Contracts in transit, manufacturers warranty receivables, notes receivable, accounts receivable, trade account receivables, and insurance proceeds receivable.

         "REGISTRATION RIGHTS AGREEMENT" means a registration rights contract, substantially in the form of EXHIBIT J, providing for registration under the Securities Act of the resale of the Parent Common Stock by the holders thereof after the Closing.

         "REGULATION 45-106" means Regulation 45-106 respecting prospectus and registration exemptions (Quebec).

         "RELATED PARTY RECEIVABLES" means the loans receivable of Trust payable by Buffalo Inc. (CAD $1,117,535), Buffalo de France Corp ($2,872,000), and 368 Canada (CAD $188,624) as described more fully on SCHEDULE 7.10.

         "RELEASEE" and "RELEASEES" is defined in SECTION 8.5.

         "REQUISITE VOTE" is defined in SECTION 5.2(H).

         "RESTRICTED AREAS" is defined in SECTION 7.14.

         "RETAIL BUDGET" as defined in SECTION 12.6(D).

         "REVISED BUDGET" as defined in SECTION 12.6(E).

         "SCHEDULES" means the Schedules to this Agreement.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECRETARY'S CERTIFICATE" of a specified Person means a certificate, duly executed on behalf of such Person by its Secretary, attaching and certifying to the truth and correctness of: (a) the Organizational Documents of such Person, as in effect at the time of the Closing; (b) a good standing certificate with respect to such Person from the applicable authority in the jurisdiction of such Person's organization, dated a recent date before the Closing; (c) the resolutions approved by the board of directors or similar governing body of such Person authorizing the Transaction and the Transaction Documents; (d) the resolutions, if required, of such Person's equity holders approving the Transaction and the Transaction Documents; and (e) the incumbency of such Person's officers who are authorized to execute, deliver and perform Transaction Documents and any other agreements, instruments, certificate or other documents required to be executed by it in connection therewith.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY AGREEMENT" is defined in SECTION 7.15.

         "SECURITY INTEREST" means any security interest, deed of trust, hypothec, mortgage, pledge, lien, charge, claim, or other similar interest or right, except for (i) liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate Actions promptly instituted and diligently conducted and only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Financial Statements in an amount equal to the Liability for which the lien is asserted,
(ii) statutory liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's, repairmen's, or other like liens (including Contractual landlords' liens) arising in the Ordinary Course of Business and with respect to amounts not yet delinquent, or with respect to amounts being contested in good faith by appropriate proceedings, only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Financial Statements in an amount equal to the Liability for which the lien is asserted; and (iii) liens incurred or deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other similar types of social security.

         "SELLER" and "SELLERS" are defined in the preamble to this Agreement.

         "SELLER DOCUMENTS" is defined in SECTION 7.15.

         "SELLER INDEMNIFIED PARTIES" means (a) Buyer Parties, and their respective Affiliates, officers, directors, managers, employees, agents, representatives, controlling Persons, and stockholders, and (b) each Acquired Entity.

         "SELLER OBLIGATIONS" is defined in SECTION 7.15.

         "SELLER PARTIES" is defined in the preamble to this Agreement.

         "SELLER PRIORITY COLLATERAL" is defined in SECTION 7.15.

         "SELLER RELEASEE" and "SELLER RELEASEES" are defined in SECTION 8.5(B).

         "SENIOR OBLIGATIONS" is defined in SECTION 7.15.

         "SENIOR OFFICER" as defined in SECTION 12.6(A).

         "SHAREHOLDER APPROVAL" means approval of this Agreement, the Ancillary Agreements, and the Transactions, including, without limitation, the issuance and sale of the Parent Shares, by the Requisite Vote obtained in compliance with applicable Law.

         "SHARES" means, collectively, the 368 Shares, the Buffalo Inc. Shares, the 316 Shares and the Buffalo US Shares.

         "SHORTFALL" is defined in SECTION 12.3.

         "SOFTWARE" means computer software or middleware.

         "SPECIAL MEETING" is defined in SECTION 7.11(A).

         "STANDSTILL AGREEMENT" means the Standstill and Voting Agreement in the form of EXHIBIT K.

         "SUBSIDIARY" means, with respect to any Person: (a) any corporation of which more than 50% of the total voting power of all classes of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person, and (b) any Person other than a corporation of which at least a majority of the Equity Interests (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

         "SUPPORT AGREEMENT" means the agreement to be entered into as of the Closing Date among Parent and Buyer substantially in the form of EXHIBIT L pursuant to which such parties agree to take certain actions so long as there are any Buyer Exchangeable Shares outstanding.

         "SURPLUS" is defined in SECTION 12.3.

         "TARGET" is defined in SECTION 12.3.

         "TARGET COMPANIES" is defined in the preamble to this Agreement.

         "TAX" or "TAXES" means all taxes, charges, duties, fees, levies, imposts, and any other charges of any kind lawfully levied, assessed, reassessed, charged, collected, withheld or imposed in any manner by any Governmental Body under any applicable Law, including:

         (a)      federal,  provincial,  municipal  and local,  foreign or other income, franchise, profits, capital (including large corporations), capital gains, alternative, net worth, gross receipts, immovable or real property, movable or personal property, tangible, withholding, payroll, employment-related, health, safety, severance, transfer, registration, sales, value added, goods and services, harmonized sales, license, stamp, use, excise, occupation, consumption, anti-dumping, customs, import, AD VALOREM, countervail duties, Canada pension plan contributions, Quebec pension plan contributions, unemployment and employment insurance payments, social security, provincial workers' compensation payments, and value added taxes and all other taxes, contributions, duties and charges of any kind whatsoever for which any corporation of Acquired Entities may have any liability imposed by any Governmental Body, together with any installments with respect thereto, whether disputed or not; and

         (b) interest, fines, penalties and additions associated therewith imposed by any Governmental Body, whether disputed or not.

         "TAX PROCEEDING" is defined in SECTION 8.8(E).

         "TAX RETURN" means all reports, declarations, remittances, returns, claims, elections, statements, designations, forms, and other documents and information filed or required to be filed in respect of Taxes or in respect of or pursuant to any domestic or foreign federal, provincial, state, municipal, territorial, or other taxing statute, including any schedule or attachment thereto and any amendment thereof.

         "TERMINATION DATE" means the earlier to occur of (a) the Expiration Date and (b) the date on which this Agreement is terminated pursuant to SECTION
10.1 (other than SECTION 10.1(B)).

         "TERMINATION FEE" is defined in SECTION 10.2(F).

         "TRADEMARK  PURCHASE"  means the  acquisition by Trust of rights in the
Trust  Marks  pursuant  to  and  in  accordance  with  the  Trademark   Purchase
Agreements.

         "TRADEMARK PURCHASE AGREEMENTS" means the series of agreements providing for the sale and transfer by Sarafina Invest Limited and Hurstwood Limited of their respective interests in the Trust Marks to Beldene Limited, and the subsequent sale and transfer of such acquired interests in the Trust Marks by Beldene Limited to Trust, substantially in the form of EXHIBIT M.

         "TRADE SECRETS" means all know-how, trade secrets and confidential information, including customer lists, supplier lists, technical information, data, process technology, plans, drawings, designs, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice.

         "TRADING DAY" is defined in SECTION 3.8(D).

         "TRADING MARKET" is defined in SECTION 3.8(D).

         "TRANSACTION   DOCUMENTS"   means  this  Agreement  and  the  Ancillary
Agreements.

         "TRANSACTIONS" means all of the transactions contemplated by this Agreement, including: (a) the sale of the Shares by Sellers to Buyer Parties and Buyer Parties' delivery of the purchase price therefor; (b) the sale of the Assets by Trust to Buyer Parties and Buyer Parties' delivery of the purchase price therefore; (c) the execution, delivery, and performance of all of the documents, instruments, and agreements to be executed, delivered, and performed in connection herewith, including each Ancillary Agreement; and (d) the performance by the Parties of their respective covenants and obligations (pre- and post-Closing) under this Agreement.

         "TREAS. REG." means the temporary and final regulations promulgated under the Code.

         "TRUST" is defined in the preamble to this Agreement.

         "TRUST ADJUSTED NET REVENUE" is defined in SECTION 4.3(B)(I).

         "TRUSTEE" is defined in SECTION 5.3(A).

         "TRUST MARK" is defined in SECTION 6.15(C).

         "US GAAP" means, at any time, United States generally accepted accounting principles in force at such time.

         "VOTING TRUST AGREEMENT" means an agreement with respect to voting by the Voting Trustee of the Parent Special Voting Shares substantially in the form of EXHIBIT N.

         "VOTING TRUSTEE" means Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada, or such other trust company incorporated under the laws of Canada reasonably acceptable to Parent and Sellers.

                                    ARTICLE 2.
                                     DEPOSIT
2.1      DEPOSIT

         Upon the execution of this Agreement, Parent shall pay to Buffalo International, the amount of $5,000,000 as a deposit (the "DEPOSIT"), to be held by Buffalo International and applied as follows:

         (a) If the Closing occurs, the Deposit shall be retained by Buffalo International and applied to the Buffalo Inc. Purchase Price, and the cash portion of the Buffalo Inc. Purchase Price payable by Buyer at the Closing shall be reduced by the amount of the Deposit.

         (b) If this Agreement is terminated by Sellers or Parent, as the case may be, in accordance with SECTIONS 10.1(B), 10.1(D), or 10.1(E) then, as Sellers Parties' sole and exclusive remedy and as liquidated damages, the Deposit shall be retained by Buffalo International.

         (c) If this Agreement is terminated by Sellers or Parent, as the case may be, in accordance with SECTIONS 10.1(A), 10.1(C), or 10.1(F), the Deposit less, in the case of termination pursuant to SECTION 10.1(F) only, the Termination Fee, shall be refunded by Buffalo International to Buyer promptly following such termination.

                                   ARTICLE 3.
                           PURCHASE AND SALE OF SHARES

3.1      PURCHASE AND SALE OF SHARES

         (a) On and subject to the terms and conditions of this Agreement, Parent agrees to cause Buyer to purchase from 418 Canada, and 418 Canada agrees to sell to Buyer, all of the 368 Canada Shares for the consideration specified in SECTION 3.2 and delivered in the manner specified in SECTION 3.4.

         (b) On and subject to the terms and conditions of this Agreement, Parent agrees to cause Buyer to purchase from Buffalo International, and Buffalo International agrees to sell to Buyer, all of the Buffalo Inc. Shares and the 316 Shares for the consideration specified in SECTION 3.2 and delivered in the manner specified in SECTION 3.4.

         (c) On and subject to the terms and conditions of this Agreement, Parent agrees to purchase from 397 Canada, and 397 Canada agrees to sell to Parent, all of the Buffalo US Shares for the consideration specified in SECTION 3.2 and delivered in the manner specified in SECTION 3.4.

3.2      PURCHASE PRICE FOR SHARES

         (a) The purchase price for the 368 Canada Shares (the "368 PURCHASE PRICE") consists of: (i) 1,000,000 Buyer Exchangeable Share; and (ii) a right to receive the Contingent Payment described in SECTION 3.8 which the Parties agree currently has a nominal value.

         (b) The purchase price for the Buffalo Inc. Shares (the "BUFFALO INC. PURCHASE PRICE") consists of: (i) 3,000,000 Buyer Exchangeable Shares; (ii) balance of portion of Buffalo Inc. Purchase Price of $11,000,000 evidenced by Buyer Notes (iii) a right to receive the Contingent Payment described in SECTION
                  3.8 which the Parties agree currently has a nominal value; and
                  (iv) any portion of the Earn Out Amount payable to Buffalo International by virtue of ARTICLE 12.

         (c) The purchase price for the 316 Canada Shares (the "316 PURCHASE PRICE") consists of: (i) 9,000,000 Buyer Exchangeable Shares; (ii) a right to receive the Contingent Payment described in SECTION 3.8 which the Parties agree currently has a nominal value; and (iii) any portion of the Earn Out Amount payable to Buffalo International by virtue of ARTICLE 12.

         (d) The purchase price for the Buffalo US Shares (the "BUFFALO US PURCHASE PRICE") consists of: (i) $17,000,000 in cash; and
                  (ii) any portion of the Earn Out Amount payable to 397 Canada by virtue of ARTICLE 12.

3.3      THE CLOSING

         The closing of the purchase and sale of the Shares (the "CLOSING") shall take place at the offices of Blake, Cassels & Graydon LLP, Suite 2200, 600 de Maisonneuve Boulevard West, Montreal, Quebec H3A 3J2, commencing at 9:00 a.m., local time, on the second (2nd) business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the purchase and sale of the Shares and Assets (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer Parties, Sellers and Trust may mutually determine (the "CLOSING DATE").

3.4      DELIVERY OF PURCHASE PRICE FOR SHARES AT THE CLOSING

         (a) Parent shall cause Buyer to deliver the 368 Purchase Price at the Closing by delivering to 418 Canada, stock certificates representing 1,000,000 Buyer Exchangeable Shares.

         (b) Parent shall cause Buyer to deliver the Buffalo Inc. Purchase Price at the Closing as follows: (i) to Buffalo International, stock certificates representing 3,000,000

                  Buyer Exchangeable Shares; and (ii) to Buffalo International, $11,000,000 in principal amount of Buyer Notes.

         (c) Parent shall cause Buyer to deliver the 316 Purchase Price at the Closing by delivering to Buffalo International, stock certificates representing 9,000,000 Buyer Exchangeable Shares.

         (d) Parent shall deliver the Buffalo US Purchase Price at the Closing, by delivering to 397 Canada, $17,000,000 in cash via Fedwire transfer.

3.5      OTHER DELIVERIES AT THE CLOSING

         (a)      At the Closing,  Sellers  shall  deliver to  applicable  Buyer
                  Party:

                  (i) Certificates representing the Shares, duly endorsed or accompanied by duly executed stock powers in favor of Buyer or Parent, as the case may be, or their nominee in form acceptable to applicable Buyer Party;

                  (ii) An Officers' certificate, in form and substance reasonably satisfactory to Parent, duly executed on Sellers' behalf, certifying as to whether each condition specified in SECTIONS 9.1(A) through (d) has been satisfied in all respects;

                  (iii) A Secretary's Certificate, in form and substance reasonably satisfactory to Parent, duly executed on Sellers' behalf;

                  (iv) The resignation, effective as of the Closing, of each Acquired Entity's directors and officers requested by Parent; and

                  (v) Each Seller's counterpart signatures to each of the Transaction Documents to which it is a party, and each Bitton Brother's counterpart signature to each of the Transaction Documents to which such Bitton Brother is a party.

         (b)      At the Closing, Parent shall deliver to Sellers:

                  (i) An Officers' certificate, in form and substance reasonably satisfactory to Sellers, duly executed on Parent's behalf, certifying as to whether each condition specified in SECTIONS 9.2(A) and 9.2(D) has been satisfied in all respects;

                  (ii) A Secretary's Certificate, in form and substance reasonably satisfactory to Sellers, duly executed on Parent's behalf; and

                  (iii) Each Buyer Party's counterpart signatures to each of the Transaction Documents to which it is a party.

         (c) At the Closing, Parent shall deliver to Voting Trustee, the Parent Special Voting Shares to be held in accordance with the Voting Trust Agreement.

3.6      TAX ELECTION

         Buyer agrees that, at the request of a Seller who has received Buyer Exchangeable Shares on Closing and who is a resident of Canada for purposes of the INCOME TAX ACT (Canada), Buyer will make a joint election with such Seller with respect to the Shares sold to Buyer by such Seller under this Agreement under Subsection 85(1) of the INCOME TAX ACT (Canada) and the corresponding provisions of any applicable provincial income tax statute, with such "agreed amount" as is determined by such Seller in its sole discretion (within the limits under applicable Law). Such Seller shall have sole responsibility for the timely and proper filing of the elections with the relevant tax authorities. The sole obligation of Buyer shall be to provide any information reasonably requested by the Seller for the election form(s) concerning Buyer, and to execute and return to such Seller within ten (10) days of receipt such election form(s) which are received by Buyer at the address set forth in this Agreement not later than one hundred twenty (120) days following the Closing Date.

3.7      ALLOCATION OF THE BUFFALO INC. PURCHASE PRICE

         The Buffalo Inc. Purchase Price shall be allocated as follows among the Buffalo Inc. Shares:

         (a) For the 4,731,301 Class "E" preferred shares, and amount in US Dollars that is the equivalent of 4,731,301 Canadian Dollars at the Exchange Rate as of the Closing Date;

         (b) For the 1,117,184 Class "F" preferred shares, and amount in US Dollars that is the equivalent of 1,117,184 Canadian Dollars at the Exchange Rate as of the Closing Date; and

         (c) For the 100 Class "A" Common shares, the remaining balance of the Buffalo Inc. Purchase Price.

3.8      CONTINGENT PAYMENT

         (a)      Upon the terms and subject to the conditions set forth in this
                  SECTION 3.8, the Contingent Rightholder shall have the right to receive from Buyer an amount equal to any additional payment (the "CONTINGENT PAYMENT") required to be made pursuant to this Section and Parent agrees to cause Buyer to pay such Contingent Payment.

         (b) The Contingent Payment, if any, to be made by Buyer to the Contingent Rightholder shall be determined for each Parent Share on the basis of the market price per share of Parent Common Stock during the five year period following the Closing, as follows:

                  (i) With respect to each Parent Share, Parent shall cause Buyer to pay to the Contingent Rightholder an amount equal to the excess of (i) the Minimum Share Price over (ii) the Parent Share Value, unless the Parent Share Value for such Parent Share equals or exceeds the Minimum Share Price at any time on or before the fifth anniversary of the Closing Date. For example, if the Parent Share

                           Value is $2.80, then Parent shall cause Buyer to pay to the Contingent Rightholder an amount equal to $0.276 for each Parent Share. As a further example, if the Parent Share Value is $3.15, then Parent shall have no obligation to pay the Contingent Payment.

                  (ii) The Contingent Payment shall be payable by Buyer no sooner than five (5) days and no later than thirty
                           (30) days following the fifth anniversary of the Closing Date in cash via Fedwire transfer pursuant to instructions provided by the Contingent Rightholder.

         (c) Each Seller receiving Buyer Exchangeable Shares at Closing, and each subsequent Contingent Rightholder, shall have the right to transfer the right to receive the Contingent Payment either together with, or separate from, the Parent Shares with respect to which such Contingent Payment relates. Any Contingent Rightholder that desires to transfer its right to receive the Contingent Payment shall first deliver to Buyer a copy of an assignment agreement.

         (d) For purposes of this SECTION 3.8, the following terms shall have the following meanings:

         "CONTINGENT RIGHTHOLDER" means any Person that has the right to receive a Contingent Payment in respect of a Parent Share. The initial Contingent Rightholder for all of the Parent Shares shall be Sellers receiving Buyer Exchangeable Shares at Closing, and thereafter shall include any Person to whom such Seller or any subsequent Contingent Rightholder transfers a right to receive a Contingent Payment in accordance with this SECTION 3.8.

         "MINIMUM SHARE PRICE" means $3.076 per share of Parent Common Stock (as adjusted for stock splits, reverse stock splits, and similar transactions after the date of this Agreement which affect the price of Parent Common Stock).

         "PARENT SHARE VALUE" means the highest volume weighted average price per share of the Parent Common Stock (a reported by Bloomberg Financial Markets) on the Trading Market over ten (10) consecutive Trading Days during the five years following the Closing Date, during which the aggregate trading volume of the Parent Common Stock traded on the Trading Market during such ten (10) Trading Days is at least 500,000 shares (as adjusted for stock splits, reverse stock splits, and similar transactions after the date of this Agreement which affect the number of issued and outstanding shares of Parent Common Stock).

         "TRADING DAY" means a day on which the principal national securities exchange on which the Parent Common Stock is listed or admitted to trading or traded is open for the transaction of business or, if the Stock is not listed or admitted to trading on any national securities exchange, a business day.

         "TRADING MARKET" means the Nasdaq Global Market or, if the Parent Common Stock is not then listed or admitted to trading on the Nasdaq Global Market, such other principal securities market or exchange or automated quotation system on which the Parent Common Stock is then traded, listed or quoted on the date in question.

                                   ARTICLE 4.
                           PURCHASE AND SALE OF ASSETS

4.1      PURCHASE AND SALE OF PURCHASED ASSETS

         On and subject to the terms and conditions of this Agreement, Buyer Parties agree to purchase from Trust, and Trust agrees to sell to Buyer Parties, all of the Purchased Assets for the consideration specified in SECTION 4.3 and delivered in the manner specified in SECTION 4.6. At least ten (10) days prior to the expected Closing, the Buyer Parties shall determine and notify Trust of which of the Purchased Assets will be acquired by Parent and Buyer at the Closing and the portion of the Asset Purchase Price to be paid by Parent and Buyer for the Purchased Assets to be acquired by such Buyer Party; PROVIDED, HOWEVER, that in all events, the Buyer Note to be delivered in payment of the Purchase Assets shall be paid by Buyer for the Purchase Assets acquired by Buyer. Nothing in this SECTION 4.1 shall restrict a Buyer Party from assigning its rights under this Agreement in accordance with SECTION 13.4.

4.2      ASSUMED LIABILITIES

         On and subject to the terms and conditions of this Agreement, Buyer Parties agree to assume and become responsible for all of the Assumed Liabilities as of the Closing Date. Buyer Parties will not assume or have any responsibility, however, with respect to any other obligation or Liability of Trust not included within the definition of Assumed Liabilities.

4.3      PURCHASE PRICE FOR PURCHASED ASSETS

         (a) ASSET PURCHASE PRICE. The purchase price for the Purchased Assets (the "ASSET PURCHASE PRICE") consists of: (i) $23,000,000 in cash; and (ii) balance of portion of Asset Purchase Price of $4,000,000 evidenced by Buyer Notes.

         (b) ADJUSTMENTS TO ASSET PURCHASE PRICE. The Asset Purchase Price will be adjusted in the following manner. Any such adjustment will be applied against, and reduce, the cash portion of the Asset Purchase Price.

                  (i) PURCHASE PRICE ADJUSTMENT. The Asset Purchase Price will be decreased by the amount by which the Trust Adjusted Net Revenue attributable to the period from January 1, 2005 up to (and including) the Closing exceeds the amount of cash and cash equivalents of Trust as of the Closing Date and which are included in the Purchased Assets acquired by Buyer Parties (the "ASSET PURCHASE PRICE ADJUSTMENT"). For purposes hereof, the "TRUST ADJUSTED NET REVENUE" means (w) all revenues of Trust LESS (x) all expenses of Trust (including income taxes of Trust and 6144195 Canada Inc. relating to revenues of Trust or 6144195 Canada Inc. revenues from Trust and which are actually paid to the taxing authorities either during or after the period for which the applicable revenues were accrued), other than (A) expenses paid or payable to Affiliates of Trust other than for bona fide services actually rendered by such Affiliate for the Trust's benefit (which in no event shall include interest expense payable to Affiliates) and (B) non-cash expenses (including, without limitation, amortization expense), LESS (y) the Related Party Receivables (provided that the amount of the loans giving rise to such Related Party Receivables have not been distributed by the Acquired Entities to Sellers), LESS (z) $3,000,000, all determined in accordance with Canadian GAAP and the financial statements of Trust. The Asset Purchase Price Adjustment shall be determined in Canadian Dollars and converted to United States Dollars using the Exchange Rate on the Closing Date.

                  (ii) INITIAL ASSET PURCHASE PRICE ADJUSTMENT. Ten calendar days prior to the expected Closing Date, Trust will deliver to Buyer a written statement setting forth Trust's good faith estimate of the Asset Purchase Price Adjustment as of the Closing Date (the "CLOSING DATE ADJUSTMENT AMOUNT"). The Asset Purchase Price as adjusted by the Closing Date Adjustment Amount is the "CLOSING DATE ADJUSTED ASSET PURCHASE PRICE."

                  (iii)    DEFINITIVE ASSET PURCHASE PRICE ADJUSTMENT.

                           (A) As promptly as practicable after the Closing Date, but not later than 60 calendar days thereafter, Parent will deliver to Trust a schedule setting forth in reasonable detail Parent's calculation of the Asset Purchase Price Adjustment as of the Closing Date based on actual results (the "POST-CLOSING ESTIMATED ADJUSTMENT AMOUNT"). If Parent fails to deliver such schedule within such period, the Closing Date Adjusted Asset Purchase Price will be deemed to be the Final Asset Purchase Price.

                           (B) The Post-Closing Estimated Adjustment Amount will be subject to Trust's review. In reviewing the Post-Closing Estimated Adjustment Amount, Trust will have the right to communicate with, and to review the work papers, schedules, memoranda and other documents Parent prepared or reviewed in determining the Post-Closing Estimated Adjustment Amount and thereafter will have access to all relevant books and records, all to the extent Trust reasonably requires to complete its review of Parent's calculation of the Post-Closing Estimated Adjustment Amount. Within 30 calendar days after its receipt of Parent's calculation of the Post-Closing Estimated Adjustment Amount, Trust will advise Parent whether, based on such review, it has any exceptions to such calculation. Unless Trust delivers to Parent within such 30 calendar day period a letter describing its exceptions to Parent's calculation of Post-Closing Estimated Adjustment Amount as set forth in the schedule delivered by Parent described in SECTION 4.3(B)(III)(A), the Post-Closing Estimated Adjustment Amount will be conclusive and binding on Parent and Trust. If Trust submits a letter detailing any exceptions to the calculation of the Post-Closing Estimated Adjustment Amount, then (1) for 20 days after the date Parent receives such letter, Trust and Parent will use their Commercially Reasonable Efforts to agree on the calculation of the Post-Closing Estimated Adjustment Amount and (2) lacking such agreement, the matter will be referred to an independent accounting firm reasonably acceptable to Parent and Sellers, who will determine the correct Post-Closing Estimated Adjustment Amount within 30 days of such referral, which determination will be final and binding on Parent and Trust for all purposes. Such amount determined in accordance with this SECTION 4.3(B)(III)(B) is the "CONCLUSIVE ADJUSTMENT AMOUNT."

                           (C) If the Conclusive Adjustment Amount is different than the Closing Date Adjustment Amount, then, within two business days of the determination of the Conclusive Adjustment Amount, Sellers (Parent) will pay to Parent (Sellers), as appropriate, an amount equal to the difference between the Closing Date Adjustment Amount and the Conclusive Adjustment Amount, together with interest thereon at a rate of seven percent (7%) per annum during the period commencing on and including the Closing Date and continuing through but excluding the date such amount is paid. The "FINAL ASSET PURCHASE PRICE" is the Closing Date Adjusted Asset Purchase Price, increased or decreased, as applicable, by the amount paid by Parent or Seller pursuant to this SECTION 4.3(B)(III)(C).

4.4      ASSET PURCHASE PRICE ALLOCATION

         Buyer Parties and Sellers agree to cooperate in good faith to determine on or prior to the Closing Date the manner in which the Asset Purchase Price shall be allocated among the Purchased Assets, which determination shall be set forth on SCHEDULE 4.4 and initialed by the parties hereto at the Closing. Buyer Parties and Sellers shall file and cause to be filed all Tax Returns, and execute such other documents as may be required by any taxing authority, in a manner consistent with the Asset Purchase Price allocation, and shall refrain, and cause their Affiliates to refrain, from taking any position inconsistent with such Asset Purchase Price allocation with any taxing authority unless, and then only to the extent, required to do so by a taxing authority.

4.5      THE CLOSING

         The closing of the purchase and sale of the Purchased Assets shall occur concurrently with the closing of the purchase and sale of the Shares at the Closing on the Closing Date.

4.6      DELIVERY OF ASSET PURCHASE PRICE AT THE CLOSING

         Buyer Parties shall deliver to Trust at Closing: (i) the cash portion of the Closing Date Adjusted Asset Purchase Price in cash via Fedwire transfer; and (ii) $4,000,000 in principal amount of Buyer Notes.

4.7      OTHER DELIVERIES AT THE CLOSING

         (a)      At the Closing, Trust shall deliver to Buyer Parties:

                  (i) The Bill of Sale and the Assignment and Assumption Agreement, each duly executed by Trust;

                  (ii)     Such  other  bills of sale,  assignments,  and  other
                           instruments of transfer or conveyance as Parent may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance, and delivery of the Purchased Assets to Buyer Parties, including, without limitation, duly executed assignments of trademarks for all applicable jurisdictions and suitable to be recorded therein;

                  (iii)    All cash and cash equivalents of Trust;

                  (iv) An Officers' certificate, in form and substance reasonably satisfactory to Parent, duly executed on Trust's behalf, certifying as to whether each condition specified in SECTIONS 9.1(A) through (D) has been satisfied in all respects;

                  (v) A Secretary's Certificate, in form and substance reasonably satisfactory to Parent, duly executed on Trust's behalf; and

                  (vi)     Trust's   counterpart   signatures  to  each  of  the
                           Transaction  Documents to which it is a party.

         (b)      At the Closing, Buyer Parties shall deliver to Trust:


                  (i)      The  Assignment  and   Assumption   Agreement,   duly
                           executed by each Buyer Party;

                  (ii) An Officers' certificate, in form and substance reasonably satisfactory to Trust, duly executed on each Buyer Party's behalf, certifying as to whether each condition specified in SECTIONS 9.2(A) through
                           (F) has been satisfied in all respects;

                  (iii) A Secretary's Certificate, in form and substance reasonably satisfactory to Trust, duly executed on each Buyer Party's behalf; and

                  (iv) Each Buyer Party's counterpart signatures to each of the Transaction Documents to which it is a party.

4.8      CERTAIN TAX TREATMENT

         Buyer Parties and Trust agree that, pursuant to Section 10 of Part V of
Schedule VI of the EXCISE TAX Act (Canada) and section 188 of an ACT RESPECTING THE QUEBEC SALES TAX, no Goods and Services Tax under the EXCISE TAX ACT (Canada) or Quebec Sales Tax under an ACT RESPECTING THE QUEBEC SALES TAX is payable in respect of the purchase and sale of the Purchased Assets. In that respect, Parent represents that it is not registered under Subdivision d of Division V of Part IX of the EXCISE TAX ACT (Canada) and under Division I of Chapter VIII of an ACT RESPECTING THE QUEBEC SALES TAX.

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES
                           CONCERNING THE TRANSACTION

5.1      REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers, jointly and severally, represent and warrant to Buyer Parties the following as of the date of this Agreement:

         (a) STATUS OF CERTAIN SELLERS. Each Seller is an entity duly created, formed or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization. There is no pending or threatened Action for the dissolution, liquidation, insolvency, or rehabilitation of any Seller.

         (b) POWER AND AUTHORITY; ENFORCEABILITY. Each Seller has the power and authority to execute and deliver each Transaction Document to which such Seller is a party, and to perform and consummate the Transactions. Each Seller has taken all actions necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of such Seller's obligation's thereunder, and the consummation of the Transactions. Each Transaction Document has been duly authorized, executed, and delivered by, and assuming the due authorization, execution, and delivery thereof by each other party thereto, is Enforceable against, each Seller that is party thereto.

         (c) NO VIOLATION. Except as set forth on SCHEDULE 5.1(C), the execution and the delivery of the Transaction Documents by each Seller party thereto and the performance and consummation of the Transactions by such Seller will not (i) result in a material Breach of any Law or Order to which such Seller is subject or any provision of its Organizational Documents, (ii) result in a material Breach of any Contract, Order, or Permit to which such Seller is a party or by which such Seller is bound or to which any of such Seller's assets is subject, or
                  (iii) require any Consent, except any SEC and other filings required to be made by Parent or Buyer. No Seller that is party to any Contract to which any Acquired Entity is a party or by which any Acquired Entity is bound or any of its assets is subject has Breached any such Contract.

         (d) RESIDENCE OF SELLERS. Each Seller is not a non-resident of Canada for purposes of section 116 of the INCOME TAX ACT (Canada) and Part II of the TAXATION ACT (Quebec).

         (e) BROKERS' FEES. No Seller has any Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which any Buyer Party or any Acquired Entity could become directly or indirectly Liable.

         (f) SHARES; SELLER INFORMATION. Each Seller holds of record and owns beneficially the number of Shares as set forth next to such Seller's name in EXHIBIT A, free and clear of any Encumbrances (other than any restrictions under the Securities Act and state securities Laws). With respect to each Seller, EXHIBIT A also sets forth the address, state of residence and federal tax identification number (or social security number, as applicable) of such Seller as of the date hereof. No Seller is a party to any Contract that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of any Acquired Entity (other than this Agreement). No Seller is a party to any other Contract with respect to any capital stock of any Acquired Entity.

         (g) INVESTMENT. Each Seller (i) understands that none of the Buyer Notes, the Buyer Exchangeable Shares or the Parent Common Stock have been, nor will be, except as provided for in the Registration Rights Agreement, registered under the Securities Act, under any state securities Laws, or under any Canadian securities Laws, and that the Buyer Notes, the Buyer Exchangeable Shares and the Parent Common Stock are being offered and sold in reliance upon United States federal and state, and Canadian provincial, exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer Notes, the Buyer Exchangeable Shares and the Parent Common Stock solely for Seller's own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Buyer Parties and has had the opportunity to obtain additional information as desired to evaluate the merits and the risks inherent in holding the Buyer Notes, the Buyer Exchangeable Shares and the Parent Common Stock, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Notes, the Buyer Exchangeable Shares and the Parent Common Stock, (vi) is an "accredited investor" as defined in Regulation D promulgated under the Securities Act and as defined under Regulation 45-106 and, where applicable, has not been created or used solely to purchase or hold securities as an "accredited investor" for purposes of Regulation 45-106, (vii) has not entered into this transactions as a result of any general solicitation or general advertising (within the meaning of Regulation D under the Securities Act and (viii) understands that the Buyer Notes, the Buyer Exchangeable Shares, and the Parent Shares issuable in exchange thereof will be "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act and may not be offered or sold in the United States or to a U.S. Person except pursuant to a registration statement under the Securities Act or an exemption therefrom and except pursuant to a prospectus filed and receipted under applicable Canadian securities legislation or an exemption therefrom.

         (h)      BUYER REVIEW. Each Seller:

                  (i) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such Seller's investment in the Buyer Notes, the Buyer Exchangeable Shares and the Parent Common Stock contemplated hereby, and that such Seller is able to bear the economic risk of such investment indefinitely.

                  (ii) Has (A) had the opportunity to meet with representative officers and other representatives of Parent to discuss its business, assets, liabilities, financial condition, cash flow, and operations, and
                           (B) received all materials, documents and other information that it deems necessary or advisable to evaluate the Buyer Notes, the Buyer Exchangeable Shares and the Parent Common Stock and the Transactions.

                  (iii) Has made its own independent examination, investigation, analysis and evaluation of the Buyer Notes, the Buyer Exchangeable Shares and the Parent Common Stock Buyer, including its own estimate of the value of the Buyer Notes, the Buyer Exchangeable Shares and the Parent Common Stock.

                  (iv) Has undertaken such due diligence (including a review of Parent's assets, properties, liabilities, books, records, and contracts) as it deems adequate, including that described above.

                  Nothing in SECTION 5.1(H) will preclude a Seller from relying on the representations, warranties, covenants, and agreements of Buyer Parties herein or from pursuing their remedies with respect to a Breach thereof.

         (i) ASSETS AND LIABILITIES. Except as set forth on SCHEDULE 5.1(I), each Seller is a holding company and does not operate any business nor have any assets or Liabilities other than such Seller's ownership of the Shares and Liabilities related thereto.

5.2      REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

         Buyer Parties, jointly and severally, represent and warrant to Sellers and Trust the following as of the date of this Agreement.

         (a) ENTITY STATUS. Each Buyer Party is a corporation duly created, formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its creation, formation or organization. Each Buyer Party has the requisite power and authority to own or lease its properties and to carry on its business as currently conducted. There is no pending or threatened Action for the dissolution, liquidation, insolvency, or rehabilitation of any Buyer Party. Buyer (not Parent) is a Private Issuer.

         (b) POWER AND AUTHORITY; ENFORCEABILITY. Each Buyer Party has the relevant corporate power and authority to execute and deliver each Transaction Document to which it is party, and, subject to obtaining Shareholder Approval, to perform and consummate the Transactions. Other than obtaining Shareholder Approval, each Buyer Party has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of its obligations thereunder, and the consummation of the Transactions. Each Transaction Document has been duly authorized, executed and delivered by, and assuming the due authorization, execution, and delivery thereof by each other party thereto and obtaining Shareholder Approval, is Enforceable against, each Buyer Party that is a party thereto.

         (c) NO VIOLATION. Except as set forth on SCHEDULE 5.2(C), the execution and delivery of the Transaction Documents by each Buyer Party party thereto and the performance and consummation of the Transactions by such Buyer Party will not (i) Breach any Law or Order to which such Buyer Party is subject or any provision of its Organizational Documents; (ii) Breach any Contract, Order, or Permit to which such Buyer Party is a party or by which it is bound or to which any of its assets is subject; (iii) require any Consent, except (A) obtaining Shareholder Approval, and (B) any SEC and other filings required to be made by Buyer or Parent, including the Proxy Statement to be filed in connection with obtaining Shareholder Approval.

         (d) BROKERS' FEES. No Buyer Party has any Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which any Seller could become directly or indirectly Liable.

         (e)      CAPITALIZATION.

                  (i) Buyer's authorized share capital consists of an unlimited number of Buyer Common Shares, of which 100 shares are issued and outstanding and no shares are held in treasury, an unlimited number of Buyer Exchangeable Shares, of which no shares are issued and outstanding and no shares are held in treasury, an unlimited number of first preferred shares, of which no shares are issued and outstanding and no shares are held in treasury, and an unlimited number of second preferred shares, of which no shares are issued and outstanding and no shares are held in treasury. All of the issued and outstanding Buyer Common Shares (A) have been duly authorized, are validly issued, fully paid, and nonassessable, (B) were issued in compliance with all applicable United States federal and state securities Laws and all applicable Canadian securities Laws, and (C) were not issued in Breach of any Commitments. No Commitments exist with respect to any Buyer Common Shares and no such Commitments will arise in connection with the Transactions. There are no Contracts with respect to the voting or transfer of Buyer's share capital, other than the Ancillary Agreements and Voting Trust Agreement. Buyer is not obligated to redeem or otherwise acquire any of its outstanding share capital other than the Buyer Exchangeable Shares.

                  (ii) The Buyer Exchangeable Shares to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and the Buyer Exchangeable Shares and the Buyer Notes to be issued pursuant to this Agreement will be issued in compliance with all applicable United States federal and state securities Laws and all applicable Canadian securities Laws.

                  (iii) Parent's authorized capital stock consists of 100,000,000 shares of Parent Common Stock, of which 30,543,763 shares are issued and outstanding as of November 24, 2006 and no shares are held in treasury, and 2,000,000 shares of preferred stock, no par value, of which 250,000 shares have been designated Series B Preferred Stock, of which no shares are issued and outstanding and no shares are held in treasury. Prior to the Closing, Parent's authorized capital stock also will include the Parent Special Voting Shares. All of the issued and outstanding shares of Parent Common Stock (A) have been duly authorized, are validly issued, fully paid, and nonassessable, (B) were issued in compliance with all applicable state, federal and foreign securities Laws, and (C) were not issued in Breach of any Commitments. Except as described in SCHEDULE 5.2(E) or disclosed in the Parent SEC Documents, no Commitments exist with respect to any Parent Common Stock and no such Commitments will arise in connection with the Transactions. Parent is not obligated to redeem or otherwise acquire any of its outstanding capital stock.

                  (iv) The shares of Parent Common Stock and the Parent Special Voting Shares to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable and will be issued in compliance with all applicable United States federal and state securities Laws and all applicable Canadian securities Laws.

         (f) PARENT'S SECURITIES FILINGS AND FINANCIAL STATEMENTS. Parent has furnished or made available to Sellers and Trust true and complete copies of all reports or registration statements Parent has filed with the SEC under the Securities Act and the Exchange Act, for all periods subsequent to December 31, 2004, all in the form so filed (collectively the "PARENT SEC DOCUMENTS"). As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the Parent SEC Documents filed under the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. None of the Parent SEC Documents filed under the Securities Act contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time such Parent SEC Documents became effective under the Securities Act. Parent's financial statements, including the notes thereto, included in the Parent SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with US GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly Parent's consolidated financial position at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). Since the date of the most recent Parent SEC Document, Parent has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in US GAAP. Except as disclosed in the Parent SEC Documents, there has not been an event or development that has had or would reasonably be expected to have a Parent Material Adverse Effect.

         (g)      ACQUIRED ENTITY REVIEW. Each Buyer Party:

                  (i) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares being acquired by such Buyer Party contemplated hereby, and that such Buyer Party is able to bear the economic risk of such investment indefinitely.

                  (ii) Has (A) had the opportunity to meet with representative officers and other representatives of each Acquired Entity to discuss its business, assets, liabilities, financial condition, cash flow, and operations, and (B) received all materials, documents and other information that it deems necessary or advisable to evaluate the Shares and the Transactions.

                  (iii) Has made its own independent examination, investigation, analysis and evaluation of the Shares, including its own estimate of the value of the Shares.

                  (iv) Has undertaken such due diligence (including a review of Acquired Entities' assets, properties, liabilities, books, records, and contracts) as it deems adequate, including that described above.

                  Nothing in this SECTION 5.2(G) will preclude any Buyer Party from relying on the representations, warranties, covenants, and agreements of Seller Parties herein or from pursuing their remedies with respect to a Breach thereof.

         (h) REQUIRED VOTE. The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Parent Common Stock (the "REQUISITE VOTE") is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement, the Ancillary Agreements, and the Transactions, including, without limitation, the issuance and sale of the Parent Shares.

         (i) RIGHTS AGREEMENT. The Board of Directors of Parent has unanimously approved this Agreement, the Ancillary Agreements, and the Transactions, including, without limitation, the issuance and sale of the Parent Special Voting Shares and Parent Shares, and Parent has otherwise taken all action sufficient to render inapplicable to this Agreement, the Ancillary Agreements, and the Transactions, including, without limitation, the issuance and sale of the Parent Special Voting Shares and Parent Shares, the provisions of that Rights
                  Agreement, dated as of November 21, 2003, by and between Parent and Computershare Trust Company, as amended.

         (j) NO UNDISCLOSED LIABILITIES. Except as disclosed in the Parent SEC Documents, and except for normal or recurring Liabilities in the ordinary course of business consistent with past practice, the Parent and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise, whether due or to become due, which individually or in the aggregate are reasonably likely to have a Parent Material Adverse Effect.

         (k) LEGAL COMPLIANCE. Each of Parent and its Subsidiaries has complied in all material respects with all applicable Laws, and no Action is pending or, to Parent's Knowledge, threatened against it alleging any such failure to comply.

         (l)      LITIGATION.

                  (i) Except as disclosed in SCHEDULE 5.2(L) or the Parent SEC Reports, neither Parent nor any of its Subsidiaries (a) is subject to any outstanding Order or (b) is a party, the subject of, or, to Parent's Knowledge, is threatened to be made a party to or the subject of any Action that seeks monetary Damages in excess of $500,000. Except as disclosed in SCHEDULE 5.2(L), no Action questions the Enforceability of this Agreement or the Transactions, or could result in any Parent Material Adverse Change, and Parent has no basis to believe that any such Action may be brought or threatened against any of Parent or Subsidiaries.

                  (ii) To Parent's Knowledge, there is no instance where, due either to (a) rights asserted by another Person,
                           (b) a covenant granted by Parent or any predecessor-in-interest or Affiliate thereof, or (c) any Order, there is any restriction on the ability of Parent or its Subsidiaries to carry on the business currently carried on by such Parent or Subsidiary anywhere in the world, whether or not such restriction results in a Parent Material Adverse Change.

5.3      REPRESENTATIONS AND WARRANTIES OF TRUST

         Trust represents and warrants to Buyer Parties that the statements contained in this SECTION 5.3 are correct and complete as of the date of this
Agreement:

         (a) STATUS OF TRUST. Trust is a trust duly created, formed or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization, pursuant to Declaration of Trust dated as of October 1, 2003, which is currently in effect. There is no pending or threatened Action for the dissolution, liquidation, insolvency, or rehabilitation of Trust. The sole trustee (the "TRUSTEE") of Trust is BFL Management Inc., a Canada corporation, which is wholly-owned, directly or indirectly, by 418 Canada. The sole beneficiary of Trust is 6144195 Canada Inc., a Canada corporation, which is wholly-owned, directly or indirectly, by 418 Canada. Trust is not a non-resident of Canada for purposes of Section 116 of the INCOME TAX ACT (Canada) and Part II of the TAXATION ACT (Quebec).

         (b) POWER AND AUTHORITY; ENFORCEABILITY. Each of Trust and Trustee has the power and authority to execute and deliver each Transaction Document to which Trust is a party, and to perform and consummate the Transactions. Each of Trust and Trustee has taken all actions necessary to authorize the execution and delivery of each Transaction Document to which Trust is party, the performance of Trust's obligation's thereunder, and the consummation of the Transactions. Each Transaction Document to which Trust is a party has been duly authorized, executed, and delivered by, and assuming the due authorization, execution, and delivery thereof by each other party thereto, is Enforceable against, Trust.

         (c) NO VIOLATION. Except as set forth on SCHEDULE 5.3(C), the execution and the delivery of the Transaction Documents by Trust to the extent a party thereto and the performance and consummation of the Transactions by Trust, including, without limitation, the sale and transfer of the Purchase Assets, will not (i) result in a material Breach of any Law (including the Bulk Sales Act (Ontario)) or Order to which Trust is subject or any provision of its Organizational Documents, (ii) result in a material Breach of any Contract, Order, or Permit to which Trust is a party or by which Trust is bound or to which any of Trust's assets is subject, or (iii) require any Consent, except any SEC and other filings required to be made by Parent or Buyer. To the extent Trust is a party thereto, Trust has not Breached any Contract to which any Acquired Entity is a party or by which any Acquired Entity is bound or any of its assets is subject.

         (d) BROKERS' FEES. Trust has no Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which any Buyer Party or any Acquired Entity could become directly or indirectly Liable.

                                   ARTICLE 6.
                    REPRESENTATIONS AND WARRANTIES CONCERNING
                     ACQUIRED ENTITIES AND PURCHASED ASSETS

         Each Seller Party, jointly and severally, represents and warrants to each Buyer Party the following as of the date of this Agreement:

6.1      ENTITY STATUS

         Each Acquired Entity is an entity duly created, formed, or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization. Each Acquired Entity is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required. Each Acquired Entity has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted. SCHEDULE 6.1 lists each Acquired Entity's directors and officers. Sellers have delivered to Parent correct and complete copies of each Acquired Entity's Organizational Documents, as amended to date. No Acquired Entity is in Breach of any provision of its Organizational Documents. There is no pending or, to each Seller Party's Knowledge, threatened Action for the dissolution, liquidation, insolvency, or rehabilitation of any Acquired Entity. Each Acquired Entity is a Private Issuer.

6.2      POWER AND AUTHORITY; ENFORCEABILITY

         Each Acquired Entity has the relevant power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. Each Acquired Entity has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is a party, the performance of such Acquired Entity's obligations thereunder, and the consummation of the Transactions. Each
Transaction Document to which any Acquired Entity is party has been duly authorized, executed, and delivered by, and assuming the due authorization, execution, and delivery thereof by each other party thereto, is Enforceable against, such Acquired Entity.

6.3      NO VIOLATION

         Except as listed on SCHEDULE 6.3, the execution and the delivery of the Transaction Documents to which an Acquired Entity is a party by such Acquired Entity and the performance of their respective obligations hereunder and thereunder, and consummation of the Transactions by each Acquired Entity will not (a) result in a material Breach of any Law or Order to which any Acquired Entity is subject or any provision of its Organizational Documents; (b) result in a material Breach of any Contract, Order, or Permit to which any Acquired Entity is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets);
(c) require any Consent; (d) trigger any rights of first refusal, preferential purchase, or similar rights; or (e) cause the recognition of gain or loss for

Tax purposes with respect to any Acquired Entity or subject any Acquired Entity or its assets to any Tax.

6.4      BROKERS' FEES

         No Acquired Entity has any Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which any Buyer Party or any Acquired Entity could become directly or indirectly Liable.

6.5      CAPITALIZATION

         Each of Target Companies'  authorized Equity Interests are described on
SCHEDULE 6.5, of which only the Shares are issued and outstanding and no shares are held in treasury by any Target Company. All of the issued and outstanding
Shares: (a) have been duly authorized and are validly issued, fully paid, and nonassessable, (b) were issued in compliance with all applicable state, federal and foreign securities Laws, (c) were not issued in Breach of any Commitments, and (d) are held of record and owned beneficially by the respective Sellers as set forth in EXHIBIT A. No Commitments exist with respect to any Equity Interest of Target Companies, and no Commitments will arise in connection with the Transactions. There are no Contracts with respect to the voting or transfer of any of Target Companies' Equity Interests. None of Target Companies is obligated to redeem or otherwise acquire any of its outstanding Equity Interests.

6.6      RECORDS

         The copies of Acquired Entities' Organizational Documents that were provided to Parent are accurate and complete and reflect all amendments made through the date hereof. Acquired Entities' minute books and in all material respects other records made available to Parent for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all material actions of the stockholders, directors, members, managers, or other such representatives of Acquired Entities taken by written consent, at a meeting, or otherwise since formation.

6.7      ACQUIRED SUBSIDIARIES

         Set forth on SCHEDULE 6.7 is a list of each Target Company's Subsidiaries (collectively, the "ACQUIRED SUBSIDIARIES") and for each Acquired Subsidiary (a) its name and jurisdiction of creation, formation, or organization, (b) if such Acquired Subsidiary is a corporation, (i) the number of authorized Equity Interests of each class of its Equity Interests, (ii) the number of issued and outstanding Equity Interests of each class of its Equity Interests, the names of the holders thereof, and the number of Equity Interests held by each such holder, and (iii) the number of Equity Interests held in treasury, and (c) if such Acquired Subsidiary is not a corporation, (i) the class of Equity Interests created under such Acquired Subsidiary's Organizational Documents and (ii) the holder(s) of such Equity Interests. Each Acquired Subsidiary is a Private Issuer. All of the issued and outstanding Equity Interests of each Acquired Subsidiary (A) that is a corporation have been duly authorized and are validly issued, fully paid, and nonassessable and (B) that is not a corporation (i) have been duly created pursuant to the Laws of the jurisdiction of such Acquired Subsidiary, (ii) have been issued and paid for in accordance with the Organizational Documents governing such Acquired Subsidiary, and (iii) are fully paid and non-assessable and require no further capital contribution, loans, or credit support. Acquired Entities hold of record and own beneficially all of the outstanding Equity Interests of Acquired Subsidiaries, free and clear of any Encumbrances (other than restrictions under the Securities Act and state securities Laws). No Commitments exist or are authorized with respect to any Acquired Subsidiaries or their Equity Interests and no such Commitments will arise in connection with the Transactions. No Acquired Subsidiary is obligated to redeem or otherwise acquire any of its Equity Interests. No Acquired Entity controls, directly or indirectly, or has any direct or indirect Equity Interest in any Person that is not an Acquired Subsidiary.

6.8      FINANCIAL STATEMENTS

         Set forth on SCHEDULE 6.8 are the following financial statements (collectively the "FINANCIAL Statements"):

         (a) audited combined balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005 (the "MOST RECENT YEAR END") for Target Companies (consolidated with each Target Company's Subsidiaries) and Trust; and

         (b) unaudited combined balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the nine months ended September 30, 2006 (the "BALANCE SHEET DATE") for Target Companies (consolidated with each Target Company's Subsidiaries) and Trust (the "INTERIM FINANCIAL STATEMENTS").

         The Financial Statements have been prepared in accordance with Canadian GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Acquired Entities and Trust on a combined basis as of such dates and the results of operations of Acquired Entities and Trust on a combined basis for such periods, are consistent with the books and records of Acquired Entities and Trust, and include a reconciliation to US GAAP prepared in accordance with Item 17 of Form 20-F promulgated by the SEC; PROVIDED, HOWEVER, that the Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since the Balance Sheet Date neither Trust nor any Acquired Entity has effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in Canadian GAAP.

6.9      SUBSEQUENT EVENTS

         Except as set forth in SCHEDULE 6.9, since the Balance Sheet Date, each Acquired Entity and Trust has operated in the Ordinary Course of Business and, as of the date hereof, there have been no events, series of events or the lack of occurrence thereof which, singularly or in the aggregate, have had a Material Adverse Effect. Without limiting the foregoing, except as set forth in SCHEDULE 6.9, since the Balance Sheet Date, none of the following have occurred:

         (a) Neither Trust nor any Acquired Entity has sold, leased, transferred, or assigned any assets other than for a fair consideration in the Ordinary Course of Business and sales of assets have not exceeded $25,000 singularly or $50,000 in the aggregate.

         (b) Trust has not sold, leased, transferred, or assigned any Purchased Assets.

         (c) Neither Trust nor any Acquired Entity has entered into any Contract (or series of related Contracts) either involving more than $30,000 or outside the Ordinary Course of Business.

         (d) No Security Interest has been imposed upon any assets of any Acquired Entity or Trust.

         (e) Neither Trust nor any Acquired Entity has made any capital expenditure (or series of related capital expenditures) involving more than $25,000 individually, $50,000 in the aggregate, or outside the Ordinary Course of Business.

         (f) Neither Trust nor any Acquired Entity has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person involving more than $25,000 singularly, $50,000 in the aggregate, or outside the Ordinary Course of Business.

         (g) Neither Trust nor any Acquired Entity has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Liability for borrowed money or capitalized lease Contract either involving more than $15,000 individually or $30,000 in the aggregate.

         (h) Neither Trust nor any Acquired Entity has delayed or postponed the payment of accounts payable or other Liabilities either involving more than $15,000 singularly, $30,000 in the aggregate, or outside the Ordinary Course of Business.

         (i) Neither Trust nor any Acquired Entity has canceled, compromised, waived, or released any Action (or series of related Actions) either involving more than $15,000 or outside the Ordinary Course of Business.

         (j) Neither Trust nor any Acquired Entity nor any of their respective Affiliates, customers, or licensees has granted, or has become party to any Contracts granting, any rights with respect to any Intellectual Property.

         (k) There has been no change made or authorized to be made to the Organizational Documents of any Acquired Entity or Trust.

         (l) No Acquired Entity has issued, sold, or otherwise disposed of any of its Equity Interests.

         (m) No Acquired Entity has declared, set aside, or paid any dividend or made any distribution with respect to its Equity Interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its Equity Interests.

         (n) Neither Trust nor any Acquired Entity has experienced any damage, destruction, or loss (whether or not covered by insurance) to its properties involving more than $25,000 singularly or $50,000 in the aggregate.

         (o) Neither Trust nor any Acquired Entity has made any loan to, or entered into any other transaction with, any of its directors, officers, employees, trustees, or beneficiaries.

         (p) No Acquired Entity has entered into any collective bargaining Contract, or any employment Contract not terminable by the Acquired Entity upon no more than sixty (60) days notice at no cost to the Acquired Entity, or modified the terms of any such existing Contract.

         (q) No Acquired Entity has committed to pay any bonus or granted any increase in the base compensation (i) of any director or officer, or an employee who is also a Seller or an Affiliate of Seller, or (ii) outside of the Ordinary Course of Business, of any of its other employees.

         (r) No Acquired Entity has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or similar Contract for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan).

         (s) No Acquired Entity has made any other change in employment terms for any of its officers, directors or employees outside the Ordinary Course of Business.

         (t) No Acquired Entity has made or pledged to make any charitable or other capital contribution either involving more than $15,000 (individually or in the aggregate) or outside the Ordinary Course of Business.

         (u) Neither Trust nor any Acquired Entity has committed to any of the foregoing.

6.10     LIABILITIES

         Except as set forth on SCHEDULE 6.10, neither Trust nor any Acquired Entity has any liabilities required to be disclosed on the Interim Financial Statements in accordance with Canadian GAAP, except for (a) liabilities reflected in the Interim Financial Statements and not heretofore paid or discharged, and (b) liabilities that have arisen after the Balance Sheet Date in the Ordinary Course of Business which are not material. 6.11 LEGAL COMPLIANCE

         Each Acquired Entity has complied in all material respects with all applicable Laws, and no Action is pending or, to each Seller Party's Knowledge, threatened against it alleging any such failure to comply. No material expenditures are, or based on applicable Law will be, required of any Acquired Entity for it and its business and operations to remain in compliance with applicable Law.

6.12     TAX MATTERS

         (a) Each Acquired Entity has prepared and filed with all appropriate Governmental Bodies all Tax Returns required to be filed in respect of Taxes within the times and in the manner prescribed by applicable Law for all fiscal periods ending prior to the date hereof and will continue to do so in respect of all fiscal periods ending before the Closing Date and, where applicable, has been assessed with respect to all fiscal periods up to and including those set forth in SCHEDULE 6.12(A) and has given no waiver of any limitation period for collection, assessment or reassessment of Tax to any Governmental Body. All such Tax Returns were accurate, correct and complete in all material respects; accurately reflect the facts regarding the income, business, assets, operations, activities, status, or other matters of each Acquired Entity or any other information required to be shown or considered thereon. No Acquired Entity currently is the beneficiary of any extension of time within which to file any Tax Return. Each Acquired Entity has paid in full all Taxes as reflected on all such Tax Returns, including on all assessments in respect of all such returns, and has paid, and will continue paying, all installments and made all other remittances on account of Tax required to be paid by such corporation in respect of all periods for which a Tax Return has not been filed. Without limiting in any manner whatsoever the effect and validity of SECTION 6.12(A) and any Tax matters addressed in this Agreement, all Tax Returns that may have been prepared and filed after the time prescribed by applicable Law, if any, have not and will not result in any adverse Tax consequences for the Acquired Entity so concerned or any other Acquired Entities. For greater certainty, subject only for having been filed after the prescribed time, such Tax Returns remain subject to all Tax matters addressed in this Agreement.

         (b) Except as provided in SCHEDULE 6.12(B), no Tax Return of any Acquired Entity has been reassessed by any Governmental Body. To each Seller Party's Knowledge, except as provided in
                  SCHEDULE 6.12(B), there is no review, audit, request, Action, demand or reassessment in respect of any Tax Return or Tax liability of any Acquired Entity at present in course, pending or threatened by any Governmental Body. No Seller Party has Knowledge of any contingent Tax liabilities or any grounds for an assessment or reassessment of an Acquired Entity, other than as disclosed in SCHEDULE 6.12(B).

         (c) Each Acquired Entity has paid in full all Taxes required by applicable Law to be paid on or prior to the date hereof, and is not and will not be liable for any Taxes in respect of any fiscal period ending on or before the Closing Date, nor in respect of such portion of a fiscal period ending after the Closing Date which, for purposes of this

                  Agreement, is deemed to end on the Closing Date, other than Tax liabilities the amount of which shall have been accrued in the Financial Statements (rather than in any notes thereto).

         (d) Each Acquired Entity has withheld or deducted, and will continue to do so until the Closing Date, from each payment made or owed to its present and former officers, directors, employees, independent contractors, shareholders, Affiliates, creditors, other third party, and to all Persons who are non-residents of Canada for the purposes of the INCOME TAX ACT (Canada), all amounts which it is required by any applicable Law to which it is subject to withhold or deduct and has duly remitted, and will continue to do so until the Closing Date, all amounts so withheld or deducted to the proper Governmental Authority thereof within the delays and in the manner required by applicable Law. Each Acquired Entity has charged, collected and remitted, and will continue to do so, on a timely basis and in the manner required by applicable Law all Taxes on any sale, supply or delivery whatsoever, made by it or on its behalf. The Interim Financial Statements (rather than in the notes thereto) show adequate reserves for all such amounts and Taxes not required by applicable Law to be remitted on or before the Closing Date.

         (e) Except as provided in SCHEDULE 6.12(E) which confirms the subject Acquired Entity and the applicable jurisdiction, to each Seller Party's Knowledge, none of Acquired Entities has ever been nor is required to file any Tax Return or to pay Taxes with any Governmental Body located in any jurisdiction outside Canada. No action has ever been initiated or, to each Seller Party's Knowledge, threatened by a Governmental Body in a jurisdiction with respect to a fiscal period for which an Acquired Entity did not file a Tax Return in such jurisdiction that it is or may be subject to Tax by that jurisdiction for such period. There are no Encumbrances on any Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

         (f) Sellers have delivered or has made available to Parent correct and complete copies of all Tax Returns, reports and statements of deficiencies assessed or reassessed against or agreed to by any Acquired Entity for all fiscal periods or other periods for which the relevant limitation period or prescription in any applicable Laws has not expired, including written communications relating thereto from any Governmental Body and the responses, if any, of the Acquired Entity to such communication. SCHEDULE 6.12(F) indicates such periods that have not been audited.

         (g) No Acquired Entity will at any time be deemed to have a capital gain pursuant to Subsection 80.03(2) of the INCOME TAX ACT (Canada) or any analogous Canadian provincial legislative provision as a result of any transaction or event taking place in any taxation year ending on or prior to the Closing Date.

         (h) There are no circumstances existing which could result in the application of Sections 78, 80, 160, or 247 of the INCOME TAX ACT (Canada) or any equivalent Canadian provincial provision to any Acquired Entity.

         (i) There is no contract, plan, or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of an Acquired

                  Entity that, individually or collectively, could give rise to the payment after the Closing Date of any amount that would not be deductible by such entity as an expense under any applicable Law other than reimbursements of a reasonable amount of entertainment expenses and other non-deductible expenses that are commonly paid by similarly situated businesses in reasonable amounts.

         (j) There is no tax sharing agreement, tax indemnity obligation, or similar written or unwritten agreement, understanding, or practice with respect to Taxes (including any advance pricing agreement, closing agreement, or other arrangement relating to Taxes) that will require any payment by any Acquired Entity to any other Person as a transferee or successor by contract or otherwise.

         (k) No Acquired Entity has filed a consent under Code Section 341(f) concerning collapsible corporations.

         (l) No Acquired Entity has been a United States real property holding corporation within the meaning of Code Section
                  897(c)(2)  during  the  applicable  period  specified  in Code
                  Section 897(c)(1)(A)(ii).

         (m) Each Acquired Entity has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

         (n) No Acquired Entity is a party to any Tax allocation or sharing Contract (other than a group the common parent of which is or was a Target Company).

         (o) No Acquired Entity (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which is or was a Target Company) or (ii) has any Liability for the Taxes of any Person (other than each Acquired Entity) under Treas. Reg. Section 1.1502-6 or similar Law, as a transferee or successor, by Contract, or otherwise.

         (p) The unpaid or unremitted Taxes of Acquired Entities (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Financial Statements (other than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Acquired Entities in filing their Tax Returns. Since the Balance Sheet Date, no Acquired Entity has incurred any liability for Taxes outside the Ordinary Course of Business consistent with past custom and practice.

         (q) No Acquired Entity will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

6.13     TITLE TO AND CONDITION OF ASSETS; RETAIL STORES

         (a) Acquired Entities have good, and indefeasible title to, or a valid leasehold interest in, all buildings, machinery, equipment, and other tangible assets located on their premises, shown on the Interim Financial Statements, or acquired after the Balance Sheet Date, which are necessary for the conduct of their business as currently conducted, in each case free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the Balance Sheet Date and Security Interests listed on SCHEDULE 6.13(A). Each such tangible asset has been maintained in accordance with normal industry practice and, is in good operating condition (subject to normal wear and tear).

         (b) Trust has good and indefeasible title to the cash and cash equivalents that comprise part of the Purchased Assets free and clear of all Security Interests, except to the extent listed on SCHEDULE 6.13(B).

         (c) Since December 31, 2005, the Acquired Entities have built or are in the process of building seven (7) retail stores. As of the date of this Agreement, the Acquired Entities own and operate a total of forty four (44) retail stores. SCHEDULE 6.13(C) lists the approved capital expenditures and development committee economic model for the current retail stores built or under construction since December 31, 2005.

6.14     REAL PROPERTY

         (a)      No Acquired Entity owns (or has ever owned) any real property.

         (b) SCHEDULE 6.14(B) lists and describes briefly all real property leased or subleased to each Acquired Entity, each lease and sublease Contract, and in respect of each such Contract: the municipal address and applicable unit or premises leased at the date of such contract and any amendments; the parties thereto; the area of the space subject thereto; the remaining term and any unexpired options to extend or renew; the current basic and percentage rent; the amount of any prepaid rent; deposit, guarantee, indemnity or security; any current or future rent-free period, all of such information being true and accurate. Sellers have made available to Parent correct and complete copies of the lease and sublease Contracts (as amended to date) listed in SCHEDULE 6.14(B). Except as set forth in SCHEDULE 6.14(B), with respect to each lease and sublease Contract required to be listed in such schedule:

                  (i)      the Contract is Enforceable and unamended;

                  (ii) the Contract will continue to be Enforceable on identical terms following the consummation of the Transactions;

                  (iii) no Acquired Entity (and to each Seller Party's Knowledge without investigation beyond the Seller Party), no counter-party is in Breach of such Contract, and no event has occurred which, with notice or lapse of time, would constitute a material Breach by an Acquired Entity thereunder;

                  (iv) no party to the Contract has delivered a written demand for early termination thereof;

                  (v) there are no Actions, Orders, or forbearances in effect as to the Contract;

                  (vi) with respect to each sublease Contract, the representations and warranties set forth in SECTIONS 6.14(B)(I) - (V) are, to each Seller Party's Knowledge without investigation beyond the Seller Party, true and correct with respect to the underlying lease Contract;

                  (vii) no Acquired Entity has granted or suffered to exist any Security Interest in the leasehold or subleasehold Contract save for the Security Interests listed on SCHEDULE 6.13(A);

                  (viii) the Contract has not been assigned in favor of any Person;

                  (ix) all facilities leased or subleased under the Contract have received all Permits required in connection with the operation thereof by the Seller Parties and have been operated and maintained in all material respects in accordance with applicable Laws; and

                  (x)      all facilities leased or subleased under the Contract
                           are  supplied  with   utilities  and  other  services
                           necessary for the operation of said facilities.

6.15     INTELLECTUAL PROPERTY

         (a) Neither Trust nor any Acquired Entity owns any Patents or registered Copyrights.

         (b) SCHEDULE 6.15(B) contains a complete and accurate list of (i) all Marks that are owned by or licensed to any Acquired Entity (each such Mark listed or required to be listed in SCHEDULE 6.15(B) is referred to herein as a "LISTED MARK"), and (ii) for each Listed Mark, the countries, states or other jurisdictions (the "JURISDICTIONS") in which such Listed Mark is registered or in which a registration application is pending, the registration or application number, the dates of registration (or application), the classes of registration and the name of the Person in which each Listed Mark is registered. All Listed Marks that have been registered in a Jurisdiction are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and, to each Seller Party's Knowledge and except as disclosed in SCHEDULE 6.15(B), are valid and Enforceable. Except as disclosed in SCHEDULE 6.15(B), no Listed Mark is now involved in any opposition, invalidation, or cancellation and, to each Seller Party's Knowledge and except as disclosed in
                  SCHEDULE 6.15(B), no such action is threatened with the respect to any such Listed Mark. As of the Closing, to each Seller Party's Knowledge and except as disclosed in SCHEDULE 6.15(B), each Acquired Entity will have the exclusive ownership of and right to use the Listed Marks now owned by such Acquired Entity and at least the nonexclusive right to use the Listed Marks now licensed to such Acquired Entity, in each case, in the Jurisdictions and for the classes of registration under which the Licensed Marks are now used by such Acquired Entity to the fullest extent permitted under applicable trademark law. No Person has any right, by Contract or otherwise, to acquire from Trust, any Acquired Entity, Sarafina Invest Limited, Hurstwood Limited, Beldene Limited, or any Affiliate of any of the foregoing, beneficial or legal ownership of any Listed Mark.

         (c) SCHEDULE 6.15(C) contains a complete and accurate list of (i) all Marks that are owned by or licensed to Trust (each such Mark listed or required to be listed in SCHEDULE 6.15(C) is referred to herein as a "TRUST MARK"), and (ii) for each Trust Mark, the Jurisdictions in which such Trust Mark is registered or in which a registration application is pending, the registration or application number, the dates of registration (or application), the classes of registration and the name of the Person in which each Trust Mark is registered. All Trust Marks that have been registered in a Jurisdiction are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and, to each Seller Party's Knowledge and except as disclosed in
                  SCHEDULE 6.15(C), are valid and Enforceable. Except as disclosed in SCHEDULE 6.15(C), no Trust Mark is now involved in any opposition, invalidation, or cancellation and, to each Seller Party's Knowledge and except as disclosed in SCHEDULE 6.15(C), no such action is threatened with the respect to any such Trust Mark. As of the Closing, after giving effect to the Trademark Purchase and immediately prior to the sale of the Purchased Assets to Buyer Parties, to each Seller Party's Knowledge and except as disclosed in SCHEDULE 6.15(C), Trust will have the exclusive right to use, and Trust and 368 Canada collectively will have exclusive ownership of, Trust Marks listed on SCHEDULE 6.15(C) in the Jurisdictions and for the classes of registration under which the Licensed Marks are now used by Trust to the fullest extent permitted under applicable trademark law, subject only to the rights of third parties under the Contracts listed on SCHEDULE 6.18. No Person has any right, by Contract or otherwise, to acquire from Trust, any Acquired Entity, Sarafina Invest Limited, Hurstwood Limited, Beldene Limited, or any Affiliate of any of the foregoing, beneficial or legal ownership of any Trust Mark.

         (d) To each Seller Party's Knowledge, the Acquired Entities own or have the right to use pursuant to an Enforceable Contract all Intellectual Property necessary to operate Acquired Entities' businesses as currently conducted. Each item of Intellectual Property that each Acquired Entity owned or used immediately prior to the Closing will be owned or available for use by such Acquired Entity on identical terms and conditions immediately subsequent to the Closing. Each Acquired Entity has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

         (e) Seller Parties have delivered or will prior to Closing deliver to Parent correct and complete copies of all written
                  documentation   evidencing   ownership  and
                  prosecution (if applicable) of each item of any Acquired Entity's Intellectual Property. With respect to each such item of Intellectual Property and except as disclosed in SCHEDULE 6.15(E):

                  (i) to each Seller Party's Knowledge, an Acquired Entity possesses all right, title, and interest in and to the item, free and clear of any Security Interest;

                  (ii)     the item is not subject to any outstanding Order;

                  (iii)    no  Action is  pending  or,  to each  Seller  Party's
                           Knowledge,    threatened    which    challenges   the
                           Enforceability, use, or ownership of the item;

                  (iv) no Acquired Entity has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

                  (v) except as disclosed in SCHEDULE 6.15(E), no Seller Party has Knowledge of any covenants, rights of any other Person, or other restriction on or in respect of the ability to sell wares presently being sold by any Acquired Entity in association with any of the Marks anywhere in world, including, without limitation, Marks containing or consisting of the words REQUEST or BUFFALO.

         (f) Except as disclosed in SCHEDULE 6.15(F), no Seller or Acquired Entity has received any notice alleging that any Acquired Entity has interfered with, infringed upon, misappropriated, or otherwise violated or come into conflict with any other Person's Intellectual Property (including any claim that any Acquired Entity must license or refrain from using any other Person's Intellectual Property). To each Seller Party's Knowledge and except as disclosed in SCHEDULE 6.15(F), no third Person has any Intellectual Property that interferes or would be likely to interfere with any Acquired Entity's use of any of its Intellectual Property. To each Seller Party's
                  Knowledge  and except as  disclosed  in SCHEDULE  6.15(F),  no
                  Acquired Entity will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of any other Person as a result of the continued operation of its businesses as currently conducted. To each Seller Party's Knowledge and except as disclosed in SCHEDULE 6.15(F), no other Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Acquired Entity's Intellectual Property.

6.16     INVENTORY

         Acquired Entities' inventory, whether reflected on the Financial Statements or not, consists of raw materials and supplies, manufactured and processed parts, goods in process, and finished goods, all of which is merchantable and, except as has been written down on the face of the Interim Financial Statements (rather than the notes thereto), none of which has been in inventory for more than one hundred twenty (120) days or is damaged. Any inventory that has been written down has either been written off or written down to its net realizable value. There has been no change in inventory valuation standards or methods with respect to the inventory of Acquired Entities in the prior three years. No Acquired Entity holds any items of inventory on consignment from other Persons and no other Person holds any items of inventory on consignment from any Acquired Entity.

6.17     ACQUIRED ENTITY CONTRACTS

         Except as otherwise  disclosed in SCHEDULES  6.14(B),  6.21,  and 6.26,
SCHEDULE 6.17 lists the following Contracts to which any Acquired Entity is a party:

         (a) Any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $15,000 per annum.

         (b) Any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any Acquired Entity, or involve annual consideration in excess of $30,000.

         (c) Any Contract concerning a limited liability company, partnership, joint venture or similar arrangement. (d) Any Contract (or group of related Contracts) under which any Acquired Entity has created, incurred, assumed, or guaranteed any Liability for borrowed money or any capitalized lease in excess of $15,000 per annum, or under which the Contract has imposed or the Acquired Entity has suffered to exist an Encumbrance on any of its assets.

         (e) Any Contract restricting any Acquired Entity's right to compete.

         (f) Any Contract with any Seller or any Affiliates of any Seller other than Acquired Entities.

         (g) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other similar Contract for the benefit of its current or former directors, officers, and employees.

         (h)      Any collective bargaining Contract.

         (i) Any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $40,000 or providing severance benefits.

         (j) Any Contract under which it has advanced or loaned any amount to any of its directors or officers or any Seller or Affiliate or any Seller or, outside the Ordinary Course of Business, to its employees that are not Sellers or Affiliates of any Seller.

         (k) Any Contract pursuant to which any Acquired Entity has granted to a Person rights under or with respect to any of the Acquired Entity's Intellectual Property.

         (l) Any Contract pursuant to which any Acquired Entity has obtained from a Person rights under or with respect to any of the Acquired Entity's Intellectual Property.

         (m) Any other Contract (or group of related Contracts) the performance of which involves receipt or payment of annual consideration in excess of $40,000.

         Sellers have delivered to Parent a correct and complete copy of each written Contract (as amended to date) listed in SCHEDULE 6.17 and a written summary setting forth the terms and conditions of each oral Contract referred to in SCHEDULE 6.17. With respect to each such Contract:

                  (i)      the Contract is Enforceable and unamended;

                  (ii) the Contract will continue to be Enforceable on identical terms following the consummation of the Transactions;

                  (iii) no Acquired Entity (and to each Seller Party's Knowledge, no counter-party) is in material Breach of such Contract, and no event has occurred which, with notice or lapse of time, would constitute a Breach by any Acquired Entity thereunder; and

                  (iv)     no party to the  Contract  has  delivered  a  written
                           demand  for  early  termination   thereof;

                  (v) the Contract has not been assigned in favor of any Person;

                  (vi) no Consent is required from any Person as a result of the Transactions (for assignment, change of control or otherwise); and

                  (vii) there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Entity under such Contract with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

6.18     TRUST CONTRACTS

         (a) SCHEDULE 6.18 lists each Contract pursuant to which (a) Trust has granted to a Person rights under or with respect to any of Trust's Intellectual Property, and (b) Trust has obtained from a Person rights under or with respect to any of Trust's Intellectual Property.

         (b) Trust has delivered to Parent a correct and complete copy of each written Contract (as amended to date) listed in SCHEDULE
                  6.18 and a written summary setting forth the terms and conditions of each oral Contract referred to in SCHEDULE 6.18. With respect to each such Contract:

                  (i)      the Contract is Enforceable and unamended;

                  (ii) upon the Closing, the Contract will continue to be Enforceable on identical terms in effect immediately prior to the Closing, except to the extent such Contract is amended or terminated prior to the Closing as contemplated by this Agreement;

                  (iii) Trust (and to each Seller Party's Knowledge, no counter-party) is in Breach of such Contract, and no event has occurred which, with notice or lapse of time, would constitute a Breach by Trust thereunder;

                  (iv)     no party to the  Contract  has  delivered  a  written
                           demand  for  early  termination   thereof;

                  (v) the Contract has not been assigned in favor of any Person;

                  (vi) no Consent is required from any Person as a result of the Transactions (for assignment, change of control or otherwise); and

                  (vii) there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Trust under such Contract with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

         (c) Trust has not received any prepayments, advances or other amounts from Persons that have rights to Trust's Intellectual Property with respect to rights or obligations for periods or activities occurring from and after the Closing, including, without limitation, advance payments of royalties not recouped or earned as of the Closing.

6.19     RECEIVABLES

         All of the Receivables represent bona fide transactions, and arose in the Ordinary Course of Business of Acquired Entities, and are reflected properly in their books and records. All of the Receivables are good and collectible receivables in accordance with past practice and the terms of such Receivables, without set off or counterclaims, subject only to the reserve for bad debts set forth on the face of the Interim Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the Ordinary Course of Business of Acquired Entities, consistent with Canadian GAAP. No customer or supplier of any Acquired Entity has any basis to believe that it has or would be entitled to any payment terms other than terms in the Ordinary Course of Business, including any prior course of conduct.

6.20 POWERS OF ATTORNEY

         Except as set forth in SCHEDULE 6.20 and for revocable powers of attorney related to the management of trademarks, there are no outstanding powers of attorney executed on behalf of any Acquired Entity.

6.21     INSURANCE

         SCHEDULE 6.21 sets forth the following information with respect to each insurance policy Contract (including policies providing property, casualty, liability, and workers' compensation coverage, and bond and surety arrangements) to which any Acquired Entity has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years:

         (a)      the name, address, and telephone number of the agent;

         (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

         (c)      the policy number and the period of coverage;

         (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

         (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

                  With respect to each insurance policy Contract:

                  (i)      the Contract is Enforceable and unamended;

                  (ii) the Contract will continue to be Enforceable on identical terms following the consummation of the Transactions;

                  (iii) no Acquired Entity (and to each Seller Party's Knowledge, no counter-party) is in material Breach of such Contract, and no event has occurred which, with notice or lapse of time, would constitute a Breach by an Acquired Entity thereunder;

                  (iv) the Contract has not been assigned in favor of any Person; and

                  (v) no party to the Contract has delivered a written demand for early termination thereof.

         No insurance that any Acquired Entity has ever carried has been canceled nor, to each Seller Party's Knowledge, has any such cancellation been threatened. No Acquired Entity has ever been denied coverage nor, to each Seller Party's Knowledge, has any such denial been threatened. Each Acquired Entity has been covered during the past three years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period. SCHEDULE 6.21 also describes any self-insurance arrangements affecting any Acquired Entity.

6.22     LITIGATION

         (a) SCHEDULE 6.22 sets forth each instance in which any Acquired Entity (a) is subject to any outstanding Order or (b) is a party, the subject of, or, to each Seller Party's Knowledge, is threatened to be made a party to or the subject of any Action. No Action required to be set forth in SCHEDULE 6.22 questions the Enforceability of this Agreement or the Transactions, or could result in any Material Adverse Change, and Seller Parties have no basis to believe that any such Action may be brought or threatened against any Acquired Entity.

         (b) SCHEDULE 6.22 sets forth, to each Seller Party's Knowledge, each instance where, due either to (a) rights asserted by another Person, (b) a covenant granted by any Seller or Acquired Entity or any predecessor-in-interest or Affiliate thereof, or (c) any Order, there is any restriction on the ability of any Acquired Entity or its Affiliates to carry on the business currently carried on by such Acquired Entity anywhere in the world, whether or not such restriction results in a Material Adverse Change.

6.23     PRODUCT WARRANTY

         To each Seller Party' Knowledge, each product manufactured, sold, leased, or delivered by Acquired Entities has been in conformity with all applicable Law, Contracts, and all express and implied warranties, and no Acquired Entity has any Liability (and there is no basis for any present or future Action against any of them giving rise to any Liability) for replacement or repair thereof or other Damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Interim
Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the Ordinary Course of Business of Acquired Entities, consistent with Canadian GAAP. No product designed, manufactured, sold, leased, or delivered by any Acquired Entity is subject to any guaranty, warranty, or other indemnity or similar Liability beyond the applicable standard terms and conditions of sale or lease. SCHEDULE
6.23 includes copies of the standard terms and conditions of sale or lease for each Acquired Entity (containing applicable guaranty, warranty, and similar Liability indemnity provisions).

6.24     PRODUCT LIABILITY

         No Acquired Entity has any Liability (and to each Seller Party's Knowledge, there is no basis for any present or future Action against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, sold, leased, or delivered by any Acquired Entity.

6.25     LABOR AND EMPLOYEES

         (a) SCHEDULE 6.25(A) lists all the employees, consultants and independent contractors providing services to each Acquired Entity by their employee number without providing their names with, where applicable, their respective position. SCHEDULE 6.25(A) also includes another list with the salary or financial compensation, location, unionized or non-unionized status, years of service, and whether or not a written agreement was signed, with respect to all the employees, consultants and independent contractors providing services to each Acquired Entity. All Employee Agreements have been disclosed and a copy of each written Employee Agreement has been provided to Buyer Parties prior to the Closing Date. No Employee Agreement contains any provision triggering the payment of any financial compensation in relation to the Transactions.

         (b) Except as disclosed in SCHEDULE 6.25(A), Acquired Entities have complied at all times and are in compliance with all applicable Laws in relation to employment, labor relations, workers' compensation, and pay equity.

         (c)      The  location,  and position of each key employee is listed in
                  SCHEDULE 6.25(A) (the "KEY EMPLOYEES").

         (d) To each Seller Party's Knowledge, no executive, Key Employee, or group of employees has any plans to terminate employment with any Acquired Entity; PROVIDED, HOWEVER, that, with respect to each executive officer of an Acquired Entity, the determination of whether any Seller Party has Knowledge of any such executive's plans to terminate employment with any Acquired Entity shall be made without reference to such executive's Knowledge.

         (e) Except as disclosed in SCHEDULE 6.25(E), no Acquired Entity is bound by any bargaining certificate or is a party to or bound by any collective bargaining Contract, nor has any of them experienced any strikes or lockouts in the last five (5) years. To each Seller Party's Knowledge, there is no organizational effort currently being made or threatened by or on behalf of any labor union with respect to any Acquired Entity's employees.

         (f) No Acquired Entity has committed any unfair labor practice (as determined under any Law) and there is no complaint, claim or any other legal procedure filed or, to each Seller Party's Knowledge, threatened against any Acquired Entity.

6.26     EMPLOYEE BENEFITS

         (a) SCHEDULE 6.26 lists each Employee Benefit Plan that is now sponsored, maintained, contributed to, or required to be contributed to, or with respect to which any withdrawal Liability (within the meaning of Section 4201 of ERISA) has been incurred, by any Acquired Entity or any ERISA Affiliate for any employee's benefit, and pursuant to which any Acquired Entity or any ERISA Affiliate has or may have any Liability.

         (b) None of Acquired Entities is party to, bound by or has any obligations in relation to any Canadian Pension Plan.

         (c) Sellers have made available to Parent correct and complete copies of all Employee Benefit Plans required to be listed on
                  SCHEDULE 6.26 and, if applicable, the plan Contracts and summary plan descriptions and any modifications thereto, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the three (3) more recent actuarial valuations and financial reports, whether or not filed with the competent authorities, and all related trust, insurance, and other funding Contracts that implement each such Employee Benefit Plan and any modifications thereto.

         (d) Each such Employee Benefit Plan (and each related trust, insurance Contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, other Laws, and its own terms.

         (e) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan, if applicable. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

         (f) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in the Ordinary Course of Business by Acquired Entities. All premiums or other payments that are due for all periods ending on or before the Closing Date have been paid or accrued on the Financial Statements with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

         (g) No Employee Benefit Plan is an Employee Pension Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code Section 401(a).

         (h) With respect to each Employee Benefit Plan that any Acquired Entity or any ERISA Affiliate sponsors or in the last seven years sponsored, maintains, or in the last seven years has maintained or to which any of them contributes, has ever contributed, or has ever been required to contribute:

                  (i) no such Employee Benefit Plan is subject to Title IV of ERISA;

                  (ii) there have been no Prohibited Transactions with respect to any such Employee Benefit Plan;

                  (iii) no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply with the requirements of applicable Law in connection with the administration or investment of the assets of any such Employee Benefit Plan; and

                  (iv) no Action with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to each of the Seller Party's Knowledge, threatened, and no Acquired Entity has incurred, and no Seller Party has any reason to expect that any Acquired Entity will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal

                           Liability) or under the Code with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan.

         (i) No Acquired Entity or any ERISA Affiliate contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

         (j) No Acquired Entity or any ERISA Affiliate (i) maintains or contributes to any Employee Benefit Plan that provides, or has any Liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee or any dependent of any employee upon his or her retirement or termination of employment, except as may be required by Code
                  Section 4980B; or (ii) has ever represented, promised or Contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) or dependents would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Code Section 4980B.

         (k) Except as disclosed in SCHEDULE 6.26, the execution of this Agreement and the consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Employee Benefit Plan, Employee Agreement, trust, or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits with respect to any employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of any Acquired Entity or the any Buyer Party to amend or terminate any Employee Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable Taxes. No payment or benefit that has been made, will be made, or may be made by any Acquired Entity, any Buyer Party, or any of their respective Affiliates with respect to any Acquired Entity's employee will be characterized as an "excess parachute payment," within the meaning of Code Section 280G(b)(l).

6.27     ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS

         Except as set forth in SCHEDULE 6.27, (a) each Acquired Entity is in compliance in all material respects with all Environmental, Health and Safety Requirements in connection with owning, using, maintaining, or operating its business or assets; (b) each location at which any Acquired Entity operates its business is in compliance, in all material respects, with all Environmental, Health and Safety Requirements; and (c) there are no pending or, to each Seller Party's Knowledge, threatened Actions by any Person that any Acquired Entity's properties or assets is not, or that its businesses has not been conducted, in compliance with all Environmental, Health and Safety Requirements.

6.28     CUSTOMERS AND SUPPLIERS

         SCHEDULE 6.28 lists Acquired Entities' (a) 10 largest customers in terms of sales during (i) the 12 month period ended as of the Most Recent Year End and (ii) the nine month period ended as of the Balance Sheet Date and states the approximate total sales by Acquired Entities to each such customer during such periods, respectively and
(b) ten largest suppliers during the 12 month period ended as of the Most Recent Year End and the nine month period ended as of the Balance Sheet Date. Except as set forth in SCHEDULE 6.28, no Seller Party has received notice of termination or an intention to terminate the relationship with Acquired Entities from any customer or supplier.

6.29     PERMITS

         Acquired Entities possess all Permits required to be obtained for their businesses and operations. SCHEDULE 6.29 sets forth a list of all such Permits. Except as set forth in SCHEDULE 6.29, with respect to each such Permit:

         (a)      it is valid, subsisting and in full force and effect;

         (b) there are no violations of such Permit that would result in a termination of such Permit;

         (c) if applicable, no Acquired Entity has received written notice that such Permit will not be renewed; and

         (d) the Transactions will not adversely affect the validity of such Permit or cause a cancellation of or otherwise adversely affect such Permit.

6.30     CERTAIN BUSINESS RELATIONSHIPS WITH ACQUIRED ENTITIES

         Except as set forth on SCHEDULE 6.30, no Seller or any of its Affiliates has been involved in any business arrangement or relationship with any Acquired Entity at any time since January 1, 2003, and no Seller or any of its Affiliates owns any asset that is used in any Acquired Entity's business.

6.31     PROXY STATEMENT

         None of the information to be supplied in writing by any Seller Party or Acquired Entity for inclusion in the Proxy Statement will, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of Parent, or will at the time of the Special Meeting contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

                                   ARTICLE 7.
                              PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier of the Closing and the Termination
Date:

7.1      GENERAL

         Each Party shall use its Commercially Reasonable Efforts to take all actions and to do all things necessary to consummate, make effective, and comply with all of the terms of this Agreement and the Transactions applicable to it (including satisfaction, but not waiver, of the Closing conditions for which it is responsible or otherwise in control, as set forth in ARTICLE 9).

7.2      NOTICES AND CONSENTS

         (a) Each Seller Party shall give any notices to third parties, and shall use its Best Efforts to obtain any third party Consents listed or required to be listed on SCHEDULES 5.1(C), 5.3(C), or 6.3, or that Parent reasonably may otherwise request in connection with the matters referred to in SECTIONS 5.1(C), 5.3(C) and 6.3. Each Seller Party shall give any notices to, make any filings with, and use its Best Efforts to obtain any Consents of Governmental Bodies, if any, required or reasonably deemed advisable by Buyer pursuant to any applicable Law in connection with the Transactions including in connection with the matters referred to in SECTIONS 5.1(C), 5.3(C) and 6.3.

         (b) Each Buyer Party shall give any notices to third parties, and shall use its Best Efforts to obtain any third party Consents listed or required to be listed on SCHEDULE 5.2(C), or that Sellers reasonably may otherwise request in connection with the matters referred to in SECTION 5.2(C). Each Buyer Party shall give any notices to, make any filings with, and use its Best Efforts to obtain any Consents of Governmental Bodies, if any, required or reasonably deemed advisable by Sellers pursuant to any applicable Law in connection with the Transactions including in connection with the matters referred to in SECTION 5.2(C).

         (c) Each Party shall cooperate and use its Best Efforts to agree jointly on a method to overcome any objections by any Governmental Body to the Transactions.

         (d) Nothing in this SECTION 7.2 will require that (i) Parent or its Affiliates divest, sell, or hold separately any of its assets or properties, or (ii) Parent, its Affiliates, or Acquired Entities take any actions that could affect the normal and regular operations of Parent, its Affiliates, or Acquired Entities after the Closing.

7.3      OPERATION OF BUSINESS

         (a) Each Seller Party covenants and agrees to ensure that no Acquired Entity or Trust shall engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business or engage in any practice, take any action, or enter into any transaction of the sort described in SECTION 6.9, except that (i) an Acquired Entity (but not Trust) may engage in any practice, take any action, or enter into any transaction described in SECTIONS 6.9(A), 6.9(C), 6.9(E), 6.9(F), 6.9(G), 6.9(H), 6.9(I), 6.9(J), 6.9(N), 6.9(P), or
                  6.9(T) that is in the Ordinary Course of Business, and (ii) Trust may enter into Contracts granting third parties rights to the Trust Marks in the Ordinary Course of Business so long as such Contracts constitute Purchased Assets hereunder. Subject to compliance with applicable Law, from the date hereof until the earlier to occur of the

                  Closing or the Termination Date, Seller Parties shall confer on a regular and frequent basis with one or more representatives of Parent to report on operational matters and the general status of Acquired Entities' ongoing business, operations and finances and promptly provide to Parent or its representatives copies of all material filings they make with any Governmental Body during such period. Notwithstanding
                  SECTION 13.5, Seller Parties may request consent to any activity under this SECTION 7.3 by communicating such request in writing or by electronic mail to the Vice President of Finance (or such Person as may be designated by such Person) of Parent. Consent shall be deemed to be given if such Person does not respond to Seller Parties in writing or by electronic mail on or before 5:00 p.m., Pacific time, on the third (3rd) business day following the day on which such Person receives such request in writing or by electronic mail from Seller Parties.

         (b) Notwithstanding SECTION 7.3(A) to the contrary, not later than ten (10) business days prior to the Closing, subject to Buyer Parties' prior written consent, which consent shall not be unreasonably withheld, Sellers may cause any of the Acquired Entities to increase its stated capital or issue a stock dividend on the Shares held by any of the Sellers, or pay to a Seller a dividend in cash or in the form of a note, provided that (i) any such cash dividend or note dividend is solely used by such Seller to subscribe for share capital of the Acquired Entity immediately following the distribution thereof, (ii) such transaction does not cause and is not reasonably likely to cause an adverse Tax consequence for any Acquired Entity or Buyer Party, and (iii) if an Acquired Entity issues a stock dividend to a Seller, the securities that comprise such stock dividend shall, without any further action of the parties, become part of the Shares of such Acquired Entity for all purposes under this Agreement, and shall be transferred and sold to the applicable Buyer Party at the Closing in the same manner and to the same extent as all other Shares to be transferred by such Seller at the Closing, for the same total consideration to such Seller set forth in this Agreement (i.e., no additional consideration for securities issued as a stock dividend).

         (c) Notwithstanding SECTION 7.3(A) to the contrary, not later than ten (10) business days prior to the Closing, subject to Buyer Parties' prior written consent, which consent shall not be unreasonably withheld, any Seller may amalgamate, merger, wind-up, liquidate, proceed to dissolution with or into another Seller, or transfer all or part of Shares of any of the Acquired Entities to another Seller, provided that (i) any such transaction does not cause and is not reasonably likely to cause an adverse Tax consequence for any Acquired Entity or Buyer Party, and (ii) adequate provision is made for the purchase and sale of the Shares held by such Seller from the Seller surviving such transaction, which Shares shall be transferred and sold to the applicable Buyer Party at the Closing for the same total consideration for such Shares as set forth in this Agreement.

         (d) Each Seller Party covenants and agrees to ensure that the maximum indebtedness of Trust and the Acquired Entities to HSBC Bank Canada and its Affiliates does not at any time exceed $25,000,000 (or the equivalent in Canadian Dollars at the Exchange Rate) in principal amount.

7.4      PRESERVATION OF BUSINESS

         Each Seller Party covenants and agrees to ensure that Trust and each Acquired Entity shall conduct its business in substantially the same manner as it has been previously conducted, including maintaining its physical facilities and its relationships with lessors, licensors, licensees, suppliers, customers, officers, employees, and any other Person having business relationships with Trust or such Acquired Entity.

7.5      ACCESS TO BUSINESS INFORMATION

         Each Seller Party covenants and agrees to ensure that Trust and each Acquired Entity shall permit representatives of Parent (including financing providers) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Trust or Acquired Entities, to all premises, properties, personnel, books, records, Contracts and documents pertaining to Trust and such Acquired Entity and shall furnish copies of all such books, records, Contracts and documents and all financial, operating and other data, and other information as Parent may reasonably request.

7.6      NOTICE OF DEVELOPMENTS

         Seller Parties shall give prompt written notice to Parent of any development occurring after the date of this Agreement, or with respect to representations and warranties that are qualified by Knowledge, any item about which such Person did not have Knowledge on the date of this Agreement, which in each case causes or reasonably could be expected to cause a Breach of any of the representations and warranties in SECTIONS 5.1 or 5.3 or ARTICLE 6. Parent shall give prompt written notice to Sellers and Trust of any development occurring after the date of this Agreement, or with respect to representations and warranties that are qualified by Knowledge, any item about which such Person did not have Knowledge on the date of this Agreement, which causes or reasonably could be expected to cause a Breach of any of the representations and warranties in SECTION 5.2. No disclosure by any Party pursuant to this SECTION 7.6 shall be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation or Breach of any representation, warranty, or covenant.

7.7      EXCLUSIVITY

         No Seller Party will (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any Equity Interests or any substantial portion of the assets of Trust or any Acquired Entity (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. No Seller will vote its Shares in favor of any such transaction. Seller Parties will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing and the terms of any such proposal, offer, inquiry, or contact.

         No Buyer Party or any of its Affiliates will (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person with respect to a merger, acquisition or similar transaction involving the purchase of all or substantially all of the assets or equity securities of a third party (including any acquisition structured as a merger, consolidation, or share exchange), or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

7.8      AFFILIATED TRANSACTIONS

         Except as disclosed on SCHEDULE 7.8, Seller Parties shall cause all Contracts and transactions by and between any Seller, Trust or any Affiliate of any Seller (other than an Acquired Entity), on the one hand, and Acquired Entities, on the other hand, to be terminated effective as of the Closing, without any cost or continuing obligation to Acquired Entities or any Buyer Party, and shall deliver to Parent evidence of such terminations that is reasonably acceptable to Parent.

7.9      REPAYMENT OF CERTAIN LIABILITIES OF SELLERS AND TRUST

         At or prior to the Closing, each Seller and Trust shall satisfy, pay in full, or discharge all Liabilities that such Seller or Trust or any of their respective Affiliates (other than an Acquired Entity) may have to Acquired Entities, including the Liabilities described on SCHEDULE 7.9, other than up to $400,000 of such Liabilities to be forgiven by the Acquired Entities prior to the Closing as expressly provided for on SCHEDULE 7.9. Sellers and Trust shall provide evidence to Parent of such repayment, discharge, or forgiveness in form and substance reasonably acceptable to Parent.

7.10     DISCHARGE OF CERTAIN LIABILITIES PAYABLE TO SELLERS AND TRUST

         At or prior to the Closing, each Acquired Entity shall satisfy, pay in full or discharge all Liabilities it may have to any Seller or Trust or any of their respective Affiliates (other than an Acquired Entity), all of which Liabilities are described on SCHEDULE 7.10. Acquired Entities shall provide evidence to Parent of such repayment, discharge, or forgiveness in form and substance reasonably acceptable to Parent.

7.11     SHAREHOLDERS MEETING; PROXY STATEMENT

         (a) If required by Parent's articles of incorporation, as amended and now or hereafter in effect, and/or applicable law in order to consummate the Transactions, Parent shall use Commercially Reasonable Efforts to take all action necessary in accordance with the CGCL and Parent's articles of incorporation and bylaws, each as amended and now or hereafter in effect, duly to call, give notice of, convene and hold a meeting of Parent's shareholders (the "SPECIAL MEETING") as promptly as practicable following the date of this Agreement for the purpose of considering and taking action upon this Agreement and the Transactions.

         (b) If required under applicable law, Parent shall prepare and file with the SEC a preliminary proxy or information statement relating to this Agreement and the Transactions and obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Seller Parties, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendments or supplements thereto (the "PROXY STATEMENT") to be mailed to its shareholders at the earliest practicable date, provided that no amendments or supplements to the Proxy Statement will be made by Parent without consultation with Seller Parties and their counsel. The Parties shall cooperate with each other in the preparation of the Proxy Statement, and Parent shall notify Seller Parties of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Seller Parties promptly copies of all correspondence between Parent or any representative of Parent and the SEC. Parent shall give Seller Parties and their counsel the opportunity to review and comment thereon. If at any time after the date the Proxy Statement is mailed to shareholders and prior to the Special Meeting any information relating to Buyer Parties, Sellers, Acquired Entities, Trust, or any of their respective Affiliates, officers or directors, is discovered by any of the Parties which is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC by Parent and to the extent required by law, disseminated to Parent's shareholders. Seller Parties agree that (i) they will provide Parent with all information concerning Sellers, Trust, and Acquired Entities and their respective Affiliates necessary or appropriate to be included in the Proxy Statement, (ii) at the Special Meeting or any postponement or adjournment thereof (or at any other meeting at which the Transactions or this Agreement are considered by shareholders), they will vote, or cause to be voted, all of the shares of Parent Common Stock then owned by them, or any of their Affiliates, if any, in favor of adoption of this Agreement and the Transactions, and (iii) they will promptly notify Parent of any request by the SEC and use Commercially Reasonable Efforts to assist Parent in responding promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, Parent shall mail the Proxy Statement to the shareholders of Parent.

7.12     PUBLICITY

         Buyer Parties will consult with Seller Parties before issuing, and provide Sellers reasonable time and opportunity to review and comment upon, and use reasonable efforts to agree on the form and substance of, any press release or other public statement with respect to the Transactions, and shall not issue any such press release or make such other public announcement prior to such consultation, except as required under applicable Laws (including securities
Laws). Seller Parties will not issue any press release or other statements to any third party (other than to their respective agents) with respect to the Transactions without the express written consent of the Parent.


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


7.13     TRADEMARK PURCHASE

         Prior to the Closing, Trust shall acquire the Trust Marks pursuant to and in accordance with the Trademark Purchase Agreements.

7.14     RIGHTS TO NAME

         The Sellers shall procure and cause David Bitton, without further consideration payable by the Buyer Parties or the Acquired Entities, to enter into an agreement with Buyer, in a form that is mutually acceptable to Buyer Parties and David Bitton, that provides in substance that: (a) subject to the exclusions below, Buyer and its Affiliates collectively shall have a fully-paid up, fully transferable and sub licensable, exclusive license to use his name, surname signature, likeness and other personal indicia ("PERSONAL INDICIA") in perpetuity in association with the operation of a business in the field of apparel and apparel accessories, including clothing, footwear, belts, totes, leather goods, and hats, and fragrances ("RESTRICTED AREAS"); (b) a covenant that David Bitton will not use his Personal Indicia in perpetuity in conjunction with goods or services in the Restricted Areas; but (c) notwithstanding the foregoing, David Bitton shall be free to use his Personal Indicia in association with all activities other than in the Restricted Areas. Additionally, the agreement with David Bitton shall restrict Buyer and its Affiliates from using the Personal Indicia in association with merchandise sold through certain lower tier distribution channels (budget and mass market retailers) if the Personal Indicia was not used previously in connection with the sale of merchandise by Buyer or the Acquired Entities through such distribution channels prior to the Closing or after the Closing while Gabriel Bitton serves as the Senior Officer of Buyer.

7.15     SECURITY AGREEMENT AND INTERCREDITOR AGREEMENT

         (a) At Closing, the Buyer Parties and the Sellers shall execute and deliver a Security Agreement in form and substance reasonably acceptable to Buyer Parties and the Sellers (the "SECURITY AGREEMENT"), pursuant to which the Buyer Parties will grant the Sellers, as security for the Buyer Parties' obligations to make the Future Payments (the "SELLER OBLIGATIONS"), a first priority Security Interest in the Seller Priority Collateral and a Security Interest, ranking second in priority only to the Security Interest of Guggenheim therein to the extent securing the Senior Obligations, in the Trust Marks and all proceeds thereof (the "SELLER SUBORDINATED COLLATERAL" and together with the Seller Priority Collateral, the "COLLATERAL"). Sellers acknowledge and agree that Buyer Parties shall be free to grant a Security Interest in the Collateral to Guggenheim provided that Sellers' Security Interest in the Seller Priority Collateral pursuant to the Security Agreement shall have priority over any other Security Interests in the Collateral.

         (b) At Closing, the Sellers shall execute and deliver an Intercreditor Agreement with Guggenheim, GMAC CF and other lenders to Buyer Parties, in form and substance acceptable to Sellers, Guggenheim and the other lenders a party thereto (the "INTERCREDITOR AGREEMENT"), and containing, among other terms and conditions, the following terms and conditions:


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


                  (i) The Sellers acknowledge and agree that each of Guggenheim and certain other lenders of the Buyer Parties has been or will be granted a Security Interest in the Collateral and that Sellers have no right or interest in any other property of the Buyer Parties, other than the Collateral.

                  (ii) Except for Guggenheim's first priority (to the extent it secures the Senior Obligations) Security Interest in the Seller Subordinated Collateral, the Security Interests of each of Guggenheim, GMAC CF and any other secured creditors of Buyer Parties in the Collateral will be subordinated to Sellers' Security Interest in the Collateral.

                  (iii) Each of the Sellers will agree to subordinate its Security Interest in the Seller Subordinated Collateral to the Security Interest of Guggenheim to the extent such Security Interest secures the Senior Obligations.

                  (iv) The Sellers will agree not to exercise any remedies or rights under this Agreement and the Security Agreement (the "SELLER DOCUMENTS") with respect to any Collateral, other than as set forth below with respect to Seller Priority Collateral.

                  (v) The Sellers will agree not to exercise any remedies or rights under the Seller Documents with respect to the Collateral, provided that such standstill will terminate with respect to the Seller Priority Collateral on a date which is 180 days following delivery of a notice of a Payment Default following a Payment Default under the Seller Documents.

                  (vi) The Sellers will grant Guggenheim a right (but not an obligation) to purchase all of the Seller Obligations after the occurrence of a breach under any of the Seller Documents.

                  (vii) Sellers will agree that, if an event of default with respect to the Senior Obligations has occurred and is continuing and Sellers have received written notice of such event of default, all payments of the Seller Obligations shall be subordinate and junior in right of payment to the Senior Obligations, provided that such subordination shall continue only for a period of 180 days following delivery of a notice by Sellers to Guggenheim of a Payment Default following a Payment Default under the Seller Documents.

                  (viii) The Sellers and Guggenheim will agree to grant to GMAC CF a nonexclusive, royalty-free license to use the Collateral to sell or otherwise dispose of any inventory (including raw materials, work-in-process and finished goods) on hand or ordered, against which inventory GMAC CF has directly loaned amounts to the Buyer Parties and which inventory secures such financing arrangements between GMAC CF, on the one hand, and the Buyer Parties and any of their respective Affiliates and Subsidiaries, on the other hand. The license will be similar in substance to the limited license granted to GMAC CF with respect to American Rag(R) and other trademarked apparel
                           inventory   as   provided   for   in   that


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


                           certain Intercreditor Agreement, dated as of June 16, 2006, between GMAC CF and Guggenheim.

         (c) For purposes of this SECTION 7.15, the following terms shall have the following meanings: "PAYMENT DEFAULT" means the failure by the Buyer Parties to make any payment on the Seller Obligations when due (after giving effect to any grace periods) which has continued for a period of fifteen (15) days; "SELLER PRIORITY COLLATERAL" means Contracts constituting part of the Purchased Assets and pursuant to which Trust has granted to a Person rights under or with respect to any of Trust's Intellectual Property and the proceeds thereof, all renewals of any of the forgoing Contracts for an additional term, and all new Contracts that replace any of the forgoing Contracts entered into with the existing licensee or any new licensee, so long as such renewal or replacement Contract grants substantially the same rights with respect to substantially the same merchandise in substantially the same territory provided for in the original Contract being renewed or replaced; and "SENIOR OBLIGATIONS" means the obligations of the Buyer Parties and/or their Affiliates to Guggenheim and the lenders under the Credit Agreement, dated June 16, 2006, among Parent, Guggenheim, the lenders thereunder and other parties thereto, as the same is amended, restated, renewed, extended or otherwise modified from time to time, but solely with respect to up to $65,000,000 in principal amount of advances made by Guggenheim and such lenders to Buyer Parties or their Affiliates (which amount shall be reduced by the amount of any repayments of principal on the Senior Obligations after the Closing).

7.16     DISCHARGE OF CERTAIN SECURITY INTERESTS OF ACQUIRED ENTITIES

         At or prior to the Closing, each Seller Party shall discharge or caused to be discharged the Security Interest listed on SCHEDULE 7.16 and shall provide confirmation of the discharges received from the relevant authorities to the Buyer Parties.

7.17     ANCILLARY AGREEMENTS

         At the Closing, the Sellers shall procure and cause each of the Bitton Brothers to enter into each Ancillary Agreement to which such Bitton Brother is a party.

7.18     TAX RETURNS; AFFIDAVIT

         Prior to Closing, the Sellers shall cause each Acquired Entity to have prepared and filed with all appropriate Governmental Bodies all Tax Returns in respect of Taxes required to be filed by applicable Law on or prior to Closing. At or immediately before Closing, Sellers Parties shall deliver to Parent an affidavit, under penalties of perjury, stating that Buffalo US is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) so that Parent is exempt from withholding any portion of the US Buffalo Purchase Price.


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


                                   ARTICLE 8.
                             POST-CLOSING COVENANTS

         The Parties  agree as follows with respect to the period  following the
Closing:

8.1      GENERAL

         In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each Party shall take such further action (including executing and delivering such further instruments and documents) as any other Party reasonably may request, all at the requesting Party's sole cost and expense (unless the requesting Party is entitled to indemnification therefor under ARTICLE 11). After the Closing, Buyer shall be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to Acquired Entities.

8.2      LITIGATION SUPPORT

         So long as any Party actively is contesting or defending against any Action in connection with (a) the Transactions or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any Acquired Entity or the Purchased Assets, each other Party shall cooperate with such Party and such Party's counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as will be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party or one of its Affiliates is entitled to indemnification therefor under ARTICLE 11).

8.3      TRANSITION

         No Seller or Trust shall take any action that is designed or intended to have the effect of discouraging any lessor, licensor, licensee, customer, supplier, or other business associate of any Acquired Entity or relating to the Purchased Assets from maintaining at least as favorable business relationships with Acquired Entities or Buyer Parties after the Closing as it maintained with Acquired Entities or Trust prior to the Closing. Each Seller and Trust shall, and shall cause its Affiliates to, refer all customer, supplier, and other inquiries relating to the businesses of Acquired Entities or the Purchased Assets to Buyer Parties or an Affiliate thereof.

8.4      CONFIDENTIALITY

         Each Seller and Trust shall treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement. If Trust or any Seller is ever requested or required (by oral question or request for information or documents in any Action) to disclose any Confidential Information, Trust or such Seller shall notify Parent promptly of the request or requirement so that Parent may seek an appropriate protective Order or waive compliance with this SECTION 8.4. If, in the absence of a protective Order or the receipt of a waiver hereunder, Trust or any Seller that, on the written advice of counsel, is compelled to disclose any Confidential Information to any Governmental Body, arbitrator, or mediator or else stand Liable for contempt, Trust or that Seller may disclose the

Confidential Information to the Governmental Body, arbitrator, or mediator; PROVIDED, HOWEVER; that the disclosing Party shall use its Commercially Reasonable Efforts to obtain, at the request of Parent, an Order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as Parent may designate.

8.5      RELEASE

         (a) Trust and each Seller, on behalf of such Person and each of such Person's heirs, representatives, successors, and assigns, hereby releases and forever discharges each Acquired Entity, and each of its respective officers, directors, managers, employees, agents, stockholders, controlling persons, representatives, Affiliates, successors, assigns (individually, a "RELEASEE" and collectively, "Releasees") from any and all Actions, Orders, Damages, Liabilities, and, except as expressly contemplated by this Agreement and the Ancillary Agreements, Contracts whatsoever, whether known or unknown, suspected or unsuspected, both at Law and in equity, which such Person or any of such Person's respective heirs, representatives, successors or assigns now has, have ever had or may hereafter have against the respective Releasees arising on or prior to the Closing Date or on account of or arising out of any matter, cause, or event occurring on or prior to the Closing Date including any rights to indemnification or reimbursement from any Acquired Entity, whether pursuant to their respective Organizational Documents, Contract or otherwise and whether or not relating to Actions pending on, or asserted after, the Closing Date; PROVIDED, HOWEVER, that nothing contained herein will operate to release any obligations of any Acquired Entity arising under this Agreement and the Ancillary Agreements. Trust and each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any cause of Action, or commencing, instituting or causing to be commenced, any Action, of any kind against any Releasee, based upon any matter purported to be released hereby.

         (b) Each Acquired Entity, on behalf of such Person and each of such Person's heirs, representatives, successors, and assigns, hereby releases and forever discharges each of Sellers and Trust, and each of its respective officers, directors, managers, employees, agents, stockholders, controlling persons, representatives, Affiliates, successors, assigns (individually, a "SELLER RELEASEE" and collectively, "SELLER RELEASEES") from any and all Actions, Orders, Damages, Liabilities, and, except as expressly contemplated by this Agreement and the Ancillary Agreements, Contracts whatsoever, whether known or unknown, suspected or unsuspected, both at Law and in equity, which such Person or any of such Person's respective heirs, representatives, successors or assigns now has, have ever had or may hereafter have against the respective Seller Releasees on or prior to the Closing Date or on account of or arising out of any matter, cause, or event occurring on or prior to the Closing Date whether or not relating to Actions pending on, or asserted after, the Closing Date; PROVIDED, HOWEVER, that nothing contained herein will operate to release any obligations of any of Seller Party or Trust arising under this Agreement and the Ancillary Agreements. Each Acquired Entity hereby irrevocably covenants to refrain from, directly or indirectly, asserting any cause of Action, or commencing, instituting or causing to be
                  commenced,   any  Action,  of  any  kind  against  any  Seller
                  Releasee, based upon any matter purported to be released hereby.


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


8.6      STOCK CERTIFICATES

         (a) Each stock certificate representing Buyer Exchangeable Shares will be imprinted with a legend substantially in the following form:

         UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR
         (4) MONTHS AND A DAY AFTER THE LATER OF (I) [CLOSING DATE] AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

         NEITHER THE SECURITIES EVIDENCED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE IN EXCHANGE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY, NOR ANY SECURITIES ISSUABLE IN EXCHANGE THEREOF, NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         (b) Each stock certificate representing Parent Shares will be imprinted with legends substantially in the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT RESTRICTING THEIR TRANSFER, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED TO ANY PROSPECTIVE PURCHASERS ON REQUEST. THE AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE SALE,


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


         TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

8.7      BOARD REPRESENTATION

         Effective upon the Closing, Parent shall appoint Gabriel Bitton and Louis Padilla or, if either or both of Gabriel Bitton or Louis Padilla is unwilling to serve or is unable to serve due to death or disability or for the reasons described in clause (ii) of this paragraph, any other nominee of Sellers reasonably acceptable to Parent (Gabriel Bitton and Louis Padilla or such other nominee, the "SELLER NOMINEES") to serve on Parent's Board of Directors. Following the Closing and until the earlier of (a) the fifth anniversary of the Closing Date and (b) the date that Sellers and their Affiliates as of the Closing Date collectively "beneficially own" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act) less than five million shares (as adjusted for stock splits, reverse stock splits, etc.) of the issued and outstanding Parent Common Stock, Parent shall use its best efforts to nominate the Seller Nominees as nominees of Parent's Board of Directors for reelection as directors at each shareholders meeting at which the Seller Nominees' seats on Parent's Board of Directors are being voted upon; PROVIDED, HOWEVER, that Parent shall not be required to nominate a Seller Nominee (i) if the Seller Nominee does not agree to be named as a nominee and provide all information required to be included in Parent's proxy statement for the applicable shareholders meeting or otherwise required to be disclosed by Parent or (ii) the Seller Nominee is prohibited or disqualified from serving on the Board of Directors of Parent pursuant to any order, judgment, or decree of any Governmental Authority.

         Parent will indemnify the Seller Nominees to the fullest extent permitted by Law against any liability for any act or omission relating to his appointment as director of Parent. Nothing in this Agreement limits the rights of a Seller Nominee to claim indemnity apart from the provisions of this Agreement, if he is entitled to such indemnity. Parent will purchase and maintain customary directors and officers' insurance coverage for the benefit of the Seller Nominees and all other members of Parent's Board of Directors, in such amounts and on such terms as are approved by Parent's Board of Directors.

8.8      TREATMENT OF CERTAIN TAX MATTERS POST-CLOSING

         The following provisions shall govern the allocation of responsibility as between Buyer Parties and Sellers for certain Tax matters following the Closing Date:

         (a) TAXABLE PERIODS AND ALLOCATION OF TAXES. The Target Companies shall, unless prohibited by applicable Law, close the taxable period of each of Acquired Entities as of the close of the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period which begins before the Closing Date and ends after the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire


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


                  Taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations of income, gains, loss, deduction, and credits shall be made in a manner consistent with prior practice of the applicable Target Company.

         (b) CLOSING TAX RETURNS. The Target Companies shall prepare or cause to be prepared and file or cause to be filed all Tax
                  Returns for Acquired Entities for all periods ending on or prior to the Closing Date which are required to be filed after the Closing Date and all Tax Returns for each Acquired Entity for Tax periods which begin before the Closing Date and end after the Closing Date (the "CLOSING TAX RETURNS"). The applicable Acquired Entity shall cause copies of such Closing Tax Returns (other than informational returns such as Forms 1099 and Forms W-2) to be delivered to Parent and Sellers at least forty five (45) days prior to the filing date for their review and approval, which shall not be unreasonably withheld or delayed. Parent and Sellers shall give any comments on such Closing Tax Returns in writing to the applicable Acquired Entity, with a copy to Parent or Sellers, as applicable, within ten (10) days following the delivery of the Closing Tax Returns. The applicable Acquired Entity, Parent and Sellers shall attempt in good faith mutually to resolve any disagreements regarding such Closing Tax Returns prior to the due date for filing thereof. Any disagreements regarding such Closing Tax Returns which are not resolved by thirty (30) days prior to the filing date for such Closing Tax Returns shall be promptly referred to the Neutral Accounting Firm. The Neutral Accounting Firm shall prepare the final Closing Tax Return within twenty five (25) days of such referral, and such preparation shall be final and binding on the Acquired Entity, Parent and Sellers. The fees and expenses of the Neutral Accounting Firm shall be paid by Parent and Sellers equally. Closing Tax Returns shall so far as practicable be prepared using elections consistent with past practices, and financial statement Tax accruals for any timing differences from financial statement income will be treated as Taxes paid or payable for purposes of the allocations contained in this paragraph.

         (c) AMENDMENTS. Without the prior written consent of Sellers, which consent shall not be unreasonably withheld, neither the Acquired Entity nor Parent shall file or cause to be filed for fiscal periods ending on or prior to the Closing Date or deemed to end on the Closing Date for the purpose of this Agreement, any amended Tax Return if any such filing affects the obligation of Sellers to provide indemnification for any Tax Liability of the Acquired Entity pursuant to this Agreement.

         (d)      COOPERATION ON TAX MATTERS.

                  (i) After the Closing Date, Acquired Entities, Parent and Sellers shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes for which Sellers are or may be partially or fully liable to the Seller Indemnified Parties pursuant to this


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


                           Agreement. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (ii) Parent and each Acquired Entity further agree, upon request, to provide the other Parties with all information that such Party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder.

         (e) TAX PROCEEDINGS. Notwithstanding any other provision contained in this Agreement, after the Closing Date, in the case of any audit, examination, or other proceeding with respect to Taxes ("TAX Proceeding") for which Sellers are or may be partially or fully liable to the Seller Indemnified Parties pursuant to this Agreement, the applicable Acquired Entity shall inform Sellers within ten (10) business days after the receipt of any notice of such Tax Proceeding. The Acquired Entity shall be responsible for the management of the Tax Proceeding, provided that Sellers shall have the right (1) to participate fully in the Tax Proceeding, either personally or through a representative (including separate counsel of its own choosing at its sole cost and expense) to the extent it is affected by such proceeding, (2) to receive copies of all correspondence regarding the Tax Proceeding, and reasonable advance notice from the Acquired Entity of any meetings, hearings or proceedings, (3) to review in advance and comment on any pleadings, briefs, or other documents to be filed, and (4) to approve any judgment or settlement, closing or other agreement with respect to any Tax Proceeding, which approval shall not be unreasonably withheld or delayed.

         (f) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, if any, shall be paid by the applicable Acquired Entity when due, and such Acquired Entity shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, Buyer Parties shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

         (g) RETENTION OF DOCUMENTS. Each Acquired Entity agrees to retain all books and records with respect to Tax matters pertinent to such Acquired Entity relating to any taxable period beginning before the Closing Date until the expiration of the prescription period of the statute of limitations (and, to the extent notified by Buyer Parties, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.

         (h) TAX INDEMNIFICATION. Without limiting the rights of the Seller Indemnified Parties to be indemnified pursuant to ARTICLE 11, Sellers and Trust, jointly and severally, shall indemnify and hold the Seller Indemnified Parties harmless from and pay any and all Damages directly or indirectly resulting from, relating to, arising out of,


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


                  or attributable to (i) any Tax payable by or on behalf of any Seller Party or Acquired Entity for any taxable period ending on or prior to the Closing Date, (ii) Taxes of any member of a consolidated or combined tax group of which any Seller Party is, or was at any time, a member, for which any Acquired Entity is jointly or severally liable as a result of its inclusion in such group prior to the Closing Date, and (iii) with respect to any Taxes payable by or on behalf of any Acquired Entity due for period beginning before and ending after the Closing Date (whether or not assessed prior to the Closing Date), the Taxes allocable to the portion of such period that ends on and includes the Closing Date ("SELLERS' PRO RATA SHARE"). For purposes of calculating Sellers' Pro Rata Share of Taxes described in clause (iii), the Closing Date will be treated as the last day of a taxable period, and the portion of any such Tax that is allocable to the taxable period that is so deemed to end on the Closing Date will be:
                  (1) in the case of Taxes that are either (x) based upon or related to income or receipts, (y) imposed in connection with any sales or other transfer or assignment of property (real or personal, tangible or intangible) other than transfers pursuant to this Agreement, or (z) imposed on a periodic basis and measured by the level of any item that is required to be determined as of the Closing Date or that is reasonably determinable as of the Closing Date and such determination is made by a party in a manner reasonably acceptable to Parent and Sellers, deemed equal to the amount that would be payable if the period for which such Tax is assessed ended with the Closing Date; and (2) in the cases of Taxes imposed on a periodic basis and measured by the level of any item, other than Taxes described in clause (1) hereof, will be deemed to be the amount of such Taxes for the entire period (or, in the case of such taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending with the Closing Date and the denominator of which is the number of calendar days in the entire period; and (3) exemptions, allowances or deductions that are calculated on an annual basis such as the deduction for depreciation, will be apportioned on a daily basis in the same manner as Taxes under clause (2) hereof. Returns for periods beginning before closing and ending after closing shall so far as practicable be prepared using elections consistent with past practices, and financial statement tax accruals for any timing differences from financial statement income will be treated as taxes paid or payable for purposes of the allocations contained in this paragraph. For the avoidance of doubt, the allocation of tax liabilities under this paragraph shall be unaffected by the carryback of tax losses, credits or other attributes attributable to periods beginning after closing even though such carrybacks may have the effect of reducing taxes paid or accrued for periods covered by this tax allocation.

                  Notwithstanding anything in this SECTION 8.8(H) to the contrary, Sellers and Trust will have no obligation to indemnify Seller Indemnified Parties for Taxes to the extent adequate provision was made therefor on the balance sheet included in the Interim Financial Statements (other than in the notes thereto) or to the extent arising after the Balance Sheet Date in the Ordinary Course of Business.

8.9      RESTRICTIVE COVENANT

         The Buyer Parties and the Seller Parties agree that no portion of the 368 Purchase Price, Buffalo Inc. Purchase Price, 316 Purchase Price, Buffalo US Purchase Price or the Asset


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


Purchase Price be allocated to a "restrictive covenant" as that term is defined for the purpose of the INCOME TAX ACT (Canada). However, if any portion of the 368 Purchase Price, Buffalo Inc. Purchase Price, 316 Purchase Price, Buffalo US Purchase Price or the Asset Purchase Price is determined by tax authorities to be in respect of a "restrictive covenant" (the "REALLOCATION"), then the Buyer Parties and the Seller Parties agree to use their best effort in order that the full amount of such portion be subject to an election under Section 56.4 of the INCOME TAX ACT (Canada), or any other provision to the same effect, in order for such amount to be treated as proceeds of disposition of the shares in the capital of the Acquired Entities or as part of the cumulative eligible capital account under subsection 14(5) of the INCOME TAX ACT (Canada). In this respect, the consideration paid to the Sellers for the Shares of the Acquired Entities and the consideration paid to the Sellers for entering into this Agreement will be deemed to be and always to have been the corresponding amounts under the Reallocation. Upon the Sellers' request, Parties shall file the prescribed form in accordance with the INCOME TAX ACT (Canada) and any subsequent amendment. If any Canadian provincial taxing authority proposes a similar provision, and it is determined by such provincial tax authority that any portion of the 368 Purchase Price, Buffalo Inc. Purchase Price, 316 Purchase Price, Buffalo US Purchase Price or the Asset Purchase Price is in respect of a "restrictive covenant", then the Seller Parties and the Buyer Parties shall make a similar provincial election.

8.10     OPTION AWARDS

         For a period of twenty-four (24) months following the Closing, the Senior Officer shall have authority to provide for the grant to employees of Buyer and its Subsidiaries (other than the Bitton Brothers), of options to purchase up to an aggregate of 1,000,000 shares of Parent Common Stock pursuant to, and in accordance with, the terms and conditions of Parent's 2006 Stock Incentive Plan or such other plan approved for such purpose by Parent's Board of Directors. The options shall have an exercise price equal to the fair market value of Parent Common Stock on the date of grant, vest over four (4) years in accordance with Parent's then current vesting schedule for similarly situated employees, and otherwise be subject to Parent's form of option agreement for similarly situated employees.

                                   ARTICLE 9.
                               CLOSING CONDITIONS

9.1      CONDITIONS PRECEDENT TO OBLIGATION OF BUYER PARTIES

         Buyer Parties' obligation to consummate the Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below.

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty set forth in SECTIONS 5.1 and 5.3 and ARTICLE 6 must have been accurate and complete in all respects (without giving effect to any provisions including the word "material" or words of similar import, or to materiality, as reflected under Canadian GAAP, in the representations in SECTION 6.8 relating to the Financial Statements), as of the date of this Agreement, and must be accurate and complete in all respects (without giving effect to any provisions including the word "material" or words of similar import, or to  materiality,  as reflected  under Canadian GAAP, in the representations in SECTION 6.8 relating to the Financial Statements), as of the Closing Date, as if made on the Closing Date (except as expressly provided in a representation or warranty, as arising as a direct results of the implementation of the Transaction Documents in accordance with their respective terms and except for inaccuracies that individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change (or Effect)).

         (b) COMPLIANCE WITH OBLIGATIONS. Each Seller Party must have performed and complied with all of its covenants to be performed or complied with at or prior to Closing (singularly and in the aggregate) in all material respects.

         (c) NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, (i) there must have been no Material Adverse Change, (ii) there must not have been any action or inaction by a Governmental Body, arbitrator, or mediator which caused or could reasonably be expected to cause a Material Adverse Change, and (iii) there must not have been any fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which has had or could reasonably be expected to have a Material Adverse Effect.

         (d) NO ADVERSE LITIGATION. There must not be pending or threatened any Action by or before any Governmental Body, arbitrator, or mediator which seeks to restrain, prohibit, invalidate, or collect Damages arising out of the Transactions, or which, in the reasonable judgment of Parent, makes it inadvisable to proceed with the Transactions.

         (e) SELLER PARTY CONSENTS. Seller Parties must have received Consents to the Transactions and waivers of rights to terminate or modify any rights or obligations of any Acquired Entity from any Person (i) from whom such Consent is required, including Consents listed on SCHEDULES 5.1(C), 5.3(C), and 6.3, and under any Contract listed or required to be listed in SCHEDULES 6.17, 6.21, and 6.26, or under Law, or (ii) who as a result of the Transactions, would have such rights to terminate or modify such Contracts, either by their terms or as a matter of Law, other than (A) Consents required under real property leases to which the Acquired Entities are party,
                  (B) the Consent of HSBC Bank Canada, or (C) unless, in each case, the failure to receive such consents or waivers either individually or in the aggregate would not have a Material Adverse Effect.

         (f) BUYER PARTY CONSENTS. Buyer Parties must have obtained all Consents listed on SCHEDULE 5.2(C).

         (g) LIABILITIES. Prior to the Closing, Seller Parties must have obtained and delivered to Parent full satisfactions or releases of all Liabilities due to or from Acquired Entities and Trust which are due to be satisfied or released under this Agreement to or on behalf of (i) any Affiliate of Acquired
                  Entities, (ii) Trust or any Affiliate of Trust, or (iii) Sellers or any Affiliate of Sellers.

         (h) LEGAL OPINIONS. Parent shall have received from Stikeman Elliot, LLP, counsel for Seller Parties, written opinions, dated as of the Closing Date, addressed to Parent, in form and substance reasonable satisfactory to Parent.

         (i) SHAREHOLDER APPROVAL. Parent shall have obtained Shareholder Approval.

         (j) DISSENTING SHARES. The holders of no more than 4.99% of the Parent Common Stock shall have exercised their right to dissent from the Transactions under the applicable provisions of the CGCL.

         (k) NO ORDER OR INJUNCTION. There must not be issued and in effect any Order restraining or prohibiting the Transactions.

         (l) EMPLOYMENT AGREEMENTS. Each of the Bitton Brothers shall have executed and delivered to Buyer the Employment Agreements.

         (m) NON-COMPETITION AGREEMENTS. Each of the Bitton Brothers shall have executed and delivered to Parent the Non-Competition Agreements.

         (n) INTERCREDITOR AGREEMENT; SECURITY AGREEMENT. Each of the Intercreditor Agreement and Security Agreement contemplated by
                  SECTION 7.15 shall have been executed and delivered by all parties thereto.

         (o)      REGISTRATION  RIGHTS  AGREEMENT.  Each Seller  receiving Buyer
                  Exchangeable   Shares  at  Closing  shall  have  executed  and
                  delivered to Parent the Registration Rights Agreement.

         (p) STANDSTILL AGREEMENT. Each Seller receiving Buyer Exchangeable Shares at Closing and the Bitton Brothers shall have executed and delivered to Parent the Standstill Agreement.

9.2      CONDITIONS PRECEDENT TO OBLIGATION OF SELLERS AND TRUST

Trust's and each Seller's obligation to consummate the Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below.

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty set forth in SECTION 5.2 must have been accurate and complete in all respects (without giving effect to any provisions including the word "material" or words of similar import, or to materiality, as reflected under US GAAP, in the representations in SECTION 5.2(F) relating to the financial statements of Parent), as of the date of this Agreement, and must be accurate and complete in all respects (without giving effect to any provisions including the word "material" or words of similar import, or to materiality, as reflected under US GAAP, in the representations in SECTION 5.2(F) relating to the financial statements of Parent), as of the Closing Date, as if made on the Closing Date (except as expressly provided in a representation or warranty, as arising as a direct results of the implementation of the Transaction Documents in accordance with their respective terms and except for inaccuracies that individually or in the aggregate could not reasonably be expected to result in a Parent Material Adverse Change (or Effect)).

         (b) COMPLIANCE WITH OBLIGATIONS. Each Buyer Party must have performed and complied with all its covenants and obligations required by this Agreement to be performed or complied with at or prior to Closing (singularly and in the aggregate) in all material respects.

         (c) NO PARENT MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, has had or could reasonably be expected to have a Parent Material Adverse Effect. Without limiting the foregoing, (i) there must have been no Parent Material Adverse Change, (ii) there must not have been any action or inaction by a Governmental Body, arbitrator, or mediator which caused or could reasonably be expected to cause a Parent Material Adverse Change, and (iii) there must not have been any fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which has had or could reasonably be expected to have a Parent Material Adverse Effect.

         (d) NO ADVERSE LITIGATION. There must not be pending or threatened any Action by or before any Governmental Body, arbitrator, or mediator which seeks to restrain, prohibit, invalidate, or collect Damages arising out of the Transactions, or which, in the reasonable judgment of Seller Parties, makes it inadvisable to proceed with the Transactions.

         (e) BUYER PARTY CONSENTS. Buyer Parties must have obtained all Consents listed in SCHEDULE 5.2(C).

         (f) NO ORDER OR INJUNCTION. There must not be issued and in effect any Order restraining or prohibiting the Transactions.

         (g) LEGAL OPINION. Trust and Sellers shall have received from Stubbs, Alderton & Markiles LLP and Pillsbury Winthrop Shaw Pittman LLP (or such other counsel reasonable acceptable to Sellers), each counsel for Buyer Parties, written opinions, dated as of the Closing Date, addressed to such Parties, in form and substance reasonable satisfactory to such Parties.

         (h)      SHAREHOLDER  APPROVAL.  Parent shall have obtained Shareholder
                  Approval

         (i) DISSENTING SHARES. The holders of no more than 4.99% of the Parent Common Stock shall have exercised their right to dissent from the Transactions under the applicable provisions of the CGCL.

         (j) REGISTRATION RIGHTS AGREEMENT. Parent shall have executed and delivered to each Seller receiving Buyer Exchangeable Shares at Closing the Registration Rights Agreement.

         (k) INTERCREDITOR AGREEMENT; SECURITY AGREEMENT. Each of the Intercreditor Agreement and Security Agreement contemplated by
                  SECTION 7.15 shall have been executed and delivered by all parties thereto.

                                   ARTICLE 10.
                                   TERMINATION

10.1     TERMINATION OF AGREEMENT

         The Parties may terminate this Agreement as provided below:

         (a) Parent and Sellers may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing.

         (b) Parent or Sellers may terminate this Agreement upon delivery of notice if the Closing has not occurred prior to the
                  Expiration Date, PROVIDED that the Party delivering such notice (or in the case of a delivery by Sellers, each Seller Party) shall not have caused such failure to close as a result of such Party's default hereunder. In the event the preliminary Proxy Statement related to the Shareholder Approval has not been filed with the SEC by December 31, 2006, Parent or Sellers may terminate this Agreement upon delivery of notice prior to January 19, 2007.

         (c) Parent may terminate this Agreement within thirty (30) days of giving written notice to Sellers at any time prior to the Closing if there has been a Material Adverse Change (or
                  Effect) or Trust or any Seller has Breached any representation, warranty, or covenant contained in this
                  Agreement (without giving effect to materiality for any provisions including the word "MATERIAL" or words of similar import and SECTION 6.8), provided such Breach, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change (or Effect), and such Material Adverse Change (or Effect) or Breach has not been remedied within ten
                  (10) days of the receipt of such notice by Seller.

         (d) Sellers may terminate this Agreement within thirty (30) days of giving written notice to Parent at any time prior to the Closing if there has been a Parent Material Adverse Change (or Effect) or if any Buyer Party has Breached any representation, warranty, or covenant contained in this Agreement (without giving effect to materiality for any provisions including the "MATERIAL" or words of similar import and SECTION 5.2(F), provided such Breach, individually or in the aggregate, could reasonably be expected to result in a Parent Material Adverse Change (or Effect) and such Parent Material Adverse Change (or Effect) or Breach has not been remedied within ten (10) days of the receipt of such notice by Parent.

         (e) Parent may terminate this Agreement by giving notice to Sellers on or before the Expiration Date that it has not obtained or reasonably believes that it will be unable to obtain on terms and conditions reasonably satisfactory to Parent all of the financing it needs to consummate the Transactions.


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


         (f) Parent may terminate this Agreement by giving notice to Sellers on or before the Expiration Date if Shareholder Approval was not obtained at a special meeting of Parent's shareholders at which Shareholder Approval was sought by Parent.

10.2     EFFECT OF TERMINATION

         (a) Except for the obligations under ARTICLE 2, this ARTICLE 10 and ARTICLE 13, if this Agreement is terminated under SECTION 10.1, then, except as provided in this SECTION 10.2 all further obligations of the Parties under this Agreement shall terminate.

         (b) If Parent terminates this Agreement pursuant to SECTION 10.1(C), then the rights of Buyer Party(ies) to pursue all legal remedies for Damages such Buyer Party(ies) suffer shall survive such termination unimpaired and no election of remedies shall have been deemed to have been made; PROVIDED, HOWEVER, that Seller Parties shall not be liable, in the aggregate, for any Damages in excess of $5,000,000.

         (c) If Sellers terminate this Agreement pursuant to 10.1(D), Buffalo International shall be entitled to retain the Deposit as contemplated by SECTION 2.1(B) as the Sellers' sole and exclusive remedy and as liquidated damages, and all further obligations of the Parties under this Agreement shall terminate.

         (d) If Parent or Sellers, as the case may be, terminate this Agreement pursuant to SECTIONS 10.1(B) or 10.1(E), then Buffalo International shall be entitled to retain the Deposit as contemplated by SECTION 2.1(B) as the Sellers Parties' sole and exclusive remedy and as liquidated damages with respect to such termination of this Agreement, and all further obligations of the Parties under this Agreement shall terminate.

         (e) If Parent terminates this Agreement pursuant to SECTION 10.1(F), then Parent shall pay to Sellers the Termination Fee, on the tenth (10th) business day following final determination of the Termination Fee as provided in SECTION 10.2(E), by wire transfer in immediately available funds, to compensate Sellers for, among other things, their expenses and management time in pursuing the Transactions and for lost opportunity costs. Seller Parties agree that such payment shall be Seller Parties' sole and exclusive remedy and as liquidated damages with respect to such termination of this Agreement, and all further obligations of the Parties under this Agreement shall terminate.

         (f) The "TERMINATION FEE" shall be an amount equal to Seller Parties' actual and reasonable, documented, out-of-pocket, third party transaction costs and expenses incurred in connection with the structuring and negotiation of (i) the term sheet dated May 17, 2006 delivered by Parent to Buffalo Inc., (ii) this Agreement and the Ancillary Agreements, and
                  (iii) the Transactions (including, without limitation, all reasonable fees and expenses of counsel and independent auditors), provided that Seller Parties have provided Parent with copies of reasonably detailed invoices, receipts or other adequate documentation substantiating all such costs and expenses. Notwithstanding anything to the contrary in this
                  SECTION 10.2, in no event shall Parent have any obligation to pay such


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


                  costs and expenses, or any portion thereof, to the extent that any Seller Party has already deducted the amount of such costs and expenses from funds deposited with Seller Parties by Parent or any third party in connection with the Transactions unless Seller Parties thereafter reimburse Parent or any such third party for any amounts so deducted. If Parent disputes any the amount of such costs and expenses, the parties agree to negotiate in good faith to resolve any dispute between them regarding the Termination Fee. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder; provided, however, that if the timeframe imposed by this procedure could materially adversely affect a party's rights or remedies under any dispute, then the above procedure shall not apply to such party with respect to such dispute.

                                    ARTICLE 11.
                                 INDEMNIFICATION

11.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         (a)      Each  representation  and  warranty  of Sellers  contained  in
                  SECTION 5.1 and Trust contained in SECTION 5.3 and any certificate related to such representations and warranties shall survive the Closing and shall continue in full force and effect, forever, except for the representations and warranties set forth in SECTIONS 5.1(E) and 5.3(D) which and shall continue in full force and effect until the applicable statute of limitations expires (or for 7 years if there is no applicable statue of limitations). Each representation and warranty of Seller Parties contained in ARTICLE 6 and any certificate related to such representations and warranties shall survive the Closing and shall continue in full force and effect for two years thereafter, except (i) the representations and warranties set forth in SECTIONS 6.4 and 6.26, which shall survive the Closing and shall continue in full force and effect until the applicable statute of limitations expires (or for 7 years if there is no applicable statute of limitations), (ii) the representations and warranties set forth in SECTIONS 6.1, 6.2, 6.5 and 6.7, which shall survive the Closing and shall continue in full force and effect forever, and (iii) the representations and warranties set forth in SECTION 6.12 which shall survive the Closing and, notwithstanding such Closing, and the receipt by the Buyer Parties of any opinion, certificate or other document, shall continue in full force and effect for the benefit of the Seller Indemnified Parties until the date that is ninety (90) days after the relevant Governmental Body is no longer entitled to assess or reassess the subject Acquired Entity in respect of the Taxes in question, having regard, without limitation, to (a) any waiver given by such Acquired Entity in respect of such


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


                  Taxes; and (b) any entitlement of a Governmental Body to assess or reassess such Acquired Entity without limitation in the event of fraud or misrepresentation attributable to neglect, carelessness or willful default.

         (b)      Each representation and warranty of Buyer Parties contained in
                  SECTION 5.2 and any certificate related to such representations and warranties shall survive the Closing and shall continue in full force and effect for two years thereafter, except (i) the representations and warranties set forth in SECTION 5.2(D), which shall survive the Closing and shall continue in full force and effect until the applicable statute of limitations expires (or for 7 years if there is no applicable statute of limitations) and (ii) the representations and warranties set forth in SECTIONS 5.2(A) and 5.2(B), which shall survive the Closing and shall continue in full force and effect forever.

         (c) Each other provision in this Agreement or any certificate or document delivered pursuant hereto will survive for the relevant statute of limitations period, unless a different period is expressly contemplated herein or thereby.

         (d) Where a notice of a claim is given in accordance with this Agreement in respect of a representation, warranty or obligation of the Seller Parties relating to Taxes, the representation, warranty or obligation to which such notice applies shall survive in respect of such claim until the final determination or settlement of such claim.

11.2     INDEMNIFICATION PROVISIONS FOR PARENT'S BENEFIT

         Sellers and Trust, jointly and severally, shall indemnify and hold the Seller Indemnified Parties harmless from and pay any and all Damages directly or indirectly resulting from, relating to, arising out of, or attributable to any one of the following:

         (a) Any Breach of any representation or warranty any Seller Party has made in this Agreement as if such representation or warranty were made on and as of the Closing Date.

         (b) Any Breach by any Seller Party of any covenant or obligation of any Seller Party in this Agreement.

         (c) All Liabilities of Trust or related to the Purchased Assets or operation by Trust of its business prior to Closing other than Assumed Liabilities.

11.3     INDEMNIFICATION PROVISIONS FOR TRUST'S AND SELLERS' BENEFIT

         Buyer Parties shall indemnify and hold the Parent Indemnified Parties harmless from and pay any and all Damages, directly or indirectly, resulting from, relating to, arising out of, or attributable to any of the following:

         (a) Any Breach of any representation or warranty any Buyer Party has made in this Agreement as if such representation or warranty were made on and as of the Closing Date.


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


         (b) Any Breach by any Buyer Party of any covenant or obligation of any Buyer Party in this Agreement.

         (c) The payment, performance, and satisfaction when due of the Assumed Liabilities.

11.4     INDEMNIFICATION CLAIM PROCEDURES

         (a) If any third party notifies any Indemnified Party with respect to the commencement of any Action that may give rise to a claim for indemnification against any Indemnitor under this
                  ARTICLE 11 (an "INDEMNIFICATION CLAIM"), then such Indemnified Party shall promptly give notice to the Indemnitor. The failure to give such notice shall not affect whether an Indemnitor is liable for reimbursement hereunder, unless the defense of such Action is materially and irrevocably prejudiced by the Indemnified Party's failure to give such notice.

         (b) Unless provided otherwise in this Agreement, an Indemnitor shall have the right to defend against an Indemnification Claim with counsel of its choice reasonably satisfactory to the Indemnified Party if (i) within fifteen (15) days following the receipt of notice of the Indemnification Claim the Indemnitor notifies the Indemnified Party in writing that the Indemnitor shall indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, relating to, arising out of, or attributable to the Indemnification Claim, (ii) the Indemnification Claim involves only money Damages and does not seek an injunction or other equitable relief, (iii) settlement of, or an adverse judgment with respect to, the Indemnification Claim is not in the good faith judgment of the Indemnified Party likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (iv) the Indemnitor continuously conducts the defense of the Indemnification Claim actively and diligently.

         (c) So long as the Indemnitor is conducting the defense of the Indemnification Claim in accordance with SECTION 11.4(B), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Indemnification Claim, (ii) the Indemnified Party shall not consent to the entry of any Order with respect to the Indemnification Claim without the prior written Consent of the Indemnitor (not to be withheld unreasonably), and (iii) the Indemnitor shall not Consent to the entry of any Order with respect to the Indemnification Claim without the prior written Consent of the Indemnified Party (not to be withheld unreasonably, provided that it shall not be deemed to be unreasonable for an Indemnified Party to withhold its Consent
                  (A) with respect to any finding of or admission (1) of any Breach of any Law, Order or Permit, (2) of any violation of the rights of any Person, or (3) which Indemnified Party believes could have a material adverse effect on its business, including on any other Actions to which the Indemnified Party or its Affiliates are party or to which Indemnified Party has a good faith belief it may become party, or (B) if any portion of such Order would not remain sealed).


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


         (d)      If any condition in SECTION 11.4(B) is or becomes unsatisfied,
                  (i) the Indemnified Party may defend against an Indemnification Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any Consent from, any Indemnitor in connection therewith), provided that the Indemnified Party may not concede, settle or compromise any Indemnification Claim without the Consent of the Indemnitor which will not be unreasonably withheld, (ii) each Indemnitor shall, unless such the Indemnification Claim is being contested by the Indemnitor, jointly and severally be obligated to reimburse the Indemnified Party promptly and periodically for the Damages relating to defending against the Indemnification Claim, and (iii) each Indemnitor shall remain jointly and severally Liable for any Damages the Indemnified Party may suffer relating to the Indemnification Claim to the fullest extent provided in this ARTICLE 11.

         (e) In the event any Indemnified Party shall have a claim against any Indemnitor that does not involve an Indemnification Claim (i.e., a direct claim), the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnitor. The failure to give such notice shall not affect whether an Indemnitor is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the Indemnitor's ability to defend such claim, and then only to the extent of such loss. If the Indemnitor notifies the Indemnified Party that it does not dispute the claim described in such notice or fails to notify the Indemnified Party within forty five (45) days after delivery of such notice by the Indemnified Party whether the Indemnitor disputes the claim described in such notice, the Damages in the amount specified in the Indemnified Party's notice shall be conclusively deemed a liability of the Indemnitor and the Indemnitor shall pay the amount of such Damages to the Indemnified Party on demand.

         (f) Each Party hereby consents to the non-exclusive jurisdiction of any Governmental Body, arbitrator, or mediator in which an Action is brought against any Indemnified Party for purposes of any Indemnification Claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein, and agrees that process may be served on such Party with respect to such claim anywhere in the world.

11.5     LIMITATIONS ON INDEMNIFICATION LIABILITY

         Any claims any Indemnified Party makes under this ARTICLE 11 shall be limited as follows:

         (a) The amount of Damages required to be paid for Damages shall be reduced to the extent of any amounts an Indemnified Party actually receives pursuant to the terms of the insurance policies (if any) covering such Indemnification Claim.

         (b)      All indemnification obligations shall be limited to Damages.

         (c) Any Liability of any Acquired Entity to any Seller Indemnified Party under this Agreement shall terminate for all purposes upon the Closing and have no


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


                  further force or effect. Although the representations and warranties made in ARTICLE 6 are made jointly and severally by Seller Parties (including Target Companies), Sellers and Trust are solely responsible for any and all indemnification of the Seller Indemnified Parties hereunder. Further, neither Trust nor Sellers shall have any claim for contribution against any Acquired Entity. Knowledge of any Acquired Entity (including Knowledge of any officer, director or other employee of any Acquired Entity) shall not be imputed to any Buyer Party for any purpose.

         (d) Neither the Sellers and Trust, nor the Buyer Parties, shall have Liability for money Damages related to Breaches of the representations and warranties in ARTICLE 5 or ARTICLE 6 unless and until the aggregate Damages claimed under SECTION
                  11.2 or SECTION 11.3, as applicable, exceed $500,000; PROVIDED that the limitation contemplated hereby will not be applicable with respect to (A) Breaches of SECTIONS 5.1(B), 5.1(F), 5.2(B), 5.2(E), 5.3(B), 6.2, 6.5, or 6.12, (B) instances of fraud, willful misconduct or gross negligence by the applicable Indemnitor, and (C) matters covered by SECTION 8.8(H); and PROVIDED, further, that once such amount exceeds $500,000, the applicable Indemnified Parties will be entitled to recover all amounts to which they are entitled in excess of $500,000.

         (e) The aggregate Liability of Sellers and Trust, and the aggregate Liability of Buyer Parties, for money Damages under this Agreement related to Breaches of the representations and warranties herein will not exceed $7,000,000; PROVIDED that the limitation contemplated hereby will not be applicable with respect to (A) Breaches of SECTIONS 5.1(B), 5.1(F), 5.2(B), 5.2(E), 5.3(B), 6.2, 6.5, or 6.12, with respect to which the aggregate Liability for money Damages shall not exceed $110,000,000, (B) instances of fraud, willful misconduct or gross negligence by the applicable Indemnitor, and (C) matters covered by SECTION 8.8(H), with respect to which the aggregate Liability for money Damages shall not exceed $110,000,000.

         (f) Excluding instances of fraud, willful misconduct or gross negligence by any of the Parties, and other than to the extent covered by the indemnification provisions of SECTION 8.8(H), if the Closing occurs the indemnification provisions of this
                  ARTICLE 11 shall be the exclusive remedy with respect to the Breach of this Agreement.

         (g) A claim for any matter not involving a third party may be asserted by notice to the Party from whom indemnification is sought.

11.6     SET-OFF RIGHTS; LIMITATION ON CASH RECOVERY; OTHER MATTERS

         (a) Buyer Parties shall have the right and option, but not the obligation, of setting off all or any part of any Damages a Seller Indemnified Party suffers and for which it is entitled to indemnification by Sellers and Trust under this Agreement by notifying Sellers and Trust that the applicable Buyer Party is reducing the amount of the Future Payments by the amount of such Damages, provided however that Buyer Parties shall not have the right or option to effect a set off in respect of any portion of any Damages that is disputed by a Seller or Trust, in which case SECTION 11.6(C) shall apply.


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


                  Any offset against Future Payments shall be applied against the next scheduled payment of any Future Payment.

         (b) Any offset against amounts outstanding under the Buyer Notes shall affect the timing and amount of payments required under the Buyer Notes in the same manner as if Buyer had made a permitted prepayment (without premium or penalty) thereunder.

         (c) If at the time of any scheduled Future Payment there is pending or, to any Party's Knowledge, threatened, a claim for Damages with respect to which Parent believes in good faith that a Seller Indemnified Party is entitled to be indemnified by Sellers and Trust under this Agreement and such claim has not been finally resolved, a portion of the next scheduled Future Payments sufficient to satisfy the amount of Damages shall be withheld by the applicable Buyer Party and deposited with an escrow agent on terms reasonably acceptable to Parent and the applicable Seller Indemnified Parties. Upon final determination of Damages, if any, for which Seller Indemnified Parties are entitled to indemnification under this Agreement, the amount of the scheduled Future Payments so withheld shall be reduced by the amount of such Damages and the balance, if any, shall be paid in accordance with the terms of obligation creating such Future Payments.

         (d) A Buyer Party's exercise, if in good faith, of its withholding and set off rights in accordance with this SECTION 11.6 shall not constitute an event of default under this Agreement or any Ancillary Agreement or any related security documents. Neither the exercise of nor failure to exercise its rights under this
                  SECTION 11.6 will constitute an election of remedies or limit any Buyer Party in any matter in the enforcement of any other remedies available to it.

         (e) Subject to Buyer Parties' right and option to set off all or any part of any Damages a Seller Indemnified Party suffers against Future Payments as provided for in this SECTION 11.6, if Sellers and Trust have an obligation to pay Damages to a Seller Indemnified Party under this ARTICLE 11, such Damages shall be paid as follows: (i) an amount equal to the lesser of
                  (A) 40% of such Damages and (B) the then-remaining outstanding balance under the Buyer Notes shall be set off against (and reduce the amount outstanding under) the Buyer Notes; and (ii) the remaining amount of such Damages shall be paid in cash.

         (f) Any Damages paid by Sellers and Trust in satisfaction of its indemnification obligations under this under this ARTICLE 11 shall be treated by Sellers and Trust and Buyer Parties as an adjustment to the purchase price paid for the Purchased Assets or the Shares to which the Damages paid relate, as the case may be.

                                   ARTICLE 12.
                                    EARN-OUT

12.1     EARN-OUT

         (a) As additional consideration for the Shares, Buyer Parties shall pay to each Seller, a portion of the Earn-Out Amount, if any, equal to the product of such Seller's


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


                  Earn-Out Share TIMES the Earn-Out Amount for the applicable Calculation Period. The Earn-Out Amount shall be paid in cash and otherwise in accordance with the terms and conditions of this ARTICLE 12. The Earn-Out Amount, if any, shall be payable by Buyer with respect to the Buffalo Inc. Shares, 316 Canada Shares, and 368 Canada Shares (and allocated as an adjustment to the purchase price for such Shares in a reasonable manner), and by Parent with respect to the Buffalo US Shares.

         (b) Within one hundred twenty (120) days of the end of each Calculation Period, Parent shall deliver to Sellers a schedule setting forth the Parent's determination of whether the Earn-Out Amount for such period was earned together with the Parent's calculation of Adjusted Earnings for such period; the Parent's determination shall be based on the audited financial statements of Buyer and Parent for the period ended as at the end of the then relevant Calculation Period (the "PROPOSED EARN-OUT AMOUNT"). The Proposed Earn-Out Amount will be subject to Sellers' review. In reviewing the Proposed Earn-Out Amount, Sellers shall have the right to communicate with, and to review the work papers, schedules, memoranda, details of reconciliation entries and other documents Buyer, Parent or the auditors for Buyer and Parent prepared or reviewed in determining the Proposed Earn-Out Amount for such period and thereafter shall have reasonable access to all relevant books and records, all to the extent Sellers reasonably require to complete their review of Parent's determination of the
                  Proposed Earn-Out Amount. Within forty five (45) days after its receipt of Parent's calculation of the Proposed Earn-Out Amount, Sellers shall advise Parent whether, based on such review, they have any exceptions to such determination and related calculations. Unless Sellers deliver to Parent within such forty five (45) day period a letter describing their exceptions to Parent's calculation of the applicable Adjusted Earnings and the corresponding Earn-Out Amount as set forth in the schedule delivered by Parent described in this SECTION 12.1(B), the Proposed Earn-Out Amount for the applicable Calculation Period will be conclusive and binding on Buyer Parties and Sellers as to the Adjusted Earnings and as to whether the Earn-Out Amount for such period is payable. If the Sellers deliver such letter, the Parties shall follow the procedures for resolution of disputes set forth in SECTION 12.5.

         (c) Within five (5) business days of the determination of the applicable Earn-Out Amount under this SECTION 12.1 or SECTION 12.5, Buyer shall pay to Sellers an amount equal to such amount.

         (d)      Subject to SECTION 12.2, Buyer Parties' obligations under this
                  ARTICLE 12 will survive, and Buyer shall have the obligation to pay all Earn-Out Amounts, if any, in accordance with this
                  ARTICLE 12, notwithstanding the cessation of employment for any reason (including as a result of death, disability, retirement or voluntary termination of service) of any or all of the Bitton Brothers.

12.2     RETIREMENT OF EARN OUT

         Within ten (10) business days after the occurrence of an Acceleration Event, Buyer shall have the obligation to terminate payment of future Earn-Out Amounts by making a lump sum payment in cash to each Seller equal to such Seller's share of the Accelerated Earn-Out Amount determined by multiplying such Seller's Earn-Out Share by the Accelerated Earn-Out Amount.


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12.3     CERTAIN DEFINITIONS

         For this Agreement, the following terms shall have the indicated meanings:

         (a) "ACCELERATED EARN OUT AMOUNT" means the amount equal to the net present value of the aggregate remaining Earn Out Amounts, calculated as if all of such remaining Earn-Out Amounts would have been earned in full. In determining the net present value of such Earn Out Amounts, a discount rate equal to 7.0% will be used.

         (b) "ACCELERATION EVENT" means the occurrence of any of the following events: (i) a Change of Control occurs; (ii) Gabriel Bitton's employment with Buyer is terminated by Buyer other than for "Cause" or "permanent disability" or Gabriel Bitton resigns for "Good Reason" (as such terms are defined in the Employment Agreement contemplated herein to be entered into by Gabriel Bitton, Buyer and Parent at Closing); (iii) if Parent and Buyer fails to pay any Earn-Out Amount within thirty (30) days of the date such payment is required to be made in accordance with this SECTION 12; (iv) at any time Parent or Buyer is in Breach of any material obligation on its part to be performed pursuant to SECTION 12.6 and such Breach has not been cured within thirty (30) days of receipt by Parent of notice of such Breach. For avoidance of doubt, an Acceleration Event shall not occur if Gabriel Bitton's employment is terminated by Buyer for "Cause" in accordance with the Employment Agreement contemplated hereby or as a result of the death, "permanent disability," or voluntary termination other than for "Good Reason" of such employment by Gabriel Bitton.

         (c) "ACQUIRED BUSINESS" means the business comprised of the combined businesses of the Acquired Entities and the Purchased Assets.

         (d) "ADJUSTED EARNINGS" means the net income, including a provision for all year-end accounting adjustments, consistent with Canadian GAAP and accounting policies of the Target Companies used as of the Closing, of the Acquired Business for the relevant Calculation Period, including the following adjustments:

                  (i) INCREASES TO ADJUSTED EARNINGS. To the extent included in combined net income of the Acquired Business, Adjusted Earnings for each Calculation Period shall be increased by the following without duplication:

                           (A) Interest expense accrued, including, without limitation, cash interest, payment-in-kind interest and amortization of original issue discount.

                           (B) Provision for Taxes based on or measured by income.

                           (C)      The amount of depreciation  and amortization
                                    expense,   or  impairment  of  goodwill  and
                                    intangible  assets.

                           (D) Any expenses the Acquired Business directly incurred in connection with the financing of the Transactions by Parent or any refinancing of such debt.


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                           (E)      Any expenses the Acquired  Business incurred
                                    in   connection   with   the   Transactions,
                                    including  all  related   additional   costs
                                    incurred in order to conform all financial statements to US GAAP.

                           (F) Direct costs, including professional fees, incurred in connection with any new credit facility for the Acquired Business which replaces the credit facility in effect at the Closing.

                  (ii) DECREASES IN ADJUSTED EARNINGS. To the extent included in combined net income of the Acquired Business for a Calculation Period, Adjusted Earnings for each Calculation Period shall be reduced by an amount equal to all charges, expenses, claims, and monies, if any, Parent or its Affiliates (other than the Acquired Entities) pay or incur during the Calculation Period, and that are not otherwise reimbursed, related primarily to the Acquired Entities' business, assets, and operations during the Calculation Period or the Purchased Assets.

                  (iii) EXCLUSIONS FROM ADJUSTED EARNINGS. To the extent included in, or excluded from, the combined net income of the Acquired Business for a Calculation Period, Adjusted Earnings for each Calculation Period shall not include the effect of the following without duplication:

                           (A) The gain or loss from any sale, exchange, or other disposition of assets other than in the Ordinary Course of Business, except for sales of inventory and sales or other dispositions or impairment of assets in connection with the closure of retail stores.

                           (B) The gain or loss from the exchange of securities, or any increase or reduction in the carrying value of such securities.

                           (C) Gains or losses from the condemnation of the Acquired Entities' assets or the Purchased Assets. (D) Insurance proceeds in excess of basis of damaged or destroyed assets and any proceeds of "key-man" life insurance or permanent disability insurance.

                           (E)      All  income  or  expense   relating  to  the
                                    operations   or   business   of  any  Person
                                    acquired after the date of this Agreement.

                  (iv) If any product line or brand of the Acquired Entities should be sold or otherwise transferred to, or if any Acquired Entity is merged or consolidated with, Parent or an Affiliate of Parent that is not an Acquired Entity without the prior consent of the Sellers after the Closing Date, then the Adjusted Earnings related to such disposed of asset or the business of such merged or consolidated Acquired
                           Entity after the effective date of such disposal shall be included in the Adjusted Earnings for purposes of determining the Earn-Out Amount.


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


                  (v) To the extent any Acquired Entity's employees are provided with employee benefit programs available to Parent's employees instead of or in addition to those currently provided to such employees, any additional costs or savings shall be excluded from the calculation of Adjusted Earnings.

                  (vi) All inter-company revenues and inter-company expenses generated between the Acquired Entities, on the one hand, and Parent or any of its Affiliates that is not an Acquired Entity, on the other hand, shall be excluded from the Adjusted Earnings for purposes of determining the Earn-Out Amount, unless Parent and Gabriel Bitton shall otherwise agree.

                  (vii) Any other adjustments to which Parent and Sellers agree will be taken into account in determining Adjusted Earnings.

         (e)      "EARN-OUT  AMOUNT"  means  the  dollar  amount  set  forth  on
                  SCHEDULE 12, to be due and payable upon achievement of the Adjusted Earnings target set forth on SCHEDULE 12 (each, a "TARGET") for each of the applicable twelve month periods set forth on SCHEDULE 12 (each a "CALCULATION PERIOD"). In the event of a Surplus for any Calculation Period, then (i) first, if the amount of the Surplus for any Calculation Period (other than the first Calculation Period) equals or exceeds the amount of any Shortfall for the immediately preceding Calculation Period, Buyer shall pay to each Seller such Seller's Earn-Out Share of the Earn-Out Amount for such immediately preceding Calculation Period, and (ii) second, the amount of the Surplus, if any, for any Calculation Period (other than the final Calculation Period) in excess of any Shortfall for the immediately preceding Calculation Period shall be applied and added to Adjusted Earnings for the immediately following Calculation Period.

         (f) "EARN-OUT SHARE" means, with respect to a Seller, such Seller's proportionate share of any Earn-Out Amount as set forth on EXHIBIT A, which amount is based on the consolidated Adjusted Earnings of the Acquired Business acquired from such Seller over the total consolidated Adjusted Earnings of the Acquired Business for the nine months ended September 30, 2006.

         (g) "SHORTFALL" means, with respect to any Calculation Period in which the Adjusted Earnings were less than the corresponding Target, the difference between such Target and the Adjusted Earnings attributable to such Calculation Period.

         (h) "SURPLUS" means, with respect to any Calculation Period, the amount, if any, by which the Adjusted Earnings for such period exceeds the corresponding Target.

12.4     ACCOUNTING AND OTHER GENERAL PRINCIPLES

         For purposes of making calculations in this ARTICLE 12, the following provisions will apply.

         (a) Adjusted Earnings of the Acquired Business shall be calculated in Canadian Dollars.


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


         (b) Adjusted Earnings of the Acquired Business shall be determined in accordance with Canadian GAAP and the accounting policies of the Target Companies used as of the Closing on a basis consistent with the Financial Statements.

         (c) Inventory will be accounted for on a basis consistent with the method under Canadian GAAP and the accounting policies of the Target Companies used as of the Closing as reflected in the Financial Statements.

         (d) No gain, loss, income, or expense or recognition or non-recognition of revenue resulting from a change in the Acquired Entities' accounting methods, principles, or practices from those in effect as of the Closing as reflected in the Financial Statements will be taken into account.

         (e) Any account receivable that is not collected in full within one hundred twenty (120) days after the date it first becomes due and payable shall be deducted from revenue in the period in which it is determined to be uncollectible, net of any allocated bad debt reserve, and to the extent it has not been treated as deferred revenue (and excluded from earnings), subject to inclusion in revenue in a later period, if, as, and when collected.

12.5     RESOLUTION OF CONFLICTS

         If Parent and Sellers are unable to agree on the Adjusted Earnings for any Calculation Period (the "DISPUTED AMOUNT"), then (A) for twenty (20) days after the Parent receives the letter describing Sellers' exceptions to Parent's calculation of the Disputed Amount, Sellers and Parent will use their
Commercially Reasonable Efforts to agree on the calculation of the Disputed Amount and (B) lacking such agreement, the matter will be referred to an independent accounting firm selected by Parent and the Sellers, who will determine the correct Disputed Amount within sixty (60) days of such referral, which determination will be final and binding on Buyer Parties and Sellers for all purposes. The non-prevailing party in such dispute shall be determined by the independent accounting firm and shall be the party whose calculation of the Adjusted Earnings in dispute was furthest from the Adjusted Earnings as determined by the independent accounting firm. The Purchaser and the Sellers shall each bear and pay 50% of the fees and other expenses of the independent accounting firm in connection with the dispute resolution process set forth in this SECTION 12.5; provided, however, that if the difference between the non-prevailing party's calculation of the Adjusted Earnings in dispute and the actual Adjusted Earnings (as determined by the independent accounting firm) is greater than 5% of the actual Adjusted Earnings, then the non-prevailing party shall be responsible for reimbursing the prevailing party for all of its reasonable out-of-pocket costs and expenses incurred in connection with the resolution of the dispute, including all reasonable attorneys' fees, accounting fees and experts' fees, and shall also be responsible for paying all of the costs associated with the dispute resolution process provided for by this
SECTION 12.5, including all fees and expenses of the independent accounting firm in connection with the dispute resolution process.


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12.6     MANAGEMENT OF ACQUIRED BUSINESS

         (a) PRESIDENT, BUFFALO DIVISION; CHIEF EXECUTIVE OFFICER. Promptly following the Closing, Gabriel Bitton shall be appointed as the President, Buffalo Division of Parent and Chief Executive Officer of Buyer (the "SENIOR OFFICER"). Until the earlier of the end of the final Calculation Period or the termination of the Senior Officer's employment with Buyer (through such individual's voluntarily termination, due to such individual's death or "permanent disability" or due to such individual's termination for or without "Cause," as such terms are defined in such individual's employment agreement with Buyer or an Affiliate of Buyer), Gabriel Bitton shall have the title and customary responsibilities of President, Buffalo Division of Parent and Chief Executive Officer of Buyer and shall, subject to the control of the Board of Directors of Parent (the "PARENT BOARD"), have general supervision, direction and control of the day-to-day operations, the business and the officers of Buyer. Notwithstanding anything to the contrary contained in this Agreement, the Parent Board shall have the authority to terminate the employment of the Senior Officer for "Cause" (as such term is defined in such individual's employment agreement with Buyer).

         (b) MANAGEMENT OF THE ACQUIRED BUSINESS. From Closing through the end of the final Calculation Period, subject to the supervisory and enumerated powers of the Parent Board, the day-to-day management of Buyer shall be conducted by the executive officers of Buyer in accordance with the Budgets and business plans approved by the Parent Board; PROVIDED, HOWEVER, that Buyer shall at all times be subject to the Parent's policies and procedures relating to corporate governance, internal financial and disclosure controls, internal audit policies, documentation of contracts, contractual obligations of Parent which affect or involve Buyer, compensation and benefits and regulatory and legal compliance. All officers of Buyer (other than the Chief Executive Officer of Buyer) shall report to Buyer's Chief Executive Officer.

         (c) BOARD MEETINGS AND APPROVAL. From Closing until the end of the final Calculation Period: (i) the Parent Board shall hold at least one regularly scheduled meeting per calendar quarter at which the operation of the Acquired Business will be discussed; (ii) the overall strategic direction of Buyer shall at all times be as contemplated by the Budgets and the business plans approved by the Parent Board in accordance with the applicable provisions of this SECTION 12.6, but otherwise shall be the responsibility of the executive officers of Buyer; and (iii) approval of a majority of the members of the Parent Board shall be required to review and approve actions customarily approved by a board of directors, including ordinary course business plans and Budgets of Buyer.

         (d) APPROVAL OF ANNUAL BUDGETS. From Closing until the end of the final Calculation Period, at least sixty (60) days prior to the beginning of each calendar year during any Calculation Period, the Senior Officer shall provide to each member of the Parent Board a proposed annual budget with respect to such calendar year and for each calendar month in such calendar year for each of the following businesses of the Acquired Business (collectively, the "BUDGETS"): (i) the retail business (the "RETAIL BUDGET"); (ii) the wholesale business,
                  (iii) the private label/private brands business, (iv) the trademark licensing business; and (v) the Acquired Business as a whole (the


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                  "CONSOLIDATED  BUDGET").  The Parent Board shall meet prior to the beginning of such calendar year to consider the proposed Budgets, and approve final Budgets for such calendar year. Any modifications to the Budgets, including any Revised Budgets, must be approved by the Parent Board. Notwithstanding the foregoing, the Budgets for calendar year 2007 shall be submitted by Senior Officer to the Parent Board no later than sixty (60) days following the Closing, and shall be considered and, if acceptable, approved by the Parent Board within thirty
                  (30) days following the initial submission of such Budgets.

         (e) QUARTERLY BUDGET UPDATES. Following each calendar quarter, the Senior Officer shall provide each member of the Parent Board with a summary of the financial and operating results of each of the businesses of the Acquired Business for which a Budget is prepared and for the Acquired Business as a whole for the most recently completed calendar quarter and year-to-date period with a comparison to the Budgets for such quarter and year-to-date period (the "PERFORMANCE SUMMARY"). If the Performance Summary for such period shows a negative variance to any of the Budgets of more than five percent (5%) with respect to earnings before interest expenses, taxes, depreciation and amortization (or EBITDA) for the applicable period or periods, then the Senior Officer shall deliver with such Performance Summary a revised Budget for the applicable calendar year and the remaining portion of such calendar year (the "REVISED Budgets"). The Parent Board shall meet as soon as practicable following delivery of such Revised Budgets to consider the proposed Revised Budgets, and approve final Revised Budgets on terms acceptable to the Parent Board.

         (f)      DEVIATIONS FROM BUDGETS.

                  (i) In no event shall the Senior Officer or other officers of Buyer take or commit to take any of the following actions unless such actions are included in the Budgets approved by the Parent Board or are otherwise approved by the Parent Board: (A) make, approve or authorize any capital expenditures in excess of 105% of the amount authorized in the Budgets; (B) incur any indebtedness in excess of 105% of the amount authorized in the Budgets (other than trade payables incurred in the ordinary course of business); (C) open or commit to any new retail locations, by executing a lease agreement or otherwise; or (D) enter into any new line of business that does not constitute part of the Acquired Business as of the Closing Date or that previously has been approved by the Parent Board.

                  (ii) If the Senior Officer is obligated to deliver a Revised Budget as provided for in this SECTION 12.6, then, notwithstanding prior approval as part of the Budgets then in effect, in no event shall the Senior Officer or other officers of Buyer take or commit to take any of the actions described in SECTION
                           12.6(F)(I)(A) TO (D) unless and until such actions are included in a Revised Budget submitted and approved by the Parent Board in accordance with
                           SECTION 12.6(E) or otherwise approved by the Parent Board; PROVIDED, HOWEVER, that Buyer may take any such action to the extent Buyer is obligated to take such action pursuant to an Enforceable Contract entered into with a third party prior to Buyer's delivery of the applicable Performance Summary.


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


         (g) EXCULPATION AND FIDUCIARY DUTIES. The Sellers hereby agree that none of the members of the Parent Board shall have any liability (express, implied or otherwise) to any Seller or other person for failure of the Acquired Business to achieve any of the financial results required for any Earn-Out Amount to become payable to the Sellers. Members of the Parent Board shall owe their fiduciary duties to Parent and its shareholders and not to any employee, creditor, or other person.

12.7     CONTRIBUTIONS TO BUYER

         (a)      Within   five  (5)   business   days   following   the   final
                  determination of the Earn-Out Amount for any Calculation Period, and in any event within one hundred twenty (120) days following the end of each Calculation Period, Parent shall make a cash contribution to Buyer (each, a "PARENT CONTRIBUTION") in an amount equal to the Parent Contribution Amount.

         (b) For purposes of this Agreement, the term "PARENT CONTRIBUTION AMOUNT" means, with respect to a Parent Contribution, an amount equal to: (i) the sum of the amount of any payments of principal due under the Buyer Notes in the calendar year the Parent Contribution is to be made plus the Earn-Out Amount, if any, due for the Calculation Period ending on December 31st of the immediately preceding calendar year; LESS (ii) (A) the amount of the cumulative after tax profits of Buyer on a consolidated basis from January 1, 2007 through December 31st of the immediately preceding calendar year MINUS (B) the cumulative amount of any after tax profits of Buyer on a consolidated basis applied to reduce prior Parent Contributions (if any) in accordance with this definition.

                                   ARTICLE 13.
                                  MISCELLANEOUS

13.1     SCHEDULES

         (a) The disclosures in the Schedules, and those in any supplement thereto, relate only to the representations and warranties in the Section or paragraph of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

         (b) If there is any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         (c) Nothing in the Schedules will be deemed adequate to disclose an exception to a representation or


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                  warranty  made  herein,  unless  the  Schedules  identify  the exception with reasonable particularity and describes the relevant facts in reasonable detail.

         (d) The mere listing (or inclusion of a copy) of a document or other item in a Schedule will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains to the existence of the document or other item itself).

         (e) Disclosure of any Contract or other matter in the Schedules, whether or not in response to a requirement contained in this Agreement to schedule material matters, or matters exceeding a specific monetary threshold, shall not be deemed to be an admission that such Contract or other matter is or could be material, or necessarily will exceed such threshold merely because of such disclosure.

13.2     ENTIRE AGREEMENT

         This Agreement, together with the Exhibits and Schedules hereto, the Ancillary Agreements, the confidentiality agreement between Buffalo Inc. and Parent dated June 1, 2006 as amended to date, and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the Transactions, including the term sheet, dated May 17, 2006, delivered by Parent to Buffalo Inc. Except as set forth in any of the foregoing, there are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise among the Parties in connection with the subject matter of any of the foregoing. Except as expressly contemplated by herein, there are no third party beneficiaries having rights under or with respect to this Agreement.

13.3     SUCCESSORS

         All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. If the principal business, operations or a majority or substantial portion of the assets of Trust or a Seller are assigned, conveyed, allocated or otherwise transferred, including, by sale, merger, consolidation, amalgamation, conversion or similar transactions, such receiving Person or Persons will automatically become bound by the subject to the provisions of this Agreement, and Trust or such Seller will cause the receiving Person or Persons to expressly assume its obligations hereunder.

13.4     ASSIGNMENTS

         No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer Parties, Sellers and Trust; PROVIDED, HOWEVER, that any Buyer Party may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases such Buyer Party nonetheless shall remain responsible for the performance of all of its obligations hereunder), and (c) after the Closing, assign any or all of its rights and interests hereunder to Guggenheim and GMAC CF, as agent.


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


13.5     NOTICES

         All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three (3) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to any Buyer Party and after Closing to Acquired Entities:

                  Attn:    Gerard Guez
                  c/o Tarrant Apparel Group
                  3151 East Washington Boulevard
                  Los Angeles, CA 90023
                  Tel:     (323) 881-0335
                  Fax:     (323) 881-0383

                  Copy to (which will not constitute notice):

                  Stubbs, Alderton & Markiles LLP

                  Attn:    John McIlvery, Esq.
                  Stubbs, Alderton & Markiles LLP
                  15260 Ventura Blvd., 20th Floor
                  Sherman Oaks, CA 91403
                  Tel:     (818) 444-4502
                  Fax:     (818) 444-4520

                  If to Sellers, Trust and before Closing to Acquired Entities:

                  Attn:    Gabriel Bitton
                  400 Sauve West
                  Montreal, Quebec
                  H3L 1Z8
                  Tel:     (514) 388-3551
                  Fax:     (514) 388-1972

                  Copy to (which will not constitute notice):

                  Attn:    Sidney Horn and Serge Tousignant
                  Stikeman Elliott LLP
                  1155 Rene-Levesque Blvd W.
                  40th Floor
                  Montreal, Quebec
                  H3B 3V2
                  Tel:     (514) 397-3000
                  Fax:     (514) 397-3222


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


         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

13.6     SPECIFIC PERFORMANCE

         Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise Breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent Breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court having jurisdiction over the Parties and the matter, subject to SECTIONS 13.7 and 13.11, in addition to any other remedy to which they may be entitled, at Law or in equity.

13.7     SUBMISSION TO JURISDICTION; SERVICE OF PROCESS

         (a) SUBMISSION TO JURISDICTION. Each Party submits to the exclusive jurisdiction of the federal courts sitting in New York City, New York, in any Action arising out of or relating to this Agreement and agrees that all claims in respect of the Action shall be heard and determined in any such court. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

         (b) WAIVER OF JURY TRIAL. THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all Actions that may be filed in any court and that relate to the subject matter of the Transactions, including, Contract claims, tort claims, breach of duty claims, and all other common Law and statutory claims. Each of the Parties acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR

                  TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an Action, this Agreement may be filed as a written consent to trial by a court.

         (c) SERVICE OF PROCESS. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in SECTION 13.7. Nothing in this
                  SECTION 13.7(C) shall affect any Party's right to bring any Action arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted at Law or in equity.

13.8     TIME

         Time is of the essence in the performance of this Agreement.

13.9     COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

13.10    HEADINGS

         The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

13.11    GOVERNING LAW

         This Agreement and the performance of the Transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of Law principles.

13.12    AMENDMENTS AND WAIVERS

         No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by Buyer and Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

13.13    SEVERABILITY

         The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in


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


a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

13.14    EXPENSES

         Buyer Parties will bear their own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. Seller Parties costs and expenses (including any legal fees and expenses of any Seller Party) incurred in connection with the preparation, execution and performance of this Agreement and the Transactions shall be borne by Buffalo Inc.

13.15    CONSTRUCTION

         The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. All references to "$" shall mean currency of the United States of America unless indicated otherwise. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

13.16    INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES

         The Exhibits, Annexes, Schedules, and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

13.17    JOINT AND SEVERAL OBLIGATIONS

         Notwithstanding anything to the contrary in this Agreement, the covenants and obligations of, and the representations and warranties made by or attributable to, any Seller Party pursuant to this Agreement will be deemed to be made by and attributable to each Seller Party, jointly and severally, and each Buyer Party will have the right to pursue remedies against Trust and/or one or more Sellers, or, before Closing, any Seller Party, without any obligation to give notice to or pursue all Seller Parties or to give notice to or pursue any individual Seller Party before pursuing any other Seller Party.

13.18    REMEDIES

         Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at Law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

13.19    ELECTRONIC SIGNATURES

         (a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et.seq.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any Contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party will be deemed to have executed a Transaction Document or other document contemplated thereby (including any amendment or other change thereto) unless and until such Party shall have executed such Transaction Document or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate such Transaction Document or such other document contemplated.

         (b) Delivery of a copy of a Transaction Document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. "Originally signed" or "original signature" means or refers to a signature that has not been mechanically or electronically reproduced.


                    (SIGNATURES CONTINUE ON FOLLOWING PAGES)

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

                                    TARRANT APPAREL GROUP

                                    By:      /s/ Gerard Guez
                                             -----------------------------------
                                    Name:    Gerard Guez
                                             -----------------------------------
                                    Title:   Chief Executive Officer
                                             -----------------------------------


                                    4366883 CANADA INC.

                                    By:      /s/ Gerard Guez
                                             -----------------------------------
                                    Name:    Gerard Guez
                                             -----------------------------------
                                    Title:   Chief Executive Officer
                                             -----------------------------------


                                    BUFFALO INTERNATIONAL INC.

                                    By:      /s/ Gilbert Bitton
                                             -----------------------------------
                                    Name:    Gilbert Bitton
                                             -----------------------------------
                                    Title:   President
                                             -----------------------------------


                                    3681441 CANADA INC.

                                    By:      /s/ Gilbert Bitton
                                             -----------------------------------
                                    Name:    Gilbert Bitton
                                             -----------------------------------
                                    Title:   President
                                             -----------------------------------


                                    BUFFALO CORPORATION

                                    By:      /s/ Gilbert Bitton
                                             -----------------------------------
                                    Name:    Gilbert Bitton
                                             -----------------------------------
                                    Title:   President
                                             -----------------------------------


                     (SIGNATURES CONTINUE ON FOLLOWING PAGE)

                             (SIGNATURES CONTINUED)


                                    4183517 CANADA INC.

                                    By:      /s/ Gilbert Bitton
                                             -----------------------------------
                                    Name:    Gilbert Bitton
                                             -----------------------------------
                                    Title:   President
                                             -----------------------------------


                                    3979512 CANADA INC.

                                    By:      /s/ Gilbert Bitton
                                             -----------------------------------
                                    Name:    Gilbert Bitton
                                             -----------------------------------
                                    Title:   President
                                             -----------------------------------


                                    THE BUFFALO TRUST

                                    By:      BFL MANAGEMENT INC.
                                    Title:   TRUSTEE

                                             By:      /s/ Martin Rochwerg
                                                      --------------------------
                                             Name:    Martin Rochwerg
                                                      --------------------------
                                             Title:   Director
                                                      --------------------------


                                      S-2